As filed with the Securities and Exchange Commission on April 18, 2002
                                                       SEC File Number 333-
================================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form SB-2

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                        DIAMOND ENTERTAINMENT CORPORATION
                 (Name of small business issuer in its charter)


          New Jersey                       7819                  22-2748019
          -----------                      ----                  ----------
   (State or jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)   Classification Code No.)    Identification No.)



                    800 Tucker Lane, Walnut, California 91789
                                 (909) 839-1989
   (Address and telephone number of registrant's principal executive offices)



                                  James K.T. Lu
                    President and Co-Chief Executive Officer
                                 800 Tucker Lane
                                Walnut, CA 91789
                                 (909) 839-1989
            (Name, address and telephone number of Agent for Service)

                          Copies of communications to:

                              Owen Naccarato, Esq.
                             Naccarato & Associates
                           19600 Fairchild, Suite 260
                            Irvine, California 92612
                                 (949) 851-9261

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
==================================================================================================================
Title of each class of      Amount to be    Proposed       Proposed       Exercise     Proceeds to    Amount of
securities to be            registered      maximum        maximum        price per    the Company    registration
registered                                  offering       aggregate      share (1)                   fee
                                            price per      offering
                                            share (1)      price
------------------------------------------------------------------------------------------------------------------
Common Shares, no par
value, issuable upon
conversion of series B
convertible stock           56,550,000 (2)    $.02         $1,131,000                                 $104.05

Shares underlying warrants  10,950,000 (3)                                  $.02        $ 219,000     $ 20.15


------------------------------------------------------------------------------------------------------------------
Total Registration Fee      67,500,000                                                                $124.20
==================================================================================================================


(1) Estimated solely for the purpose of determining the registration fee (2) Common stock issuable upon conversion of the Series B convertible preferred shares (3) Common stock issuable upon conversion of warrants.

                              ---------------------
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


     PROSPECTUS
      April 18, 2002



                        Diamond Entertainment Corporation
                        67,500,000 shares of common stock


     o The 67,500,000 shares of Common Stock offered by this Prospectus are being offered for resale by the stockholders listed in the section of this Prospectus called "Selling Stockholders".

     o Our common stock is quoted on the National Association of Securities Dealers, Inc.'s OTC Bulletin Board under the symbol "DMEC."

     o April 17, 2002 the closing price of our Common Stock on the OTC Bulletin Board was $0.0155

     o Investors should not buy our common stock unless they can afford to lose their entire investment.



This investment involves a high degree of risk. See the "Risk Factors" beginning
--------------------------------------------------------------------------------
on page 6 of this Prospectus.
----------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is a criminal offense.

                                Table of Contents


                                   Section Title                        Page No.
--------------------------------------------------------------------------------
Prospectus Summary                                                         5
Risk Factors                                                               6
Use of Proceeds                                                           11
Price Range of Common Stock                                               11
Our Dividend Policy                                                       11
Summary Financial Information                                             12
Management's Discussion and Analysis of Financial Condition and
   Results of Operations                                                  13
Our Business                                                              28
Management                                                                30
Executive Compensation                                                    32
Certain Relationships and Related Transactions                            34
Security Ownership of Certain Beneficial Owners and Management            35
Description of Securities                                                 37
Selling Stockholders                                                      38
Plan of Distribution                                                      49
Legal Proceedings                                                         40
Experts                                                                   41
Legal Matters                                                             41
Other Available Information                                               41
Index to Financial Statements                                             F-1
Indemnification                                                           44


We have not authorized anyone to provide you information different from that contained in this prospectus. The selling stockholders will not make any offer or sale of these shares in any state where offers and sales are not permitted. The information contained in this prospectus is accurate as of the date of this prospectus regardless of the time of delivery of this prospectus or of any sale of common stock. We will keep this prospectus up to date and accurate.

                               Prospectus Summary

This summary contains all material terms of the prospectus. To understand this offering fully, you should read the entire document carefully. Please pay particular attention to the section entitled "Risk Factors" and the section entitled "Financial Statements".

                        Diamond Entertainment Corporation

Diamond Entertainment Corporation (DMEC), located at 800 Tucker Lane, Walnut, California 91789, phone number (909) 839-1989, was incorporated under the laws of the State of New Jersey on April 3, 1986. In April 2000, we registered in the state of California to do business under the name e-DMEC.

DMEC markets and sells a variety of videocassette and DVD titles to the budget home video and DVD markets, principally through our New Jersey sales office. We also purchase and distribute general merchandise including children's toy products and other sundry items. Additionally, we offer video duplication and DVD replication services, including packaging and fulfillment services.

Products and Services

The principle product of DMEC is our video and DVD programs which we market to national and regional mass merchandisers, department stores, drug stores, supermarkets and other similar retail outlets. Our videocassette products are generally sold to the public at retail prices ranging from $1.99 to $9.99 per videocassette and our DVD products are generally sold at retail prices ranging from $4.99 to $12.99 per DVD. Our videocassette and DVD titles include public domain and licensed programs. DMEC also provides video duplication and DVD replication services, including packaging and fulfillment services.

Public domain programs are titles that are not subject to copyright protection. Licensed programs are programs that have been licensed by us from a third party for duplication and distribution, generally on a non-exclusive basis. DMEC products are also offered by consignment arrangements through one large mail order catalog company and one retail chain.

Furthermore, DMEC also manufactures one toy product, the Woblong Double Wing Flier (R) (subsequently renamed the Zoombie (R)) a bi-wing aerodynamic flying toy, and distributes other toy products to certain mass merchandisers in the U.S.

THE OFFERING

Common stock                     67,500,000 offered by Selling Shareholders

Common stock outstanding:        Prior to the Offering: 457,595,650 shares (1)
                                 as of March 31, 2002
                                 After the Offering: 525,095,650 shares will be outstanding

Offering Price                   The selling shareholders can sell the shares at
                                 any price.

Use of proceeds                  This prospectus relates to shares of our common
                                 stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares by the selling shareholders. However, we will use the proceeds upon the exercise of any warrants that may be exercised by the selling shareholders. These funds will be used for ongoing operations.

Market for our Common Stock:     Our common stock trades on the Over the Counter
                                 Bulletin Board, also called OTCBB, under the trading symbol "DMEC". The market for our common stock is highly volatile.

We can provide no assurance that there will be a market in the future for our Common Stock.


                                  RISK FACTORS

         An investment in shares of DMEC's common stock involves a high degree of risk. You should carefully consider the following information about these material risks, together with other information contained in this prospectus, before deciding to buy DMEC's common stock. If any of the following risks actually occur, DMEC's business would likely suffer. In these circumstances, the market price of DMEC's common stock could decline, and you may lose all or part of the money you paid to buy DMEC's common stock.

RISKS RELATING TO OUR BUSINESS:

DMEC has sustained continuing losses making it a risky investment.

DMEC incurred a loss for the year ending March 31, 2001 of $914,894 and a loss of $3,937,358 in the year ending March 31, 2000. DMEC also incurred a loss for the nine months ended December 31, 2001 and 2000 of $146,505 and $862,655, respectively.

DMEC will require at least $500,000 in order to meet our working capital requirements for the next 12 months. A "going concern" opinion was rendered by our auditors in connection with our financial statements for the years ended March 31, 2001, and 2000 as a result of our capital short fall. Therefore investment in DMEC is at risk of being lost.

The following will be considered in obtaining funds:

     o    Future sales of our products.

     o    Conversion of outstanding debt into equity.

     o Proceeds of future financings or borrowings, including public and/or private offerings of debt or equity securities.

There can be no assurance that funds from these or any other sources will be forthcoming. For these reasons there is a substantial question about our ability to operate as a going concern.

DMEC may not be able to obtain sufficient capital to fund our operations and, as a result, we may cut back or discontinue operations or limit our business strategies.

Future financing may be difficult to obtain due to such factors as our unfavorable operating history and results, the level of risk associated with our business and business plans, increases in our vulnerability to general economic conditions, and increased stockholder dilution. While we will need significant additional capital in the near future to fund programs, we may be unable to obtain such funding for our operations on favorable terms, or at all. If adequate funds are not available, we may be required to cut back on our production location, as well as sales, marketing, distribution programs, distribution plans, reduce operating expenses, or attempt to obtain funds through strategic alliances that may require us to relinquish rights to our technologies or products.

Our need for future capital requirements will depend on many factors, including:

     o    the future of our product sales, marketing and distribution efforts;

     o cost increases in the progress of filing for and obtaining regulatory approvals;

     o    any market rejection of our products;

     o    decreases in the levels of administrative and legal expenses

In addition, if debt financing is available, it may have several negative effects on our future operations, including:

     o a portion of our cash flow from operations will be dedicated to payment of principal and interest and this would reduce the funds available for operations and capital expenditures;

     o increased debt burdens will substantially increase our vulnerability to adverse changes in general economic and competitive conditions; and

     o we may be subject to restrictive debt covenants and other conditions in our debt instruments that may limit our capital expenditures, limit our expansion or future acquisitions, and restrict our ability to pursue our business strategies.

DMEC has experienced a substantial decrease in sales revenues, which may result in a curtailment of operations, putting any investors money at risk.

DMEC's sales revenues were approximately $3.2 million in fiscal 2001, $3.8 million in fiscal 2000, and $4.4 million in 1999, for an overall decrease in sales revenue of 27.3%. These sales declines were primarily the result of lower purchases from certain of our major customers. Furthermore, sales revenues were approximately $3.2 million for the nine months ended December 31, 2001 and $2.4 million for the nine months ended December 31, 2000, an increase of approximately 33%. However, this increase may not be indicitive of the final sales results for fiscal year 2002. The following factors will contribute to DMEC's effort of improving sales:

     o    By converting 50% or more of our sales to DVD products

     o    Increasing the number of our major customers

     o    Acquiring new video and DVD titles

     o Adding new products to our general merchandise and sundry line of products

There are no assurances that a decline in our revenues will not continue.

DMEC faces intense competition, which may hamper our ability to stay in business, thus putting the investors money at risk.

The videocassette and DVD distribution industry is intensely competitive and highly fragmented. We compete with many other distributors and manufacturers in the budget home video and DVD markets. We also face intense competition from other distributors of toy products. Most of our competitors have significantly greater financial, manufacturing and marketing resources than we do.

DMEC's ability to produce revenue is dependent on certain significant customers, a loss of any of these customers would adversely affect DMEC's operation

DMEC's two largest customers, Walgreens and Musicland, accounted for an aggregate of approximately 45% of our revenues for the year ended March 31, 2001, and 43% of our revenues during the nine months ended December 31, 2001, plus approximately 28% of our revenues, for the year ended March 31, 2000. We expect these customers to continue to account for a significant portion of our business. The loss of any of these customers could have a material adverse effect on our results of operations.

DMEC's business is seasonal in that approximately 48% of sales is associated with the Christmas holiday season, therefore a down holiday season would have a significant negative impact on the company

We customarily derive approximately 48% of our annual gross revenues from sales of programs and other videos during the period from September through January due primarily to the increased volume associated with the Christmas holiday season. Accordingly, the results of operations for each three month period ending December 31, are not necessarily indicative of the results that may be expected for the full fiscal year.

We have a "Going-Concern Qualification" in our certifying accountant's financial statement report, which may make capital raising more difficult and may require us to scale back or cease operations.

The report of our auditors includes a going concern qualification, which indicates an absence of obvious or reasonably assured sources of future funding that will be required by us to maintain ongoing operations. To date we have successfully funded DMEC by attracting additional equity investments and issues of debt. We believe that our ongoing efforts will continue to successfully fund operations until positive cash flow is attained. However, there is no guarantee that our efforts will be able to attract additional necessary equity and/or debt investors. If we are unable to obtain this additional funding, we may not be able to continue operations. To date we have been able to obtain funding and meet our obligations in a timely manner. However, if in the future we are unsuccessful in attracting new sources of funding then we will be unable to continue in business.


RISKS RELATING TO OUR STOCK:

There are a large number of shares underlying our convertible notes and warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock and may cause substantial dilution to our existing stockholders.

"Dilution" refers to the reduction in the voting effect and proportionate ownership interest of a given number of shares of common stock as the total number of outstanding shares increases. Our issuance of additional stock, convertible preferred stock and convertible debt may result in dilution to the interests of shareholders and may also result in the reduction of our stock price. The sale of a substantial number of shares into the market, or even the perception that sales could occur, could depress the price of our common stock.

We have issued a substantial number of convertible series "B" Preferred Shares to various investors (see selling shareholders). When we issue shares of common stock upon conversion of our Series B Convertible Preferred Stock, such shares will be issued at a discount to their then-prevailing market price. These discounted sales could cause the market price of our common stock to drop. We may find it more difficult to raise additional equity capital if it should be needed for our business while options, warrants and convertible securities are outstanding. At any time at which holders of the options, warrants or convertible securities might be expected to exercise them, we would probably be able to obtain additional capital on terms more favorable than provided by those securities. Also, Mr. Schillen a holder of a convertible debt security, has the right to require registration under the Securities Act of the shares of common stock that are issuable upon conversion of the convertible securities. The cost of effecting any required registration may be substantial.

The following table sets forth our capitalization as of December 31, 2001:

Stockholders' deficiency:

   Convertible Preferred Stock, no par value: 4,999,850 shares
     authorized, 483,251 shares outstanding                        $    376,593

   Series A Convertible preferred stock; $10,000 per share stated
     value; 50 shares authorized; 40 issued and outstanding             346,400

   Series B Convertible preferred stock; $10,000 per share stated
     value; 87 shares authorized; 58 issued and outstanding             508,985

   Common Stock, no par value; 600,000,000 shares authorized,
     457,595,650 shares outstanding                                  16,956,618

   Accumulated deficit                                              (18,711,823)
   Treasury stock                                                       (48,803)

   Total stockholders' deficiency                                      (572,030)
                                                                   ------------
        Total capitalization                                       $    572,030
                                                                   ===========


Short selling common stock by warrant and debenture holders may drive down the market price of our stock.

Warrant and debenture holders may sell shares of DMEC's common stock on the market before exercising the warrant or converting the debenture. The stock is usually offered at or below market since the warrant and debenture holders receive stock at a discount to market. Once the sale is completed the holders exercise or convert a like dollar amount of shares. If the stock sale lowered the market price, upon exercise or conversion, the holders would receive a greater number of shares then they would have absent the short sale. This pattern may result in the spiraling down of our stock's market price.

DMEC's Stock Price is Volatile which could result in the investor selling shares at a loss

The stock market from time to time experiences significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These broad market fluctuations may cause the market price of our common stock to drop. In addition, the market price of our common stock is highly volatile.

Factors that may cause the market price of our common stock to drop include:

     o    fluctuations in our results of operations;

     o timing and announcements of new customer orders, new products, or those of our competitors;

     o changes in stock market analyst recommendations, regarding our common stock;

     o failure of our results of operations to meet the expectations of stock market analysts and investors;

     o    acquisition of new products or videocassette or DVD titles;

     o increases in the number of outstanding shares of our common stock resulting from sales of new shares, or the exercise of warrants, stock options or convertible securities;

     o    reluctance of any market maker to make a market in our common stock;

     o changes in investors' perception of the videocassette and DVD distribution industry; and

     o    general stock market conditions.

DMEC's common stock is subject to the "Penny Stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Our shares of Common Stock are "penny stocks" as defined in the Exchange Act, which are traded in the over-the-counter market on the OTC Bulletin Board. As a result a investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities.

Included in this document are the following:

     o The bid and offer price quotes for the penny stock, and the number of shares to which the quoted prices apply

     o    The brokerage firm's compensation for the trade

     o The compensation received by the brokerage firm's salesperson for the trade

In addition, the brokerage firm must send the investor:

     o Monthly account statement that gives an estimate of the value of each penny stock in your account

     o    A written statement of your financial situation and investment goals

Legal remedies which may be available to you are as follows:

     o If penny stocks are sold to you in violation of your rights listed above, or other federal or securities laws, you may be able to cancel your purchase and get your money back

     o If the stocks are sold in a fraudulent manner, you may be able to sue the persons and firms that caused the fraud for damages

     o If you have signed an arbitration agreement, however, you may have to pursue your claim through arbitration

If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission's rules may limit the number of potential purchasers of the shares of the common stock.

Resale restrictions on transferring "penny stocks" are sometimes imposed by some states, which may make transactions in our Common Stock cumbersome and may reduce the value of an investment in our stock.

Various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for "penny stocks", which makes selling them more difficult.


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

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements, which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "believes," "expects," "may," "will," "intends, "plans," "should," "seeks," "pro forma," "anticipates," "estimates," "continues," or other similar words. Similarly, this prospectus also contains forward-looking statements about our future.

Forward-looking statements include statements about our:

Plans, Objectives, Goals, Strategies, Expectations for the future, Future performance and events, underlying assumptions for all of the above and other statements which are not statements of historical facts.

These forward-looking statements involve risks and uncertainties, which could cause our actual results to materially differ from our forward-looking statements. We make these forward-looking statements based on our analysis of internal and external historical trends, but there can be no assurance that we will achieve the results set forth in these forward-looking statements. Our forward-looking statements are expressed in good faith and we believe that there is a reasonable basis for us to make them.

In addition to other factors discussed in this prospectus, the following are important factors that could cause our actual results to materially differ from our forward-looking statements:

     o    Our ability to respond to changes in the marketplace
     o    Competitive factors
     o    The availability of financing on terms and conditions acceptable to us
     o    The availability of personnel with the appropriate technical skills

We have no obligation to update or revise these forward-looking statements to reflect future events.


USE OF PROCEEDS

DMEC will not receive any of the proceeds from the sale of the shares of common stock offered by the selling stockholders under this prospectus. No proceeds will be received by us from the sale of the shares offered hereby.

The proceeds, if any, that DMEC receives from the exercise of warrants, or $219,000 (exercise price of the warrants is $.02 per share), will be used for general working capital purposes.

PRICE RANGE OF COMMON STOCK

DMEC's common stock is quoted on the NASD's OTC Bulletin Board under the symbol "DMEC." The following table set forth, the high and low bid prices for the Common Stock for each quarterly period during our last three fiscal years. The source of the quotes is NASD's OTC Bulletin Board quarterly quote summaries.

                                               Common Stock
                                                 Bid Price
                                       Low                         High
Fiscal Year 2000
         First Quarter                0.06                         0.24
         Second Quarter               0.06                         0.19
         Third Quarter                0.02                         0.11
         Fourth Quarter               0.05                         0.20

Fiscal Year 2001
         First Quarter                0.045                        0.125
         Second Quarter               0.024                        0.067
         Third Quarter                0.009                        0.039
         Fourth Quarter               0.007                        0.020

Fiscal Year 2002
         First Quarter                0.010                        0.020
         Second Quarter               0.006                        0.010
         Third Quarter                0.004                        0.030
         Fourth Quarter               0.010                        0.025

On April 17, 2002, the closing price for our common stock was $.016. As of the same date, there were 2,485 holders of record of our common stock.

The transfer agent for our common stock is Continental Stock Transfer & Trust Company, New York, New York.


OUR DIVIDEND POLICY

DMEC anticipates that for the foreseeable future, earnings will be retained for the development of its business. Accordingly, DMEC does not anticipate paying dividends on the Common Stock in the foreseeable future. The payment of future dividends will be at the sole discretion of DMEC's Board of Directors and will depend on the Company's general business condition.


                          SUMMARY FINANCIAL INFORMATION

The summary historical financial data should be read in conjunction with the financial statements (and notes thereto) of our Company and the "Management's
Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.


                                 Year ended March 31       Nine Months Ended December 31
                                 2000           2001           2000             2001
                               ------------------------    -----------------------------

Revenues                       $    3,828    $    3,181      $    2,393    $     3,179
Cost of Goods Sold                  3,348         1,797           1,444          1,976
Selling, General and
   Administrative                   4,056         1,939           1,493          1,150
Profit (Loss) from                 (3,576)         (555)           (544)            53
Operations
Other income (expense)               (361)         (360)           (319)          (200)
                               ------------------------    -----------------------------
Net Loss                       $   (3,937)   $     (915)     $     (863)          (147)

Weighted average Common
Shares outstanding             59,375,234    69,359,016      68,011,807    285,033,427
                               ========================    =============================

Basic loss per share           $     (.01)   $     (.07)     $     (.00)   $      (.01)
                               ========================    =============================

Current Assets                 $    1,633    $    1,679      $    1,668    $     1,973
Total Assets                        2,125         2,148           2,098          2,472
Current Liabilities                 5,164         5,337           5,095          3,044
Total Liabilities                   5,446         5,487           5,385          3,044
Shareholders' equity (deficit) $   (3,321)   $   (3,339)     $   (3,286)   $      (572)

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION


PLAN OF OPERATION

DMEC's primary goal is to generate an operating profit in fiscal 2002 and to be recognized primarily as a DVD and related product company specializing in educational, children and film classic titles.

     The short-term objectives of DMEC are the following:

     o Increase DMEC's percentage in the market segment of high quality budget price distribution of videocassettes and DVD titles by minimizing the affect of direct competition with larger competitors who sell the same product categories by offering higher quality budgeted price products.

     o Continue expanding the overall market share of its core business by acquiring new videocassette and DVD titles for distribution.

     o    Maintain and improve our service through improving turnaround time.

     o Improve communications with our customer base by frequently maintaining and updating our web-site to keep up with current products.

     DMEC's long-term objectives are as follows:

     o Continue expanding into contract replication, duplication and packaging business.

     o Expand its general merchandise and sundry line by introducing new products such as train cases (cosmetic boxes), photo albums and frames.

     o Implementing marketing and sales programs on its web-site products using its new promotional campaigns to increase its revenue and profit margins.

     o Introducing new products during fiscal 2002, such as DVD tickets, DVD ID card and DVD credit card implanted with a smart chip.

The Company has implemented the following strategies in its effort to reach profitability:

A.  Retailers and Mass Merchandisers Client Base

     1.   Improve pricing and packaging innovations,

     2.   Improve efficiency in quick turnaround of product shipments, and

     3. Increase sales by expanding its general merchandise and sundry line of products.

B. Internet e-Commerce Customer Base

     1.   Keep our pricing competitive.

     2.   Improve customer service procedures.

     3. Complete thorough search for a cost effective method for marketing and promoting our web-site (www.e-dmec.com).

     4.   Continue to seek viable new products to be added to our web-site.

C.  Contract Replication and Contract Packaging Service

     1. Improve efficiency and speed in DVD high quality replication and packaging services.

     2. Use our association with our alliance company, Everbright Chung Cheong DVD Co., Ltd., to penetrate into the DVD replication market by broadcasting to our potential contract customers the unique capabilities, experience and consistency of production capabilities provided and to penetrate into the large corporate segment.

     3. Capitalize on the experience and know-how of Everbright Chung Cheong DVD Co., Ltd., to deliver the highest quality replication service available on a consistent basis.

We believe we have adequate cash resources to sustain our operations through the second quarter of fiscal 2002, when we expect to generate a positive cash flow. We are continuing to negotiate with several reliable investors to provide us with debt and equity financing for working capital purposes and to convert debt to equity. Our principal objective is to implement the above items in fiscal 2002, which will lead to a profitable operation if the items are successfully implemented, and subject to market and other conditions. Although we believe that the outlook is favorable, there can be no assurance that market conditions will continue in a direction favorable to our Company.


RESULTS OF OPERATION

Nine Months Ended December 31, 2001 vs. Nine Months Ended December 31, 2000
---------------------------------------------------------------------------

DMEC's net loss for the nine months ended December 31, 2001 was approximately $147,000 as compared to a net loss of approximately $863,000 for the same period last year. The primary reason for the net loss was our operating profit of approximately $53,000 offset by other income and expenses of approximately $200,000.

Profit for the nine months ended December 31, 2001 were approximately $53,000 as compared to an operating loss of approximately $544,000 for the same period last year. Our operating profit arose primarily from decreased operating expenses of approximately $343,000 and an increase in gross profit of approximately $254,000.

Sales for the nine months ended December 31, 2001 and 2000, were approximately $3,179,000 and $2,393,000 respectively. Our sales increased by approximately $786,000 from the same period a year earlier with increased videocassette and DVD product sales of approximately $96,000 and $690,000, respectively. The higher videocassette product sales when compared to the same period a year earlier was attributable to increased orders placed by several of our larger customers. The strategy of shifting its videocassette products to DVD products and the wider acceptance of DVD product line contributed to the increase in DVD sales. We plan to acquire new titles for videocassette and DVD products over the remainder of fiscal year 2002. Sales of our products are generally seasonal resulting in increased sales starting in the third quarter of the fiscal year.

Cost of sales was approximately $1,976,000 and $1,444,000 or 62% and 60% of sales for the nine months ended December 31, 2001 and 2000, respectively. The increase in cost of goods of approximately $532,000 was primarily the result of increased sales volume.

Our gross profit was approximately $1,203,000 and $949,000, or 38% and 40% of sales for the nine months ended December 31, 2001 and 2000, respectively. The increase of approximately $254,000 was the mainly the result of increased sales volume.

Gross margin for videocassette products as a percentage to sales for the nine months ended December 31, 2001 and 2000 was 35% and 35%, respectively. DVD product gross margin was 42% and 54%, respectively. The decrease in DVD product gross margin of 12% when compared the same period a year earlier was mainly the result of sales price erosion.

Selling, General and Administrative expenses for the nine months ended December 31, 2001 and 2000 were approximately $1,150,000 and $1,493,000, respectively. The decrease of approximately $343,000 was the result of increases in selling expense of approximately $67,000, offset by a decrease of approximately $410,000 in general and administrative expenses.

General Administrative expenses for the nine months ended December 31,2001 and 2000 were approximately $725,000 and $1,135,000, respectively. The decrease in general administrative expenses of approximately $410,000 was primarily the result of lower rent, bad debt expenses, depreciation expense, consulting expense and non-cash consulting and financing costs. Bad debt expense for the nine months ended December 31, 2001 and 2000 was approximately $27,000 and $101,000, respectively.

Selling expenses for the nine months ended December 31, 2001 and 2000 were approximately $425,000 and $358,000, respectively. The increase in selling expenses of approximately $67,000 was attributable mainly to higher expense levels in freight expense, commission expense, royalty expense and advertising and promotional expenses.

Interest expense for the nine months ended December 31, 2001 and 2000 was approximately $250,000 and $300,000 respectively. The decrease in interest expense of approximately $50,000 was the result of lower levels of borrowing. As of December 31, 2001, our outstanding debt was approximately $1,404,000 of which the entire amount is classified as current.

Year Ended March 31, 2001 vs. Year Ended March 31, 2000
-------------------------------------------------------

Revenues for the years ended March 31, 2001 and 2000 were $3,181,079 and $3,828,261 respectively. Our sales decreased by approximately $647,000 from the prior year with decreased video, toy product sales and custom duplication sales of approximately $760,000, $239,000 and $618,000, respectively, offset by increased DVD product sales of approximately $970,000. We recorded minimal toy product and custom duplication sales during the year ended March 31, 2001. The lower video product sales for the year ended March 31, 2001, were primarily the result of our shifting its video product sales to DVD product sales and to the lower demand for video products from our major customers. The lower toy product sales when compared to the prior year were primarily attributed to lower volume purchases from the Company's major toy customer. Sales of our products are generally seasonal resulting in increased sales starting in the third quarter of the fiscal year. We expect the sales to increase in fiscal year ending March 31, 2002 resulting from increased DVD product sales.

Our net loss for the year ended March 31, 2001 was approximately $915,000 versus a net loss of approximately $3,937,000 for the same period last year. The primary reason for the net loss was our operating loss of approximately $555,000.

Our operating loss for the year ended March 31, 2001 was approximately $555,000 versus an operating loss of approximately $3,576,000 for last year. The decrease in our operating loss of approximately $3,021,000 was the result primarily from increased gross profit of approximately $904,000 and decreased operating expenses of approximately $2,117,000.

Cost of sales for the years ended March 31, 2001 and 2000 were approximately $1,797,000 and $3,348,000 or 57% and 88% of sales, respectively. The decrease in cost of sales of approximately $1,551,000 was primarily due to lower sales volume of video, toy products and custom duplication sales partially offset by increased sales volume of DVD product. Also contributing significantly to the decrease in the cost of sales percentage to sales of approximately 31% when compared the same period a year earlier, was the change in the sales product mix, whereby we made a shift in sales from higher cost video, toy product, and custom duplication sales to lower cost DVD products.

During the year ending March 31, 2001, we recorded minimal toys and custom duplication sales. The previous year's toy products sales of approximately $223,000 were sold at approximately 43% below cost which contributed to the higher cost of sales for fiscal year 2000. Also contributing to the higher cost of sales for fiscal year 2000 were custom duplication sales of approximately $618,000 which had a cost of sales percentage of 89% when compared to the such sales for the period.

For the years ended March 31, 2001 and 2000, video product cost of sales percentages when compared to sales were 64% and 77%, respectively. Contributing to our reduction in video cost of sales percentage of 13%, were the higher average sales prices charged to customers and the lower write-downs of slow moving inventory during fiscal year 2001.

Gross profit for the years ended March 31, 2001 and 2000 were approximately $1,384,000 and $480,000, or 43% and 12% of sales, respectively. The significant increase in the gross profit as a percentage of sales was primarily result of our shifting its sales to higher profit margins DVD product line from lower margin video, toy product and custom duplication sales. We had minimal lower margin toy product and custom duplication sales for the year ended March 31, 2001. The gross profit as a percentage to sales for Video Products and DVD products for the period ended March 31, 2001 and 2000, were 36% and 61%, respectively.

Selling and general and administrative expenses for the years ended March 31, 2001 and 2000 were approximately $1,939,000 and $4,056,000, respectively. The decrease of approximately $2,117,000 was primarily the result of decreases in non-cash expenses in connection with the issuance of equity instruments as compensation and other fees of approximately $1,089,000, and lower selling and general administrative expenses of approximately $1,028,000.

Selling expenses for the years ended March 31, 2001 and 2000 were approximately $454,000 and $709,000, respectively. The decrease in selling expenses of approximately $255,000 was attributable mainly to lower expense levels in freight costs, royalty, and sales promotion related expenses.

General Administrative expenses for the years ended March 31, 2001 and 2000 were approximately $1,485,000 and $3,347,000, respectively. The decrease in general administrative expenses of approximately $1,862,000 was primarily the result of lower expense levels of non-cash expenses in connection with the issuance of equity instruments as compensation and other fees of approximately $1,089,000 and lower expense levels of approximately $773,000 primarily in office rent, legal expenses, salaries, consulting expense and general corporate expenses.

Interest expense for the years ended March 31, 2001 and 2000 were approximately $456,000 and $419,000 respectively. The increase in interest expense in fiscal 2001 over fiscal 2000 of approximately $37,000 was primarily the result of higher interest rates on accounts receivable financing and other loans. As of March 31, 2001, our outstanding debt was approximately $3,312,000 of which approximately $150,000 is classified as long term.

Other income for the year ended March 31, 2001 of approximately $80,000 consist of management income in connection with its real estate investment and other miscellaneous income of approximately $96,000 and $10,000, respectively, offset by dividend expense of approximately $26,000.

Our auditors issued a going concern report for the year ended March 31, 2001. There can be no assurance that management's plans to reduce operating losses will continue or our efforts to obtain additional financing will be successful. Management's plans are discussed under "Liquidity and Capital Resources - Operations."

Year Ended March 31, 2000 vs. Year Ended March 31, 1999
-------------------------------------------------------

Restatement and Correction of Errors
------------------------------------

Our consolidated balance sheet and related consolidated statements of operations, stockholders' deficiency and cash flows for the year ended March 31, 1999, were re-audited. As the result of this re-audit, we have restated our fiscal year 2000 financial statements to expense $255,000 of deferred costs, which were incurred due to the issuance of stock options. Also, the 2000 financial statements have been adjusted to reflect cumulative adjustments of $308,209 for 1999 restatements, which have decreased the net loss.

We have restated our March 31, 1999 financial statements to reflect adjustments increasing our net loss by approximately $1,123,000. Management's discussion and analysis set forth in this section are based upon the restated financials for the two years ended March 31, 2000.

The financial statements for the period ended March 31, 1999, were restated as a result of the following:

1. In 1999, we issued convertible debentures for $175,000 and $100,000 to an unrelated third party and a $50,000 convertible debenture to our President. Since the debentures are convertible into restricted shares of our common stock at a rate below market price of our common stock on the date of issuance of the debentures, the first 20% of the below market price was attributed to the lack of tradability of the shares, due to restrictions on sale and the remainder of the below market price was attributed to financing costs. The additional amount of financing cost for such debentures was calculated to be $105,000, $73,600 and $37,600, respectively. We did not record the effect of this matter in our financial statements. The effect on the financial statements was a $216,200 increase in common stock and a corresponding increase in selling, general and administrative expense.

2. In 1999, we converted $145,959 of accrued interest into 3,445,011 shares of our common stock at a conversion rate below the market price of our common stock. We recorded additional interest expense of $157,987 for the difference between the conversion price and the market price of our common stock. The effect on the financial statements was a $157,987 increase in common stock and a corresponding increase in selling, general and administrative expense.

3. Our equity investment was recorded at a value of $50,000 when the book value was approximately $7,500. The effect on the financial statements was a $42,500 decrease in the investment and a corresponding decrease in the valuation adjustment for the investment.

4. We had $175,000 of deferred costs associated with a loan fee, which was being amortized over the life of the loan. The amortization expense for 1999 was understated by $16,468. The effect on the financial statements was a $16,468 decrease in total assets and a corresponding increase in selling, general and administrative expense.

5. In 1999, we had approximately $176,000 of consignment sales recorded as accounts receivable. The effect on the financial statements was a $176,000 decrease in sales and $86,000 decrease in cost of goods sold for a $90,000 decrease in the gross profit.

6. In 1999, we issued 1,524,523 shares of common stock for services rendered. The shares were valued at $34,500. However, the market value of the common stock on the date of issuance was $49,905. The effect on the financial statements was a $15,405 increase in common stock and a corresponding increase in selling, general and administrative expense.

7. In 1999, we granted an option to purchase 7,150,000 shares of our common stock to consultants. The options were valued at $39,000. However, the estimated market value of the options was $430,426. The effect on the financial statements was a $391,426 increase in common stock and a corresponding increase in selling, general and administrative expense.

8. In 1999, we granted an option to purchase 4,000,000 shares of our common stock to employees. We have elected to account for employee stock options under APB 25 and recorded an intrinsic expense of $15,000 for these options since the option price was below the market price of our common stock on the date of grant. However, the actual expense had been calculated to be $160,000. The effect on the financial statements is a $145,000 increase in common stock and a corresponding increase in selling, general and administrative expense.

9. As of March 31, 1999, we had $48,180 of deferred costs, which were incurred due to the issuance of stock options to consultants. Since the consultants were 100% vested in the options, we have determined that the associated cost of the options have no future value to us. The effect on the financial statements was a $48,180 decrease in total assets and a corresponding increase in selling, general and administrative expense.


Results of Operations
---------------------

DMEC's loss for the year ended March 31, 2000 was approximately $3,937,000 as compared to a net loss of approximately $2,714,000 for the same period the prior year. The primary reason for the net loss was our operating loss of approximately $3,576,000.

Our operating loss for the year ended March 31, 2000 was $3,576,000 as compared to an operating loss of approximately $2,448,000 for the prior year. The increase in our operating loss of approximately $1,128,000 arose primarily from reduced gross profit of approximately $959,000, and increased non-cash expenses in connection with the issuance of equity instruments as compensation and other fees of approximately $450,000, offset by a reduction in other operating expenses of approximately $281,000.

Revenues for the years ended March 31, 2000 and 1999, were $3,828,261 and $4,373,303 respectively. Our sales significantly decreased by approximately $545,000 from the prior year with decreased video and toy product sales of approximately $351,000 and $194,000, respectively. The lower video product sales for the year ended March 31, 2000, were primarily the result of our suspending most of our acquisition of new video titles until January of 2000, which is when we received favorable responses substantiating market acceptance for certain video titles in DVD, and the cancellation of a significant holiday order from a major chain store during October 1999. The lack of new video titles and the cancellation of the major holiday order forced us to sell our existing inventory at much reduced prices to generate cash for our operation, which also contributed the lower sales dollar volume during the fiscal year ended March 31, 2000. The lower toy product sales when compared to the prior year were primarily attributed to lower volume purchases from our major toy customer and sales of slower moving toy products at sales prices below previous year's market prices. Sales of our products are generally seasonal resulting in increased sales starting in the third quarter of the fiscal year. We expect the sales to increase in fiscal year ending March 31, 2001. Our sales for the quarter ended March 31, 2000, were approximately $633,000 as compared to the prior two quarters which averaged approximately $1,248,000 a quarter. This decrease in the last quarter was primarily attributable to the lack of new video titles mentioned above and the sale of video and toy product inventories at reduced selling prices.

Cost of sales for the years ended March 31, 2000 and 1999 were approximately $3,348,000 and $2,934,000 or 88% and 67% of sales, respectively. The significant increase in cost of sales as a percentage of sales of 21% was primarily the result of lower sales prices charged to customers for video and toy products and the reduction of certain video and slow moving toy inventory down to its net realizable value. During fiscal year 2000, we generated custom duplication sales of approximately $618,000 having cost of sales 89% of sales which also contributed to the increase in cost of sales as a percentage of sales.

Gross profit for the years ended March 31, 2000 and 1999 were approximately $480,000 and $1,439,000, or 12% and 33% of sales, respectively. The significant decrease in the gross profit as a percentage of sales was primarily due to the reduction in our selling prices on video and toy products, lower margin custom duplication sales and the write-down of certain video and toy inventory.

Operating expenses for the years ended March 31, 2000 and 1999 were approximately $4,056,000 and $3,887,000, respectively. This increase in operating expenses of approximately $169,000 was primarily the result of increases in non-cash expenses in connection with the issuance of equity instruments as compensation and other fees of approximately $450,000, and offset by lower selling and general administrative expenses of approximately $215,000 and $66,000, respectively. The lower general and administrative expenses of approximately $66,000 was primarily the result of higher expense levels in facility rent of approximately $147,000, offset by a decrease in bad debt of approximately $213,000. The lower level of selling expenses of approximately $215,000 was primarily attributable to lower expenses in marketing and sales salaries and sales commissions of approximately $123,000 and $80,000, respectively.

Bad debt expense for the years ended March 31, 2000 and 1999 were approximately $99,000 and $312,000, respectively, a decrease of approximately $213,000.

Interest expense for the years ended March 31, 2000 and 1999 were $418,524 and $463,905, respectively. The decrease in interest expense in fiscal 2000 over fiscal 1999 of approximately $45,000 was primarily the result of lower levels of accounts receivable and asset based borrowings. As of March 31, 2000, our outstanding debt was approximately $3,940,000 of which approximately $282,000 is classified as long term.

Our auditors issued a going concern report for the year ended March 31, 2000. There can be no assurance that management's plans to reduce operating losses will continue or our efforts to obtain additional financing will be successful. Management's plans are discussed under "Liquidity and Capital Resources - Operations."


LIQUIDITY AND CAPITAL RESOURCES

The Company's working capital deficit as of December 31, 2001 was approximately $1,070,000 as compared with a working capital deficit of $3,658,000 at December 31, 2000. This decrease in the working capital deficit of approximately 2,588,000 was primarily the result of decreased borrowings.

During August of 2001, certain holders of our convertible notes exercised their conversion rights to convert their outstanding convertible notes balances and unpaid interest totaling $1,897,275 and $252,708, respectively, into our common stock. Such conversion of the aggregate convertible note balances and unpaid interest contributed approximately $2,100,000 towards the reduction of our working capital deficit during the nine months ended December 31, 2001.

Our working capital deficit at March 31, 2001 was $3,658,000 as compared with working capital deficit of $3,531,000 at March 31, 2000. This increase in the working capital deficit of approximately $97,000 is primarily the result of our higher levels of accounts payable and accrued expenses offset by reduced debt obligations.


Cash Used in Operations

For the nine months ended December 31, 2001, net cash used in operations was approximately $547,000 as compared to net cash provided by operations of $89,000 for the nine months ended December 31, 2000.

We have implemented an alternative cash flow plan to react to this situation. The principal objective of the Company is to have the required financing in place by the end of fiscal 2002, which can lead to a profitable operation if it is successfully implemented, and will be subject to market and other conditions. Although we believe that the outlook is favorable, there can be no assurance that market conditions will continue in a direction favorable to our Company.

For the year ended March 31, 2001, cash utilized for operations was approximately $202,000 as compared to $398,000 for the year ended March 31, 2000. Net cash provided by financing activities during the year ended March 31, 2001 and 2000 were approximately $437,000 and $483,000 respectively.

We have also been experiencing difficulties in paying our vendors on a timely basis. These factors create uncertainty whether we can continue as a going concern.

In fiscal year 2001 we continued to operate at a loss and our working capital was substantially reduced. During fiscal 2001, we distributed our product directly to primarily retail chain outlets and mass merchandisers. To improve our operations, we initiated a marketing strategy to attract more retail customers in department, drug, electronic music, toy and book stores and made a shift from our traditional video cassette product line towards DVD program format.

Investing

For the nine months ended December 31, 2001 and 2000, investments in masters and artwork were approximately $153,000 and $4,600 respectively. We continue to seek new titles to enhance its product lines. For the years ended March 31, 2001 and 2000, investments in masters and artwork were $118,866 and $64,419, respectively.

American Top Real Estate, Inc. ("ATRE") was formed in March 1989 for the purposes of acquiring, owning and holding real property for commercial development. ATRE does not engage in any other business operations. We paid $50,000 for a 50% interest in ATRE. Our arrangement with its partners in ATRE requires that all parties contribute capital or loans pro rata according to their interests whenever required by ATRE for land acquisition, principal or interest payments, property taxes or other expenses.

Upon sale or development of land, proceeds are used to repay all related loans and other obligations, with the remaining balance distributed among the shareholders of ATRE pro rata based on their interests.

ATRE has interests in two real estate parcels:

     o Parcel 1 consists of approximately 20 undeveloped acres purchased in two transactions, in 1989 and 1997. ATRE has a 70% interest in Parcel 1, located in Clark County, Washington. The total cost of Parcel 1, including financing expenses and taxes, was approximately $2,300,000, additionally ATRE incurred development costs of approximately $4,500,000 through March 31, 2001.

     o Parcel 2 consists of 5.5 acres of undeveloped property, also in Clark County, Washington. ATRE's interest in Parcel 2 is 25%. Parcel 2 was purchased in 1989 for $717,000. Approximately 2.5 acres of Parcel 2 were sold in 1996.

In June 1998 we borrowed approximately $809,500 from ATRE to finance certain purchases of toy products. During the quarter ended December 31, 1999, our Board of Directors authorized the conversion of the amount borrowed of $809,500 into a one year 7% Convertible note. All or part of the balance can be paid with shares of our common stock. The number of shares is determined by dividing the principal being converted by the average twenty-day bid price, prior to the date of such payment request, for the Company's common stock. As of March 31, 2001, the outstanding balance was $809,500. On July 24, 2001, the our Board of Directors authorized and approved 1) the issuance of 140,343,755 shares of the company's common stock to American Top Real estate, Inc. ("ATRE") upon the conversion by ATRE of the entire unpaid principal amount of $809,500 of its note and all accrued interest thereon in the amount of $102,734as of July 23, 2001 at the conversion price of $0.0065 per share as of the close of business on July 23, 2001.

On June 2, 1999, ATRE entered into a real estate sale agreement for approximately $600,000 and in September 1999, entered into a sales agreement for another parcel of the remaining acres for approximately $550,000. During June 2000, the sales agreement for $600,000 entered into on June 2, 1999 was canceled by the buyer who forfeited the $25,000 purchase deposit to ATRE. On September 19, 2000, ATRE closed the sale for one parcel of the remaining acres for $550,000. The net proceeds of this sale was applied against ATRE'S outstanding mortgage loan which was collateralized by the property sold. As the result of the sale, the Company recorded approximately $15,000, as its share of income from equity investment for the period ended March 31, 2001.

ATRE had previously repaid all past loans it borrowed from us including all applicable interest and at December 31, 2001 and March 31, 2001, we owed ATRE $619,600 and $576,300, respectively, in accumulated loans we received consisting of proceeds from ATRE's mortgage loans and partial proceeds from parcels previously sold less management fees we charged ATRE in fiscal 2001 of approximately $96,000. The loan bears interest at 14% per annum and is due upon demand. ATRE believes the remaining parcels will be sold and continues to list the properties with its real estate agent. Future sales are contingent on market conditions and there can be no assurance that ATRE will sell the remaining parcels within the next one to three years.

Financing

We financed our operation through:

     i)   Our line of credit with our financing company
     ii)  The issuance of our Series A & B Preferred Stock
     iii) Sales of our common stock and
     iv)  Debt financing.

On November 16, 2001 and January 30, 2002, we entered into a securities purchase agreement and replacement securities purchase agreement, respectively, with certain of the selling stockholders. Under these agreements, we issued and sold a total of 87 shares of Series B Convertible Preferred Stock for aggregate consideration of $870,000, or $10,000 per share.

In connection with the sale of the Series B Convertible Preferred Stock, we issued an aggregate of 10,950,000 warrants to purchase shares of our common stock to certain selling stockholders. The warrants are exercisable at a price of $.02 per share for a period of five years.

In January 2001, we borrowed $80,000 as a short term loan from one of our suppliers, Saura Intercontinental Trading, and the loan was retired in April 2001, with final weekly installment payment of $10,000. On June 6, 2001, we received a new loan in the amount of $80,000 from the same supplier. This loan bears no interest and is payable in sixteen (16) weekly installments beginning on August 1, 2001. James Lu, our President, has personally guaranteed the loan. There was no balance owing on such note as of December 31, 2001.

On June 4, 2001 and June 26, 2001 we borrowed $25,000 and $15,000, respectively, from Bicoastal Consulting Group and issued a promissory note which is payable on or before August 5, 2001 and August 25, 2001, respectively. The notes bear interest at 2 1/2% per month and a loan fee of 5% of the principal amount. The notes were personally guaranteed by James Lu. On August 15, 2001, we paid the aggregate unpaid principal balance of the notes, interest and loan fees totaling $44,000 to the consulting firm to satisfy the obligations.

On August 30, 1996, we entered into a financing agreement with a financial institution for a maximum borrowing of up to $2,500,000. The agreement called for a factoring of our accounts receivable, and an asset-based note related to our inventories. Subsequently, on October 29, 1999, the financial institution sold its financing agreement covering the factoring of our accounts receivable to a factoring institution located in Dallas, Texas. The original financial institution retained the asset-based note related to our inventories. Substantially all our assets have been pledged as collateral for the borrowings. The cost of funds for the accounts receivable portion of the borrowings with the new factor is a 1.5% discount from the stated pledged amount of each invoice for every 30 days the invoice is outstanding.

The asset-based portion of the borrowings is determined by the lesser of:
-------------------------------------------------------------------------

     i)   $800,000
     ii)  25% of the client's finished toy inventory or
     iii) 55% of the clients finished videotape inventory.

The cost of funds for the inventory portion of the borrowings is at 1.4% per month on the average loan balance each month. The agreement stipulated an $8,000 per week payment against the asset-based note payable, which was modified on June 5, 2000, to $4,000 per week. The term of asset-based note was extended to January 1, 2003. We paid interest of approximately $154,000 and $132,000 for the nine months ended December 31, 2001 and 2000, respectively.

The financing agreement and factor advances were as follows:



                                                  December 31,      March 31,
                                                      2001            2001
                                                  -----------     -----------
       Due to factor payable                      $   396,361     $   319,303
       Financing agreement payable -
        inventory                                     151,777         311,807
                                                  -----------    ------------
                                                  $   548,138     $   631,110
                                                  ===========     ===========

On May 11, 2000, the we entered into a Securities Purchase Agreement ("Securities Purchase Agreement") with eight investors. Pursuant to the Securities Purchase Agreement, we issued and sold 50 shares of Series A Convertible Preferred Stock ("Series A Preferred Stock") for total consideration of $500,000, or $10,000 per share. The May Davis Group, Inc. ("May Davis"), acted as placement agent for the offering. May Davis received a placement fee of $40,000 and we issued warrants to purchase 1,500,000 shares of Common Stock to May Davis and certain designees of May Davis and warrants to purchase 25,000 shares of Common Stock to Butler Gonzalez, LLP, counsel to May Davis. Such warrants are exercisable at a price of $.07 per share.

Commencing August 9, 2000, the Series A Preferred Stock was convertible into shares of our Common Stock and automatically converts into Common Stock on April 12, 2002. The conversion price of our Series A Preferred Stock is the lower of $.08 per share or 80% of the average of the closing bid prices of our Common Stock on any five trading days in the ten trading day period preceding the date of conversion. The conversion price of the Series A Preferred Stock is also adjusted in the event of stock dividends, stock splits, recapitalizations, reorganizations, consolidations, mergers or sales of assets. The Series A Preferred stock also provides for a dividend upon conversion of the Series A Preferred Stock at the rate of 6% per annum payable in additional shares of Common Stock. In no event can the Series A Preferred Stock be converted into more than 11,575,000 shares of Common Stock. Additional features of the Series A Preferred Stock include, among other things, a redemption feature at our option commencing September 8, 2000, of shares of Series A Preferred Stock having a stated value of up to $100,000, a mandatory redemption feature upon the occurrence of certain events such as a merger, reorganization, restructuring, consolidation or similar event, and a liquidation preference over the Common Stock in the event of a liquidation, winding up or dissolution of our Company. The Series A Preferred Stock does not provide any voting rights, except as may be required by law. Under our Registration Rights Agreements we entered into with the purchasers of the Series A Preferred Stock, we are required to file a registration statement to register the Common Stock issuable upon conversion of the Series A Preferred Stock under the Securities Act to provide for the resale of such Common Stock. We are required to keep such registration statement effective until all of such shares have been resold.

In connection with the sale of our Series A Convertible Preferred Stock, we issued an aggregate of 1,500,000 warrants to purchase our common stock to The May Davis Group, Inc., or its designees. May Davis acted as placement agent for the offering of the Series A Convertible Preferred Stock. We also issued an aggregate of 25,000 warrants to Butler Gonzalez, LLP, counsel to May Davis. The warrants are exercisable for five years from the date of issuance, and contain certain anti-dilution and cashless exercise provisions. The warrants are exercisable at a price of $.07 per share for a period of five years.

During January and February 2001, seven Series A Preferred shareholders converted an aggregate of ten shares or $100,000.00 of the Company's Series A Preferred Stock into our common stock at an average conversion price of approximately $0.008. Upon conversion, we issued in January and February 2001, an aggregate of 11,546,619 shares of its common stock to the seven shareholders.

These shares were allocated as follows:

Shareholders      Amount of Preferred A     No. of Shares of Preferred A       Date Conversion Request
                  Conversion Requested      Conversion Requested               Documentation Complete
--------------------------------------------------------------------------------------------------------
Holland                    $20,000                         2                            01/15/01
Bolliger                   $20,000                         2                            01/19/01
Hrulkay                    $10,000                         1                            01/24/01
Adkins                     $10,000                         1                            01/24/01
Levite                     $20,000                         2                            01/29/01
Mongerley                  $10,000                         1                            02/02/01
Rakos                      $10,000                         1                            02/14/01
--------------------------------------------------------------------------------------------------------
Totals                     $100,000                       10



Shareholders               Date Common               Total Common              Balance of Common
                           Stock Issued              Shares Issued             Stock Issuable
--------------------------------------------------------------------------------------------------------
Total Common Stock
  Issuable                                                                      11,875,000
--------------------------------------------------------------------------------------------------------
Holland                    01/17/01                  2,403,846                   9,471,154
Bolliger                   01/23/01                  2,252,252                   7,218,902
Hrulkay                    02/01/01                  1,183,438                   6,035,464
Adkins                     02/01/01                  1,183,438                   4,852,026
Levite                     02/01/01                  2,261,823                   2,590,203
Mongerley                  02/07/01                  1,130,911                   1,459,292
Rakos                      02/20/01                  1,130,911                     328,381
--------------------------------------------------------------------------------------------------------
Totals                                              11,546,619                     328,381

These shares were registered on form SB 2/A on 12/22/00, File Number 333-51996.

                                  OUR BUSINESS

DMEC was formed under the laws of the State of New Jersey on April 3, 1986. In May 1999, the Company registered in the State of California to do business under the name e-DMEC. All references to the Company refer to Diamond Entertainment Corporation doing business as e-DMEC and its subsidiaries unless the context otherwise requires. The Company's principle executive offices are located at 800 Tucker Lane, Walnut, California 91789.

DMEC markets and sells a variety of videocassette and DVD (Digital Video Disc) titles to the budget home video and DVD market. We also purchase and distribute general merchandise including children's toy products.

Our videocassette and DVD titles include certain public domain programs and certain licensed programs. Public domain programs are video titles that are not subject to copyright protection. Licensed programs are programs that have been licensed by us from a third party for duplication and distribution, generally on a non-exclusive basis. We market our video programs to national and regional mass merchandisers, department stores, drug stores, supermarkets and other similar retail outlets. They generally sell our products to the public at retail prices ranging from $1.99 to $9.99 per videocassette and $4.99 to $12.99 per DVD program packs. Our video and DVD products are also offered by consignment arrangements through one large mail order catalog company and one retail chain. We are continuing to acquire new licensed video and DVD titles and upgrading the quality of its packaging and pre-printed materials in order to enhance its available products. In addition we provide video duplication and DVD replication services, including packaging and fulfillment services.

In May 1997, DMEC acquired a wholly owned subsidiary known as Jewel Products International, Inc. ("JPI"). JPI is in the business of manufacturing and distributing toy products, purchasing various other children's toy products from U.S.based importers or directly from Asia for distribution, and distributing toys to mass merchandisers in the United States.


Product and Services

Video Program Line

DMEC's principle product is the video program which consists of a total of nearly 748 titles appealing to all age groups. The programs include cartoons, horror films, science fiction, dramas, adventure stories, mysteries, musicals, comedies, fairy tale adaptations, educational programs, sports highlights, and computer-literacy. Public domain programs account for approximately 473 titles, and licensed programs account for approximately 275 titles of our program inventory.

     o Motion Pictures - Public Domain. We offer a total of 106 feature motion picture titles including many film classics, biblical tales, and a large collection of favorite performers. Titles include "Love Affair", "Milton Berle" and "Herod the Great".

     o Children's Programs - Licensed and Public Domain. Most of our cartoons are public domain programs, including 21 cartoon programs re-dubbed in Spanish. These programs are generally 30 minutes in length and consist of a series of cartoons that we select. We also market approximately 18 children's holiday features, and 49 titles in its Testaments and Children's Bible series.

     o Educational Programs - Licensed. We license approximately 68 educational videos with titles which instruct preschoolers and school age children on topics such as learning numbers, telling time, simple mathematics, color identification and other practical skills.

     o Sports Programs - Licensed. We have licenses to market 16 sports videos including five volumes of "Great Sports Memories" and "Basketball's Fabulous 50 Stars."

     o Computer Software Learning Tutorial Programs - Licensed. We have licensed approximately 45 titles of computer tutorial videos including titles such as "Family Guide to the Computer," "Family Guide to the Internet," "Windows`98," "Word for Windows," "Mastering WordPerfect," "Mastering Excel for Windows," and "Make Your Own Web Page."

     o TV Episodes - Public Domain. Our TV episodes include such favorites as Red "Skelton" and "Andy Griffith."


DVD Program Line

The DVD program inventory currently consist of 49 titles, which are public domain feature films and television episodes.

     o Motion Pictures - Public Domain. We offer titles in DVD format covering many film classics in various categories including drama, horror, westerns, action, and comedy.

     o Television Episodes - Inventory currently consist of 6 public domain titles.

We continuously seek to expand our program inventory by identifying titles, which appeal to children and those which include popular performers, characters or themes. We also identify video and DVD programs which are classic films, educational, instructional, or those which have been requested by distributors. We enter into a licensing agreement with respect to those programs that are subject to copyright protection or obtain documentation confirming public domain status from various unaffiliated program suppliers.

During the year ended March 31, 2001, and the nine months ended December 31, 2001, we acquired approximate 49 new titles. As of March 31, 2001, the net book value of our film masters and artwork was approximately $145,817. We believe that our film masters and artwork are significant assets since we derive the majority of our revenue from their use. Contract Replication and Duplication Services

In January 2001, we commenced offering our video duplication and DVD replication, together with packaging and fulfillment services to corporate customers. There can be no assurance that we will be able to market and distribute successfully its contract replication and duplication services to corporate customers or to its other customers.

Toy Product

In May 1997, we acquired by way of merger, Beyond Design Corporation. Subsequently, we renamed the company Jewel Products International, Inc. We acquired Jewel in consideration of the issuance of an aggregate of 2,427,273 shares of our common stock and the assumption of certain obligations of Jewel. The Jewel acquisition was an arms-length transaction. Jewel is in the business of manufacturing and distributing one toy product, the Woblong Double Wing Flier. They also purchase various other children's toy products from U.S. based importers or directly from Asia for distributionto mass merchandisers in the United States in addition to purchasing and distributing certain furniture products.

At the time of its acquisition, JPI's sole line of business was the manufacture and sale of its patented Woblong(R) Double Wing Flier, a bi-wing aerodynamic flying toy. The Woblong, subsequently renamed the Zoombie(R), is a game of catch intended to compete directly with Frisbee(R), Aerobie(R) and Whoosh(TM). During the year ended March 31, 2001, the Zoombie was primarily sold through our web-site. We are continuing to seek additional products for its general merchandise line to replace or add to its existing inventory.

For the year ended March 31, 2001, and the nine months ended December 31, 2001 we made purchases from one supplier, Addicks Engineering.


SUPPLIERS

Video/DVD Products

Our video programs are duplicated using high speed sprinters by two duplicators located in the United States. Our DVD disc products are replicated by either two local replicators or two other replicators in Asia. Generally, we arrange with these firms to duplicate or replicate masters we supply and the product is labeled, packaged, and shrink-wrapped by us at our Walnut, California plant. We submit our orders and instructions by purchase order with terms payable within 60 days of delivery. For the year ended March 31, 2001, we purchased video and DVD from three suppliers, Everbright Chung Cheong DVD Co., Ltd., Vida Corporation, United Media Services, Inc., and L & M Optical Disc West which amounted to approximately 58% of our net purchases. During such period, the percentage of net video/DVD product purchases made from such suppliers were 26%, 19% and 13%, respectively. During the nine months ended December 31, 2001, we purchased video and DVD from four suppliers, Skura Intercontinental, Everbright Chung Cheong DVD Co., Ltd., Vida Corporation and L & M Optical Disc West, which amounted to approximately 70% of our net purchases. During such period, the percentage of net video/DVD product purchases made from such suppliers were 28%, 16%, 15% and 11%, respectively. We believe that, if for any reason we could not rely on or retain the services of any of our current suppliers, duplicators or manufacturers, other suppliers would be available in the marketplace.


MARKETING

Video/DVD Products

We market our program inventory to large retail chain outlets and provide each retail chain operator with brochures, advertising materials and literature describing and promoting our program inventory. Our products are sold through more than ten mass merchandisers such as Musicland, Walgreen and Best Buy, primarily in the Northeast, the South and the East Coast. These outlets sell our products to the general public at retail prices ranging from approximately $1.99 to $9.99 per videocassette and $4.99 to $12.99 per DVD program packs. For the years ended March 31, 2001 and 2000, we derived revenue from our video and DVD products of approximately $3,155,000 and $3,563,000, respectively. For the year ended March 31, 2001, we had net sales of approximately $1,443,000 to two customers which accounted for more than 10% of our revenues, compared to our net sales for the year ended March 31, 2000 which was approximately $1,003,000. Our two prominent customers, Walgreens and Musicland accounted for more than 10% of our revenues in fiscal year 2000 and 2001 thus the loss of one of these customers would have a material adverse effect on our financial condition and results of operations.

Customers

Our marketing strategy of distributing directly to retail chain outlets has allowed us to market our products at all consumer levels. In particular, we seek to attract retail customers in department, drug, discount, electronic, music, toy and book stores as well as supermarkets and convenience stores. We are continuing to improve the name recognition of our company as a video and DVD company specializing in educational, children and film classic video and DVD titles. In addition, through its sales program, we seek to place increased focus on the promotion of sales to major mass merchandising companies which would increase the delivery of high volume orders. In addition to using independent sales representatives in certain geographical marketing areas, we have revamped our web-site in May of 2001 to enable us to sell our video/DVD and other products to our current customer base and directly to the retail customer.

We derive approximately 54% of our gross revenue from sales to mass merchandisers and other retail outlets. Approximately 27% of gross revenue is derived from sales through consignment arrangements with a catalog company and retail company under which we deliver product to their distribution centers. We only book sales from consignment sales after the catalog company delivers the actual funds from such sales. Less than one percent of revenues are derived from products sold on a retail basis directly to consumers via the internet or telemarketing.

Toy Products

We market our toy products using outside sales personnel and manufacturer representatives and utilized independent manufacturer's representatives to reach our customers. During fiscal year 2000, we began shipping our Zoombie flying toy for sale by certain Target stores and during fiscal 2001, the Zoombie toy product was placed for sale on our web-site and also purchased by a Fortune 500 company to be included in its employee catalog. For the year ended March 31, 2001, and the nine months ended December 31, 2001, revenues from toy products were $4,988 and $10,898.


SEASONALITY

Video and DVD Products

DMEC generally experiences higher sales from our video and DVD programs from September through January due to increased consumer spending around the year-end holidays. During the year ended March 31, 2001, the Company derived approximately 49% of its gross revenue from sales during those five months, with approximately 51% of revenue generated in the other seven months of the year.

Toy Products

Our revenues are very seasonal and are currently generated during the period from June to September.


LICENSE ARRANGEMENTS - VIDEO AND DVD PRODUCTS

DMEC enters into various license agreements, which we acquire from licensors the right to duplicate and distribute a licensed video program. Licenses may be exclusive or non-exclusive, but typically are non-exclusive. Generally, licenses cover specific titles. In return for the grant of certain rights by the licensor, we pay certain advance payments or guarantees and also pay royalties. Royalty payments under license agreements typically are credited against any advances paid. Generally, our licenses are for a term of between three and seven years. While our effort to renegotiate and renew our license agreements have generally been successful, there can be no assurance that such licenses will be renegotiated or renewed in the future. The programs that we have acquired under license contain limitations from the licensors regarding the geographic areas to which we can distribute our products and are usually restricted to distribution and sales in the United States and Canada.

The various licensing agreements that we have entered into with licensors provide for advance payments ranging from $1,500 to $100,000 and subsequent royalty payments based upon either a per video sold fee or a percentage of wholesale price fee. During the year ended March 31, 2001, and the nine months ended December 31, 2001 we incurred royalty expenses of approximately $24,000 and $26,000, respectively, under our licensing agreements.

COMPETITION

Video and DVD Products

DMEC competes with other distributors who sell budget priced videotapes and DVD's. We also compete with other video duplicators and DVD replicators. We have been able to compete based on offering low pricing and superior packaging designs. Most of the companies with which we compete with such as, Platinum Entertainment, Brentwood Entertainment and Madacy, are better established, have broader public and industry recognition, have financial resources substantially greater than us and have manufacturing and distribution facilities better than those which now or in the foreseeable future become available to us.

Toy Products

DMEC competes with other distributors of toy products including distributors of other flying toys such as "Frisbies". We concentrate on the most popular new products available and offer these toy products for limited sales period and, as demand for products change. We can immediately switch to newer and more popular products. We compete primarily on uniqueness of product and lower prices. Most of the distributors with which we compete are better established, have a broader product line and industry recognition, and have financial resources substantially greater then ours.

Greeting Card Product

Most of our competitors are better established, have broader industry recognition, financial resources and have manufacturing and distribution facilities better than those which now or in the foreseeable future will become available to us. These competitors include Hallmark, American Greeting Cards and Gibson.

The greeting card market requires substantial resources to obtain shelf space in retail outlets, therefore, we cannot make assurances that it can or will be successful in this marketplace in the foreseeable future.


AMERICAN TOP REAL ESTATE

American Top Real Estate, Inc. ("ATRE") was formed in March 1989 for the purposes of acquiring, owning and holding real property for commercial development. ATRE does not engage in any other business operations. We paid $50,000 for a 50% interest in ATRE. Our arrangement with its partners in ATRE requires that all parties contribute capital or loans pro rata according to their interests whenever required by ATRE for land acquisition, principal or interest payments, property taxes or other expenses.

Upon sale or development of land, proceeds are used to repay all related loans and other obligations, with the remaining balance distributed among the shareholders of ATRE pro rata based on their interests. ATRE has interests in two real estate parcels.

On September 19, 2000, ATRE closed the sale for one parcel of the remaining acres for $550,000. The net proceeds of this sale was applied against ATRE'S outstanding mortgage loan which was collateralized by the property sold. As the result of the sale, we recorded approximately $15,000 as our share of income from equity investment for the period ended March 31, 2001.

As of June 30, 1999, we had $809,500 due to ATRE for payment of trade payables. In October 1999, the outstanding balance was converted into a convertible debenture at 7% per annum due and payable on or before September 30, 2001. At the option of the lender all or part of the balance can be paid with shares of our common stock. The number of shares is determined by dividing the principal being converted by the average twenty-day bid price, prior to the date of such payment request, for our common stock. As of March 31, 2001, the outstanding balance was $809,500. On July 24, 2001, our Board of Directors authorized and approved the issuance of 140,343,755 shares of our common stock to ATRE upon the conversion by ATRE of the entire unpaid principal amount of $809,500 of its note and all accrued interest thereon in the amount of $102,734 as of July 23, 2001 at the conversion price of $0.0065 per share as of the close of business on July 23, 2001.

As of December 31, 2001 and March 31, 2001, we had outstanding loan balances of $619,600 and $576,300, respectively, from ATRE, bearing interest at the rate of 14% per annum, and due on demand.

ATRE believes the remaining parcels will be sold and continues to list the properties with its real estate agent. Future sales are contingent on market conditions and there can be no assurance that ATRE will sell the remaining parcels within the next one to three years.


COPYRIGHT, LICENSES AND OTHER PROPRIETARY RIGHTS

We rely on a combination of common law trademark, copyright and trade secret law to establish and protect our property rights and promote our reputation and the growth of our business. In addition, in the toys product line, the Woblong(R), subsequently renamed as the Zoombie(R), is protected by patent claims in the form of a utility patent registered with the U.S. Patent and Trademark Office. The U.S. Patent number is 5,131,879. In addition, a design patent was issued on March 9, 1994 - D344,989.

We license approximately 273 videocassette titles from licensors for duplication and distribution, generally on a non-exclusive basis. Such licensors could become subject to third party infringement claims which could result in their inability or willingness to license these titles to us and would impair our ability to provide such titles to our customers.

DESCRIPTION OF PROPERTY

We lease approximately 20,000 square feet at 800 Tucker Lane, Walnut, California under a lease that commenced January 6, 2000 and expires on January 31, 2003, for use as executive offices and manufacturing and warehouse facilities for a monthly rent of $10,500.00. We closed our 1,200 square feet facility in Freehold, New Jersey in April 2000, which we used for our sales office. As of May 2001, our lease of the Cerritos property expired, thus we are no longer in use of it.

Our lease agreement of the Walnut property is with an unaffiliated party. We believe that we have sufficient space for operations for the next twelve months.


EMPLOYEES OF THE COMPANY

As of December 31, DMEC employed 31 full-time employees. During the peak season we engage additional part-time or temporary employees to help with the surge for Christmas season orders. We reduce our manufacturing force after the peak season to improve the profitability of our operations when sales orders decline. Our employees are not unionized. We believe we have a good working relations with our employees.


MANAGEMENT

The Company's current officers and directors consist of the following persons:

Name                      Age     Position with Company
-----------------------   ---     ---------------------------------------------
James K.T. Lu..........   54      Chairman of the Board, President, Chief
                                  Executive Officer, Secretary and Director

Jeffrey I. Schillen....   55      Executive Vice President, Sales and Marketing
                                  and Director

Murray T. Scott........   79      Director

Fred U. Odaka..........   64      Chief Financial Officer


JAMES K.T. LU (Class 2 Director). Mr. Lu has been a director since February 1989, Chairman of the Board, Chief Executive Officer and Secretary since March 1, 1990, and President since July 1991. Mr. Lu received his B.S.I.E. degree from Chung Yuen University Taiwan in 1969, his M.S.I.E. degree from the Illinois Institute of Technology in 1972 and a Master of Business Administration (MBA) from California State University in 1981. Mr. Lu entered a plea and cooperation agreement with the Office of the United States Attorney for the Eastern District of New York. The agreement involved Mr. Lu pleading guilty to one count of Conspiracy to Launder Money and one count of violation of the Travel Act. The conduct for which Mr. Lu pled guilty had no relationship to our business or his activities as an officer of Diamond Entertainment Corporation. It is not anticipated that Mr. Lu will be sentenced for approximately one year during which time the government will evaluate his performance under the agreement to cooperate.

JEFFREY I. SCHILLEN (Class 1 Director). Mr. Schillen has been our Executive Vice President of Sales and Marketing since 1993 and has been a director since our inception in April 1986. From May 1984 to April 1986, Mr. Schillen was President and Chief Operating Officer of Music Corner Inc., a retail record, tape and video chain he co-founded. From 1974 to April 1984, Mr. Schillen founded and served as Vice President in charge of purchasing, store openings and acquisitions of Platter Puss Records, Inc., a retail record, tape and video chain.

MURRAY T. SCOTT (Class 2 Director). Mr. Scott became a director in November 1993. Mr. Scott was the President and Chief Executive Officer of Gregg's Furniture, a custom furniture building business in Victoria, Canada, from 1958 to 1995. Mr. Scott remains involved with Gregg's Furniture in a consulting and advisory capacity.

FRED U. ODAKA. Mr. Odaka has been our Chief Financial Officer since September 2000. From December 1998 to September 2000 Mr. Odaka was a consultant to Diamond Entertainment and was our "acting" Chief Financial Officer. From July 1996 to July of 1998, Mr. Odaka served as chief financial officer for Front Row Collectibles, Inc., a manufacturer and distributor of super event collectibles. From January 1993 to June 1996, Mr. Odaka was a financial consultant and analyst for Kibel, Green Inc., a West Coast business advisory and financial services firm specializing in corporate re-structuring and crisis intervention. From July 1986 to December 1992, Mr. Odaka was a partner and principal of two investment banking firms concentrating in mergers and acquisitions. From November 1984 to June 1986, Mr. Odaka was vice president and chief financial officer for Ibex Computer Corporation, a manufacturer of computer tape drives. Mr. Odaka was a founder of Rexon, Inc., a publicly traded manufacturer of computers and computer peripheral equipment and, from May 1978 to October 1984, held the positions of vice president and chief financial officer and was instrumental in taking the company public. From January 1970 to April of 1978, Mr. Odaka was controller of the computer division of Perkin-Elmer Corporation, a publicly traded company that manufactures life sciences systems and analytical instruments. Mr. Odaka received his Bachelor of Science degree in finance from Fresno State College, Fresno, California.

Under our certificate of incorporation, our board of directors is divided into three (3) classes, with each class to be elected by the shareholders every three years. All directors hold office for terms of three (3) years and until the next annual meeting of stockholders scheduled to vote on such class of directors and the election and qualification of their respective successors. Our board presently consists of three directors and our directors were elected at the 2000 annual meeting of stockholders for concurrent three year terms. None of our directors have resigned or declined to stand for re-election due to a disagreement on any matter relating to our operations, policies or practices.

Officers are elected annually by our board of directors and, subject to existing employment agreements, serve at the discretion of our board.

                             EXECUTIVE COMPENSATION

The following table sets forth aggregate compensation earned and paid by the Company to each Officer and to all Executive Officers as a group for services rendered in all capacities during the year ended March 31, 2001.

                           Summary Compensation Table

                                             Annual Compensation               Long Term Compensation
                                           ----------------------   ------------------------------------------
                                                                      Awards                Payouts
                                                                    ----------    ----------------------------
                                                                    Securities                     All Other
                                                                    Underlying    LTIP Payouts    Compensation
Name and Principal Position     Year       Salary($)    Bonus ($)   Options (#)       ($)             ($)
---------------------------------------------------------------------------------------------------------------
James K.T. Lu (1) President,    2001        50,000         0             0             0            26,739
Chief Executive Officer and     2000        37,500         0             0             0            27,606
Secretary                       1999       120,000         0             0             0            89,983

Jeffrey I. Schillen (2)         2001        40,000         0             0             0            17,148
Executive Vice President of     2000        50,000         0             0             0            15,618
Sales and Marketing             1999       100,000         0             0             0            13,036
---------------------------------------------------------------------------------------------------------------

(1) Mr. Lu's annual salary was $150,000 during the fiscal year ended March 31, 2001 and he has elected to defer a substantial portion of his salary for this period. During March 2000, Mr. Lu waived all of his deferred salary owed as of March 31, 1999 and as of the date of this prospectus, Mr. Lu continues to defer a substantial portion of his salary.

(2) Mr. Schillen's annual salary was $120,000 during the fiscal year ended March 31, 2001 and he elected to defer a substantial portion of his salary for this period. During March 2000, Mr. Schillen waived all of his deferred salary owed as of March 31, 1999, and as of the date of this prospectus, Mr. Schillen continues to defer, a substantial portion of his salary.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information with respect to the options granted during the year ended March 31, 2001, for the persons named in the Summary Compensation Table (the "Named Executive Officers"):

                     Number of     Percent of Total
                     Securities      Options/SARs
                     Underlying       Granted to       Exercise
                    Options/SARs     Employees in       or Base      Expiration
     Name            Granted (#)       Fiscal Year      Price ($/Sh)    Date
-------------------------------------------------------------------------------
James K.T. Lu           -0-               --                --          --
Jeffrey I Schillen      -0-               --                --          --
--------------------------------------------------------------------------------

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

The following table sets forth certain information with respect to options exercised during the fiscal year ended March 31, 2001 by the Named Executive Officers and with respect to unexercised options held by such persons at March 31, 2001.

                                                        Number of Securities
                                                       Underlying Unexercised         Value of Unexercised
                         Shares                              Options/SARs           In-the-Money Options/SARs
                       Acquired On       Value              At FY-End (#)                 at FY-End ($)
                         Exercise      Realized     ---------------------------   ---------------------------
          Name             (#)            ($)        Exercisable   Unexercisable   Exercisable   Unexercisable
--------------------------------------------------------------------------------------------------------------
James K.T. Lu               0              0         9,100,000          0              0              0
Jeffrey I. Schillen         0              0         2,150,000          0              0              0
--------------------------------------------------------------------------------------------------------------


                              EMPLOYMENT AGREEMENTS

In 1991, we entered into employment agreements with each of Messrs. Lu and Schillen for annual compensation of $150,000 and $90,000, respectively; both provide for annual adjustments in accordance with the consumer price index. However, effective 1996, Mr. Schillen's annual compensation was increased to $120,000. Consequently, contracted salary levels are at $150,000 for Mr. Lu and $120,000 for Mr. Schillen. Both employment agreements were extended in July 2000 for a period of five years terminating on December 31, 2005. In March 2000, Mr. Lu and Mr. Schillen both waived all of their deferred salaries owed as of March 31, 1999. See "Summary Compensation Table" above, and the notes thereto.

On April 23, 1996 we agreed to reserve 1,000,000 shares of common stock for distribution to Messrs. Lu and Schillen. Such shares could be purchased for $.25 per share, in installment payments with a five year promissory note with interest at 6% per annum. On July 24, 2001, our Board of Directors approved the lowering of the exercise rate per share to $.005 to purchase such shares and extended the expiration date of such options to April 22, 2004. As of the date of this prospectus such officers had not purchased any of such shares.

In September 1997 as consideration for each of Messrs. Lu and Schillen agreeing to defer up to 90% of their salaries through March 31, 1998, we issued 3,000,000 shares of common stock and warrants to purchase 3,000,000 shares of common stock to Mr. Lu, and issued 750,000 shares of common stock and warrants to purchase 750,000 shares of common stock to Mr. Schillen. All of such warrants have an exercise price of $.10 per share. The warrants are fully vested and were exercisable until March 31, 1999. On July 24, 2001, we lowered the exercise price of such warrants to $.005 per share. In February 2002, we extended the term of the warrants until March 31, 2005.

We maintain a life insurance policy on Mr. Lu, for our benefit in the amount of $1,000,000.

On September 1, 1997 we entered into employment agreements with nine other employees holding important positions. The agreements provided for the issuance of an aggregate of 550,000 shares of common stock with a fair value of $11,000, as payment for services, warrants for 550,000 shares with an exercise price of $.10 per share and the semi-monthly compensation of approximately $14,000 in the aggregate. On September 1, 1999, the warrants to exercise the 550,000 shares of common stock expired. On August 27, 1999, we granted warrants to purchase 300,000 shares of common stock, which expire on September 1, 2002, at an exercise price of $.10 per share to the five remaining employees with employment agreements. On July 24, 2001, we lowered the exercise price of 175,000 warrants granted to three employees with employment agreements from $.10 per share to $.005 per share.

None of the employment agreements which we have with any of our executives, indicated above, provides for any specific compensation to such individuals should their respective employment agreements be terminated prior to expiration of their respective terms.


                     EMPLOYEE AND DIRECTOR STOCK OPTION PLAN

 In July 24, 2001, DMEC adopted the Stock Option Plan in order to attract and retain qualified personnel. The Plan authorized our Board of Directors to sell or award up to 50,000,000 shares and/or options of the Company's common stock, no par value at a purchase price of $0.006. On July 24, 2001, our Board of Directors granted an aggregate of 50,000,000 options to purchase shares of our Common Stock to our officers, directors, and key employees. As of the date of this prospectus, none of these options were exercised.

                 EMPLOYEE AND DIRECTORS STOCK COMPENSATION PLAN

On June 9, 2000, we adopted our 2000 Stock Compensation Plan for the purpose of providing a means of compensating selected key employees including officers, directors and consultants of Diamond Entertainment and our subsidiaries for their services rendered in connection with our development through the issuance of shares of common stock. We were authorized to sell or award up to 13,000,000 shares and/or options to purchase our common stock. The plan was administered by our board of directors which had the discretion to determine the grantees, the number of shares, the date of each grant, the consideration for the shares and such other terms and conditions as the board may determine. In June 2000, we entered into three consulting agreements that terminated on May 31, 2001. The consultants provided consulting services for us concerning management, marketing, consulting, strategic planning, corporate organization and financial matters in connection with the operation of our businesses, expansion of services, acquisitions and business opportunities. The consultants received options to purchase a total of 7,300,000 of our common stock exercisable at $0.035 per share in exchange for services rendered. Such options were exercised as of March 31, 2001. The plan expired on May 31, 2001, and the outstanding balance of options of 5,700,000 shares to be awarded or sold in accordance with this plan was canceled.

                            COMPENSATION OF DIRECTORS

To date, directors who are not also our employees have received no compensation for attending meetings of our board of directors. All directors are entitled to reimbursement of reasonable travel and lodging expenses related to attending meetings of our directors. There are no standard arrangements or agreements to provide compensation to directors for attending meetings of our board of directors.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 25, 1997 we executed a consulting agreement with Murray T. Scott, one of our directors, for long term strategic planning including development of marketing strategies and development and acquisition of new products. Mr. Scott's consulting agreement had a term of two years. As compensation under the agreement, Mr. Scott was issued 250,000 shares of common stock, and warrants to purchase an additional 250,000 shares of common stock at an exercise price of $0.10 per share. On July 24, 2001 we lowered the exercise price of the warrants from $0.10 to $0.005 per share. Such warrants expires on August 24, 2005.

On September 1, 1997, we issued to each of Messrs. Lu and Schillen shares and granted warrants as consideration for agreeing to defer payment of their salaries. Mr. Lu was issued 3,000,000 shares of common stock and granted warrants to purchase an additional 3,000,000 shares of common stock at $0.10 per share through March 31, 1999. Mr. Schillen was issued 750,000 shares of common stock and granted warrants to purchase an additional 750,000 shares of common stock at $0.10 per share through March of 1999. The warrants are fully vested and were exercisable until March 31, 1999. In March of 1999, we extended the exercise periods of the warrants until August 24, 2002. On July 24, 2001 we lowered the exercise price of the warrants from $0.10 to $0.005 per share.

During the quarter ended December 31, 1999, our Board of Directors authorized the conversion of approximately $1,880,725 in related parties payables into one year 7% convertible promissory notes of $1,071,225 and $809,500 to GJ Products Corporation and American Top Real estate, Inc. ("ATRE"), respectively. The due dates of both notes were extended to September 30, 2001. The terms of the new convertible notes allow us to make partial principal and interest payments from time to time and the holders of the convertible notes have the option to request such payments of the indebtedness evidenced by the notes either in lawful money of the United States or in an equivalent value consisting of our common stock, the number of shares to be determined by dividing the payment amount by the average twenty day bid price for our common stock during the twenty trading days prior to the date of such payment. Also, during the quarter ended December 31, 1999, GJ Products Corporation to which $1,071,225 in related parties note was owed by us, transacted a change in ownership of its common stock in which 100% of its outstanding shares of common stock was sold to a non-related party. On July 24, 2001, the we authorized and approved the issuance of 140,343,755 shares of the company's common stock to ATRE upon the conversion by ATRE of the entire unpaid principal amount of $809,500 of its note and all accrued interest thereon in the amount of $102,734.41 as of July 23, 2001 at the conversion price of $0.0065 per share as of the close of business on July 23, 2001, and we also authorized and approved the issuance of 180,928,097 shares of our common stock to GJ Products Corporation upon the conversion of the entire unpaid principal amount of $1,037,775.00 of its note and all accrued interest thereon in the amount of $138,257.63 as of July 23, 2001 at the conversion price of $0.0065 per share as of the close of business on July 23, 2001.

At March 31, 1999, we were owed approximately $69,000 from Mr. Lu for advances and loans. Simple interest is accrued monthly at an annual rate of 10% on the outstanding balance. For the years ended March 31, 1999 and 1998, we recorded interest income of $1,170 and $6,607, respectively. This loan amount is due in December 2001. On March 15, 1999, the unpaid balance of approximately $69,000 was forgiven by us in consideration for Mr. Lu's 1999 and 1998 personal guarantees for two leases and promissory notes.

In March and June 1999, we issued callable convertible notes for $50,000 and $100,000 to James Lu and Jeffrey I. Schillen, respectively. The notes bear interest at 10% per year with principal and interest due on the first anniversary of the date of issuance. Each note has been extended for an additional year. The notes also call for any amount of the outstanding principal to be converted into restricted shares of our common stock at the option of the lenders at a conversion rate of $0.05 per share. The notes contain certain demand and piggyback registration rights. On July 24, 2001, we authorized and approved an amendment of the foregoing callable convertible whereby by we reduced the conversion rate from. $0.05 to $0.005 and allowed the note holders to also convert any accrued interest against such notes. Also on July 24, 2001, we approved the issuance of 12,343,150 shares of our common stock to Mr. Lu upon conversion of his $50,000.00 note and accrued interest thereon in the amount of $11,715.75 as of July 23, 2001.

On May 25, 1999, we issued to Mr. Lu, as a bonus, options to purchase 2,500,000 shares of our common stock at $0.05 and options to purchase 1,000,000 shares of our common stock at $0.10 per share. The options expire on May 24, 2004. On July 24, 2001 we lowered the exercise price of the warrants from $0.10 to $0.005 per share.

On May 25, 1999, we issued to Mr. Schillen, as a bonus, options to purchase 500,000 shares of common stock at $0.05 and options to purchase 500,000 shares of our common stock at $0.10 per share. The options expire on May 24, 2004. On July 24, 2001 we lowered the exercise price of the warrants from $0.10 to $0.005 per share.

On July 24, 2001, we authorized and approved, the that exercise rate ranging from $0.05 to $0.25 of outstanding options granted to the our key employees, officers and directors during the period from April 1996 through May 1999 in the aggregate amount of 11,675,000 shares be amended and lowered to $0.005.

On November 16, 2001, Mr. Lu, the company's president waived his right to exercise 29,000,000 of his outstanding stock options to provide for the company to meet the stock reserve requirement of it's convertible series B preferred stock.

On November 16, 2001, for consideration of waiving his aforementioned exercise rights and for his part in completing the sale of the company's convertible Series B preferred shares, Mr. Lu was awarded option to purchase 14,500,000 shares of the company's common stock. The option will be exercisable at $0.006 per share at such time permitted by the company's convertible series B preferred share reserve clause.

The reserve clause calls for a 130% reserve requirement of estimated shares needed to cover for the conversion of the convertible series B preferred stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth current information as of April 17, 2002, relating to the beneficial ownership of the outstanding shares of our common stock and preferred stock by (i) each person owning beneficially more than 5% of our common stock, (ii) each Director of the Company, (iii) each Named Executive Officer; and (iv) all Executive Officers and directors of the Company as a group. Unless otherwise indicated below, such individuals have the sole power to control the vote and dispose of such shares of capital stock.

                                                                                               Percentage of
                                                                                            Common Stock
                                                                                              Assuming
                                       Common Stock   Percentage of       Preferred         Conversion of
              Name (1)                     Owned       Common Stock    Stock Owned (2)    Preferred Stock (3)
              --------                 ------------   -------------    ---------------    -------------------

James K. T. Lu (4)                      62,288,110        10.85%           209,287             10.91%
Diamond Entertainment Corporation
800 Tucker Lane
Walnut, CA  91789

Jeffrey I. Schillen (5)                 35,005,750        6.10%            36,282               6.10%
Diamond Entertainment Corporation
48 St. Lawrence Way
Marlboro, NJ  07746

Murray T. Scott (6)                      6,300,000        1.10%            75,796               1.12%
Diamond Entertainment Corporation
800 Tucker Lane
Walnut, CA  91789

American Top Real Estate Inc.           140,343,755       24.45%              0                24.45%
313 S.E. 199th Ave.
Camas, WA 98607

Hung Yi Chen                            80,000,000        13.94%              0                13.92%
2F. No 79, Sec 1, Jung Shung Rd
Gueishan Shiang
Taoyuan Hsien, Taiwan, 333, R.O.C

Yulie Lin                               80,000,000        13.94%              0                13.92%
9F1.3, No 510, Sec 5, Jung Shiau
E. Rd
Taipei, Taiwan, 110, R.O.C

All directors and officers as a         103,593,860       18.05%           321,365             18.13%
group (3 persons) (7)

----------------
(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, and is generally determined by voting and/or investment power with respect to securities. Unless otherwise noted, all shares of common stock listed above are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of common stock owned by each of them. Such person or entity's percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity which are exercisable within 60 days from the date thereof exercised or converted as the case any be.

(2) The preferred stock entitles the holder to 1.95 votes for each share owned and each share may be converted into 1.95 shares of common stock.

(3) Assumes conversion of shares of preferred stock beneficially owned.

(4) Mr. Lu is President, Chief Executive Officer, Secretary and a director. Includes 43,600,000 shares of common stock issuable upon exercise of warrants, options and convertible notes.

(5) Mr. Schillen is the Executive Vice President and a director. Includes 32,150,000 shares of common stock issuable upon exercise of warrants, options and convertible notes.

(6) Mr. Scott is a director. Includes 5,250,000 shares of common stock issuable upon exercise of warrants.

(7) Represents 10,250,710 shares of common stock outstanding and 14,500,000 shares of common stock issuable upon exercise of warrants, options or convertible notes.

There are no agreements or other arrangements or understandings known to us concerning the voting of our common stock or otherwise concerning control of us which are not disclosed herein. There are no pre-emptive rights applicable to our securities.


                            DESCRIPTION OF SECURITIES

General

As of the date of this registration statement, the Company has authorized to issue 600,000,000 shares of common stock, no par value per share, of which 457,595,650 shares are issued and outstanding as of November 22, 2000. Each outstanding share of common stock entitles the holder thereof to one vote on all matters that may be voted upon by the owners thereof at meetings of the stockholders. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefrom when declared by our board of directors; (ii) subject to the rights of our preferred stockholders, they are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or the winding up of our affairs; and (iii) do not have, except as described below, preemptive, subscription or conversion rights, or redemption or sinking fund provisions applicable thereto. In addition, holders of our common stock do not have rights to cumulate their votes on matters on which stockholders may vote at meetings of stockholders. However, under Section 2115 of the California Corporations Code, specific provisions of the California General Corporation Law, including mandatory cumulative voting rights of stockholders, are made applicable to "Pseudo-California" corporations incorporated under the laws of other states which meet certain tests. The tests are: (i) that the average of specified property, payroll and sales factors (generally related to the extent of activities in California) exceed 50% on a consolidated basis during the corporation's latest full income year and (ii) that more than one-half of the corporation's outstanding voting securities are held of record by persons having addresses in California. We do no believe we meet such tests. If we were required to implement cumulative voting for the election of directors, the existence of a classified board of directors may have the effect of delaying or preventing changes in control or in management because a greater number of shares would be required to elect any one director.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, no par value per share, of which 1,000,000 shares have been designated Preferred Stock as of the date of this prospectus of which 483,251 are issued and outstanding. 50 shares have been designated Series A Preferred Stock of which 40 shares are outstanding. 87 shares have been designated Series B Convertible Preferred Stock and all of such shares are issued and outstanding as of the date of this prospectus. Our board of directors is authorized to determine the rights, preferences, privileges and restrictions, including the dividend rights, conversion rights, voting rights, terms of redemption (including sinking fund provisions, if any) and liquidation preferences, of any new series of preferred stock and to fix the number of shares of any such series without any further vote or action by stockholders.

The Preferred Stock has no (i) dividend rights; (ii) sinking fund provisions;
(iii) rights of redemption; (iv) classification provisions for voting; (v) pre-emptive rights; (vi) liability to further calls or to assessments by us, or
(vii) any provision discriminating against any existing or prospective holder. Holders of shares of preferred stock are not entitled to any dividend preference. In the event of liquidation, holders of shares of preferred stock shall be entitled to a preference of $.01 per share, and any other remaining proceeds of liquidation shall be distributed share and share alike to holders of all capital stock.

Series A Preferred Stock

The Series A Preferred Stock entitles the holder of a share to 1.95 votes and each share may be immediately converted into 1.95 shares of common stock. The Series A Preferred Stock and common stock vote together on all matters.

On May 11, 2000, the Company amended its articles of incorporation to authorize the issuance 50 shares of no par value, Series A Convertible Preferred Stock with a stated value of $10,000 per share. This new issuance was created out of the 5,000,000 shares of authorized, no par value, preferred stock.

Commencing August 9, 2000, the Series A Preferred Stock is convertible, at the investor's option, into shares of the Company's Common Stock and automatically converts into Common Stock on April 12, 2002. The conversion price of the Series A Preferred Stock is the lower of $.08 per share or 80% of the average of the closing bid prices of the Company's Common Stock on any five trading days in the ten trading day period preceding the date of conversion. The conversion price of the Series A Preferred Stock is also adjusted in the event of stock dividends, stock splits, recapitalizations, reorganizations, consolidations, mergers or sales of assets. The Series A Preferred stock also provides for a dividend upon conversion of the Series A Preferred Stock at the rate of 6% per annum payable in additional shares of the Company's Common Stock. In no event can the Series A Preferred Stock be converted into more than 11,575,000 shares of Common Stock.


Series B Convertible Preferred Stock

We have designated 87 shares of our preferred stock as Series B Convertible Preferred Stock and all of such shares are issued and outstanding as of the date of this prospectus. The Series B Convertible Preferred Stock has a stated value of $10,000 per share. The conversion price of the Series B Convertible Preferred Stock is the lower of $.02 per share or 70% of the average of the closing bid prices of our common stock on any five trading days in the thirty trading days preceding the date of conversion. The conversion price of the Series B Convertible Preferred Stock is also adjusted in the event of stock dividends, stock splits, recapitalizations, reorganizations, consolidations, mergers or sales of assets. To the extent the holders of Series B Preferred Stock convert and then sell shares of common stock, the price of our common stock may decrease even further due to additional shares in the market, allowing the holders to convert additional shares of Series B Convertible Preferred Stock into greater amounts of common stock.

The Series B Convertible Preferred Stock does not provide any voting rights, except as may be required by law. However, we may not take certain actions that would adversely affect the rights of the holders of Series B Convertible Preferred Stock without the approval of two-thirds of the outstanding shares of Series B Convertible Preferred Stock.


Penny Stock Disclosure Requirements

See discussion in risk factor section, page 11, with the heading "Resale restrictions on transferring "penny stock" are sometimes imposed by some states which make transactions in our stock cumbersome..."

Warrants

In connection with the sale of our Series B Convertible Preferred Stock, we issued an aggregate of 10,950,000 warrants to purchase our common stock to the selling shareholders. The warrants are exercisable for five years from the date of issuance, and contain certain antidilution and cashless exercise provisions. The warrants are exercisable at a price of $.02 per share for a period of five years.

Anti-Takeover Provisions

The provisions in our certificate of incorporation relating to a staggered board of directors and issuance of our preferred stock may have the effect not only of discouraging tender offers or other stock acquisitions but also of impeding management changes sought by existing shareholders. A classified board, while promoting stability in board membership and management, also moderates the pace of any change in control of our board of directors by extending the time required to elect a majority, effectively requiring action at a minimum of two consecutive annual meetings. All directors may be removed from office, with cause, upon the vote of holders of a majority of shares entitled to vote in the election of directors.

These provisions enhance the possibility that a potential bidder for control of us will be required to act through arm's-length negotiation with respect to a major transaction, such as a merger, consolidation or purchase of substantially all of our assets. Such provisions may also have the effect of discouraging tender offers or other stock acquisitions, giving our management power to reject certain transactions which might be desired by the owners of a majority of our voting securities. These provisions could also be deemed to benefit incumbent management to the extent they deter such offers by persons who would wish to make changes in management or exercise control over management. Our board of directors does not presently know of a third party that plans to make an offer to acquire us through a tender offer, merger or purchase of all or substantially all of our assets.


Shares Eligible for Future Sale

On the date of this offering, DMEC has 457,595,650 shares of Common Stock outstanding.

                              SELLING SHAREHOLDERS


The table below sets forth information concerning the resale of shares of Common Stock by the Selling Stockholders. We will not receive any proceeds from the resale of the common stock by the Selling Stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the Selling Stockholders, none of the Selling Stockholders will continue to own any shares of our Common Stock.

The following table also sets forth the name of each person who is offering shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                    Shares Beneficially         Shares       Shares Beneficially Owned
                                           Owned               Offered            After Offering
Selling                                 Prior to the             For               If All Offered
Stockholder (1)                         Offering (2)           Sale (3)          Shares Are Sold (3)
--------------------------   ------------------------------  ----------      -------------------------
                               Number of                                       Number of
                                Shares      Percentage (4)                       Shares    Percentage
                             -----------    --------------                   ----------    ----------

Stonestreet LP (1)(2)         26,249,531        4.999%        28,000,000           0          0%
Stonestreet Corp (3)           2,400,000        0.457%         2,400,000           0          0%
Filter Int'l Corp (4)         12,000,000        2.285%        12,000,000           0          0%
Joe Kaufman (5)                4,000,000        0.762%         4,000,000           0          0%
Alpha Capital A.G. (6)(7)     12,000,000        2.285%        12,000,000           0          0%
Balmore S.A.(8)(9)             8,450,000        1.609%         8,450,000           0          0%
Owen Naccarato (10)              650,000        0.123%           650,000           0          0%
------------------------------------------------------------------------------------------------------


The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

No Selling Stockholder has held any position or office, or has had any material relationship with us or any of our affiliates within the past three years.

         None of the selling shareholders are broker-dealers or affiliates of broker-dealers.

(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Mr. Michael Finkelstein may be deemed a control person of the shares owned by such entity. Stonestreet L.P. is a private investment fund that is owned by all its investors and managed by Ms. Libby Leonard.

(2) Independent third party who invested in our company through 35 convertible Preferred Series B shares at $10,000 a share and 5,250,000 warrants issued on November 16, 2001. The selling shareholder is an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933

(3) Represents the underlying common shares of 3 Series B convertible Preferred Shares at $10,000 a share plus 450,000 warrants issued on November 16, 2001. Michael Finkelstein is the control person for Stonestreet Corporation.

(4) Represents the underlying common shares of 15 Series B convertible Preferred Shares at $10,000 a share plus 2,250,000 warrants issued on November 16, 2001. Al Davis is the control person for Filter International.

(5) Represents the underlying common shares of 5 Series B convertible Preferred Shares at $10,000 a share plus 750,000 warrants issued on November 16, 2001.

(6) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Mr. Konard Ackerman may be deemed the control person of the shares owned by such entity. ALPHA Capital AG is a private investment fund that is owned by all its investors and managed by Mr. Konard Ackerman.

(7) Independent third party who invested in our company through 15 convertible Preferred Series B shares at $10,000 a share and 2,250,000 warrants issued on November 16, 2001. The selling shareholder is an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933.

(8) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Gisela Kindle may be deemed a control person of the shares owned by such entity. Balmore S.A. is a private investment fund that is owned by all its investors and managed by Gisela Kindle.

(9) Independent third party who invested in our company through 13 convertible Preferred Series B shares at $10,000 a share. The selling shareholder is an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933.

(10) Represents the underlying common shares of 1 Series B convertible Preferred Shares at $10,000 issued on November 16, 2001. Owen Naccarato is a member of Naccarato & Associates.

     Percentages are based on 525,095,650 shares of our common stock (includes the shares in this Offering) as of this offering.

                              PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholders will sell any or all of the common stock in this offering. The selling stockholders may use any one or more of the following methods when selling shares:

     o Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

     o Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

     o Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account.

     o An exchange distribution following the rules of the applicable exchange

     o    Privately negotiated transactions

     o    Short sales or sales of shares not previously owned by the seller

     o Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share

     o    A combination of any such methods of sale and any other lawful method

The selling stockholders may also engage in:

     o Short selling against the box, which is making a short sale when the seller already owns the shares.

     o Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder.

     o Pledging shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling shareholders and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify the Company and its directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

If we are notified by the selling stockholder that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.


                                LEGAL PROCEEDINGS

We have in the past been named as defendant and co-defendant in various legal actions filed against us in the normal course of business. All past litigation have been resolved without material adverse impact on us.

On February 15, 2000, one of our suppliers brought legal action against the us to collect approximately $35,200 comprising of unpaid invoices, interest, court costs and attorneys fees owed to the supplier. We recorded the liability upon receipt of the goods and entered into a monthly payment plan with the supplier to settle the amount owed. As of December 31, 2001, the balance of the liability had been fully paid.

During March 2000, our former lessor brought action against us to recover delinquent rental payment and penalties arising from the termination of our building lease in Cerritos, California. The action against us resulted in a stipulated judgement whereby we agreed to pay $72,000.00 at 10% interest by paying $6,600.00 per month for twelve consecutive months beginning April 1, 2000 through March 1, 2001. There was a penalty clause for a failure to pay in a timely manner which increases the total amount to $119,000 with immediate acceleration in the event of a default under the stipulated judgement. All required payments through March 1 2001 were made in a timely manner and on June 5, 2001, we received from the lessor, an acknowledgment of full satisfaction of judgment.

In April 2001, a former landlord, brought action against us to recover $100,000 in damages, for additional rent for holding over, or not vacating the premises after the term expired, late fee penalty of 10% for late payment of monthly rent and for removing the plaintiff's metal storage racks. To avoid incurring extraordinary legal fees to defend this action against us, we entered into a stipulation for settlement and dismissal with the landlord in December 2001 to make three payments of $5,000 to have the legal action dismissed. The final payment was made in February 2002, and we received from the landlord on March 20, 2002, an acknowledgment that such legal action against us was dismissed.

In June of 2001, we were named as a defendant by one of our suppliers Progen Technology Inc., who filed bankruptcy under Chapter 7. The bankruptcy court brought legal action against us to recover $100,000.00 we borrowed from the supplier in April of 1999, plus applicable interest. In accordance with the loan, we made four separate payments to the supplier during April and May of 1999 totaling $101,166.67 in principal and interest. As of December 31, 2001, we reflected one check in the amount of $25,116.67 still outstanding. On March 6, 2001, we entered into a stipulation for settlement and dismissal whereby we agreed and stipulated that we will pay $2,500.00 within ten (10) days after entry of an order approving the settlement. As of the date of this prospectus, we have not received such order approving the settlement.


                                     EXPERTS

The consolidated financial statements included in this prospectus and elsewhere in this registration statement and for the periods included in their report have been audited by Merdinger, Fruchter, Rosen & Corso, P.C., independent auditors, and are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

On January 14, 2000, our independent public accountants, Moore Stephens, P.C., terminated its client-auditor relationship with us. On January 18, 2000, our board of directors approved the engagement of Merdinger, Fruchter, Rosen & Corso, P.C. to serve as our independent public accountants and to be the principal accountants to conduct the audit of our financial statements for the fiscal year ending March 31, 2000, replacing the firm of Moore Stephens, P.C. who had been engaged to audit our financial statements for the fiscal years ended March 31, 1996, 1997, 1998 and 1999. Subsequently, we engaged Merdinger, Fruchter, Rosen & Corso, P.C., to re-audit our financial statements for the year ended March 31, 1999. Moore Stephens, P.C.'s report on our statements during the fiscal years ended March 31, 1998 and 1999 contained no adverse or disclaimer of opinion, however it did contain a going concern explanatory paragraph. Our management knows of no past disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope, or procedure, which disagreements, if not resolved to the satisfaction of Moore Stephens, P.C., would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

                                  LEGAL MATTERS

Legal matters concerning the issuance of shares of common stock offered in this registration statement will be passed upon by Owen Naccarato, Attorney at Law. Owen Naccarato does not beneficially own shares of the company.


                           OTHER AVAILABLE INFORMATION

We are subject to the reporting requirements of the Securities and Exchange Commission (the "commission"). We file periodic reports, proxy statements and other information with the commission under the Securities Exchange Act of 1934. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests should be directed to: Garrett Cohn.

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 Act with the Commission in connection with the securities offered by this Prospectus. This Prospectus does not contain all of the information that is the registration statement, you may inspect without charge, and copy our filings, at the public reference room maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of this material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribe rates.

Information about the public reference room is available from the commission by calling 1-800-SEC-0330.

The commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the commission. The address of the site is www.sec.gov. Visitors to the site may access such information by searching the EDGAR archives on this web site.

You should rely on the information contained in this Prospectus. We have not authorized anyone to provide you with any information that is different.

The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where such offers and sales are permitted.

The information contained in this Prospectus is accurate as of the date of this prospectus.


Financial Statements

Our Financial Statements begin on page F-1

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS







                                    I N D E X



                                                                         PAGE
Consolidated Financial Statements, March 31, 2001 and 2000
----------------------------------------------------------

Independent Auditors' Report                                              F-2

Consolidated Balance Sheets                                        F-3 to F-4

Consolidated Statements of Operations                                     F-5

Consolidated Statement of Stockholders' Deficiency                        F-6

Consolidated Statements of Cash Flows                              F-7 to F-9

Notes to Consolidated Financial Statements                       F-10 to F-38


Consolidated Financial Statements, December 31, 2001
----------------------------------------------------

Consolidated Balance Sheets as of December 31, 2001
(Unaudited) and March 31, 2001.                                     F-39-F-40

Consolidated Statements of Operations for the three and nine
months ended December 31, 2001 and 2000 (Unaudited)                      F-41

Consolidated Statements of Cash Flows for the nine months
ended December 31, 2001 and 2000 (Unaudited)                        F-42-F-44

Notes to Consolidated Financial Statements (Unaudited)              F-45-F-72

                          INDEPENDENT AUDITORS' REPORT


TO THE STOCKHOLDERS' AND BOARD OF DIRECTORS OF
DIAMOND ENTERTAINMENT CORPORATION

We have audited the accompanying consolidated balance sheets of Diamond Entertainment Corporation and Subsidiaries as of March 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Diamond Entertainment Corporation and Subsidiaries as of March 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred recurring losses and a negative cash flow from operations, as well as a working capital deficit which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also discussed in Note 2. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                   MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                   Certified Public Accountants

Los Angeles, California
June 15, 2001

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS



                                                                               March 31,
                                                                -------------------------------
                                                                     2001               2000
                                                                -------------     -------------
         ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                    $      29,900     $           -
   Accounts receivable, net of allowance for
     doubtful accounts of $144,542 and $137,750                       413,020           421,196
   Inventory                                                        1,088,951         1,094,878
   Due from related party                                             101,366                 -
   Prepaid expenses and other current assets                           45,714           116,456
                                                                -------------     -------------

     Total current assets                                           1,678,951         1,632,530

PROPERTY AND EQUIPMENT, less accumulated
   depreciation of $1,030,785 and $878,032                            199,487           266,570

FILM MASTERS AND ARTWORK, less accumulated
   amortization of $3,901,070 and $3,813,596                          145,817           114,424

INVESTMENT IN EQUITY SUBSIDIARY                                        60,725            45,275

OTHER ASSETS                                                           62,982            65,707
                                                                -------------     -------------

       TOTAL ASSETS                                             $   2,147,962     $   2,124,506
                                                                =============     =============





The accompanying notes are an integral part of these consolidated financial statements.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (CONTINUED)

                                                                               March 31,
                                                                -------------------------------
                                                                     2001               2000
                                                                -------------     -------------
         LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
   Bank overdraft                                               $     224,681     $      19,428
   Accounts payable and accrued expenses                            1,789,523         1,486,142
   Due to factor                                                      319,303           370,461
   Financing agreement payable                                        311,807           538,670
   Notes payable - current portion                                     42,576           125,762
   Related parties - notes and advances payable
     - current portion                                              1,478,233         1,543,841
   Convertible debentures - current portion                         1,142,675         1,050,775
   Capital lease obligations - current portion                         17,600            28,742
   Other current liabilities                                           10,057                 -
                                                                -------------     -------------
     Total current liabilities                                      5,336,455         5,163,821

   Notes payable, less current portion                                      -            63,872
   Related parties - notes and advances payable,
     less current portion                                             150,000           100,000
   Convertible debentures, less current portion                             -           100,000
   Capital lease obligations, less current portion                          -            17,912
                                                                -------------     -------------
       TOTAL LIABILITIES                                            5,486,455         5,445,605
                                                                -------------     -------------
COMMITMENTS AND CONTINGENCIES (Note 12)                                     -                 -

STOCKHOLDERS' DEFICIENCY
   Convertible preferred stock, no par value; 4,999,950
     and 5,000,000 shares authorized; 483,251 issued
    (of which 172,923 are held in treasury)                           376,593           376,593
   Series A convertible preferred stock, $10,000 per
     share stated value; 50 shares authorized;
     40 issued and outstanding                                        346,400                 -
   Common stock, no par value; 100,000,000 shares
     authorized; 81,180,628 and 62,334,029 issued
     and outstanding                                               14,552,635        14,001,535
   Accumulated deficit                                            (18,565,318)      (17,650,424)
   Treasury stock                                                 (    48,803)      (    48,803)
                                                                -------------     -------------
     TOTAL STOCKHOLDERS' DEFICIENCY                               ( 3,338,493)      ( 3,321,099)
                                                                -------------     -------------
       TOTAL LIABILITIES AND STOCKHOLDERS'
         DEFICIENCY                                             $   2,147,962     $   2,124,506
                                                                =============     =============

The accompanying notes are an integral part of these consolidated financial statements.


               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                            For the Year Ended
                                                     --------------------------------
                                                                 March 31,
                                                         2001               2000
                                                     ------------        ------------
SALES - net                                          $  3,181,079        $  3,828,261

COST OF GOODS SOLD                                      1,796,722           3,348,102
                                                     ------------        ------------

GROSS PROFIT                                            1,384,357             480,159

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES            1,939,089           4,055,809
                                                     ------------        ------------

LOSS FROM OPERATIONS                                     (554,732)        ( 3,575,650)
                                                     ------------        ------------

OTHER INCOME (EXPENSE)
   Interest expense                                      (455,478)        (   418,524)
   Other income (expense)                                  80,316              61,091
   Income (loss) from equity investment                    15,000         (     4,275)
                                                     ------------        ------------
     Total other income (expense)                        (360,162)        (   361,708)
                                                     ------------        ------------
LOSS BEFORE PROVISION FOR INCOME TAXES                   (914,894)        ( 3,937,358)

PROVISION FOR INCOME TAXES                                      -                   -
                                                     ------------        ------------

NET LOSS                                             $   (914,894)       $( 3,937,358)
                                                     ============        ============
LOSS PER SHARE
   Basic                                             $   (   0.01)       $  (    0.07)
                                                     ============        ============
   Diluted                                           $   (   0.01)       $  (    0.07)
                                                     ============        ============


The accompanying notes are an integral part of these consolidated financial statements.


                                          DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                                              FOR THE YEARS ENDED MARCH 31, 2001 AND 2000



                                                     Convertible            Series A Convertible
                                                   Preferred Stock            Preferred Stock               Common Stock
                                                 ----------------------     --------------------      -------------------------
                                                  Shares       Amount        Shares     Amount           Shares        Amount
                                                 --------    ----------     -------   ---------       ----------    -----------
Balance at March 31, 1999                         483,251    $  376,593           -   $      -        50,619,029    $ 11,935,760
   Exercise of common stock options:
     Cash                                               -            -            -          -         4,000,000         200,000
     Settlement of debt and interest                    -            -            -          -         7,225,000         376,875
     Settlement of accounts payable                     -            -            -          -           490,000          24,500
   Options issued for consulting services               -            -            -          -                 -         660,000
   Options issued for officers compensation             -            -            -          -                 -         620,000
   Interest for convertible debentures                  -            -            -          -                 -         184,400
   Net loss                                             -            -            -          -                 -               -
                                                 --------    ----------     -------   ---------       ----------    -----------

Balance at March 31, 2000                         483,251       376,593           -          -        62,334,029      14,001,535

   Exercise of common stock options:
     Cash                                               -            -            -          -         6,157,143         215,500
     Settlement of debt and interest                    -            -            -          -           285,714          10,000
     Settlement of accounts payable                     -            -            -          -           857,123          30,000
   Options issued for consulting services               -            -            -          -                 -         209,000
   Options issued for officers compensation             -            -            -          -                 -
   Interest for convertible debentures                  -            -            -          -                 -
   Issuance of Series A convertible
    preferred stock                                     -            -           50     500,000                 -              -
   Offering costs                                       -            -            -     (67,000)                -              -
   Conversion of Series A convertible
    preferred stock to common stock                     -            -          (10)    (86,600)      11,546,619          86,600
   Net loss                                             -            -            -          -                 -              -
                                                 ---------   ----------      -------  ---------       ----------    ------------
 Balance at March 31, 2001                         483,251   $  376,593          40   $ 346,400       81,180,628    $ 14,552,635
                                                 =========   ===========     =======  =========       ==========    ============

(Table continued on following page)

                                      F-6a

(Table continued from previous page)


               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                  FOR THE YEARS ENDED MARCH 31, 2001 AND 2000


                                                      Total
                                                   Accumulated    Treasury       Stockholders'
                                                     Deficit       Stock          Deficiency
                                                   ------------   ------------   -------------
Balance at March 31, 1999                          $(13,713,066)  $(    48,803)  $( 1,449,516)
   Exercise of common stock options:
     Cash                                                     -              -        200,000
     Settlement of debt and interest                          -              -        376,875
     Settlement of accounts payable                           -              -         24,500
   Options issued for consulting services                     -              -        660,000
   Options issued for officers compensation                   -              -        620,000
   Interest for convertible debentures                        -              -        184,400
   Net loss                                         ( 3,937,358)              -   ( 3,937,358)
                                                   ------------   ------------   -------------

Balance at March 31, 2000                           (17,650,424)   (    48,803)   ( 3,321,099)

   Exercise of common stock options:
     Cash                                                     -              -        215,500
     Settlement of debt and interest                          -              -         10,000
     Settlement of accounts payable                           -              -         30,000
   Options issued for consulting services                     -              -        209,000
   Options issued for officers compensation                  -              -
   Interest for convertible debentures                       -              -
   Issuance of Series A convertible
    preferred stock                                           -              -        500,000
   Offering costs                                             -              -        (67,000)
   Conversion of Series A convertible
    preferred stock to common stock                           -              -              -
   Net loss                                         (   914,894)             -    (   914,894)
                                                   ------------   ------------   ------------
 Balance at March 31, 2001                         $(18,565,318)  $  (  48,803)  $( 3,338,493)
                                                   ============   ============   ============



The accompanying notes are an integral part of these consolidated financial statements.

                                      F-6b

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                For the Year Ended
                                                                     March 31,
                                                          ---------------------------------
                                                               2001               2000
                                                          -------------       -------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                               $    (914,894)      $ ( 3,937,358)
     Adjustments to reconcile net loss to net cash
       used in operating activities
       Depreciation and amortization                            240,264             279,038
       Provision for doubtful accounts                            6,792         (    51,205)
       Inventory reserve                                              -             176,386
       Issuance of note payable for settlement                        -              72,000
       Issuance of equity instruments as compensation
         and other fees                                         239,000           1,464,400
       (Income) loss from equity investment                    ( 15,450)        (    42,500)
       Changes in assets and liabilities
       (Increase) decrease
        Due from related party                                 (101,366)                  -
        Accounts receivable                                       1,384             189,240
        Inventory                                                 5,927             977,527
        Prepaid expenses and other current assets                70,742         (    30,096)
        Other assets                                              2,725             230,020
       Increase (decrease)
        Due to factor                                          ( 51,158)                  -
        Accounts payable and accrued expenses                   303,381             244,141
        Accrued interest                                              -              29,997
        Other                                                    10,057                   -
                                                          -------------       -------------
NET CASH USED IN OPERATING ACTIVITIES                          (202,596)        (   398,410)
                                                          -------------       -------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property and equipment                          ( 85,707)        (    18,506)
   Purchase of film masters and artwork                        (118,867)        (    66,420)
                                                          -------------       -------------
NET CASH USED IN INVESTING ACTIVITIES                          (204,574)        (    84,926)
                                                          -------------       -------------

(table continued on following page)

The accompanying notes are an integral part of these consolidated financial statements.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

                                                                For the Year Ended
                                                                     March 31,
                                                          ---------------------------------
                                                               2001               2000
                                                          -------------       -------------
CASH FLOWS FROM FINANCING ACTIVITIES
   Increase (decrease) in bank overdraft                        205,253          (   85,475)
   Issuance of stock for settlement of debt and interest         10,000                   -
   Net repayments of financing agreement                       (226,863)         (  267,796)
   Proceeds from notes payable                                        -             194,146
   Payments of notes payable                                   (147,058)         (  350,270)
   Proceeds from notes payable (related party)                        -             784,341
   Payments of notes payable (related party)                   ( 15,608)                  -
   Proceeds from convertible debentures                               -              50,000
   Payment of convertible debentures                           (  8,100)         (   16,370)
   Payments on capital leases                                  ( 29,054)         (   25,240)
   Proceeds from the exercise of options                              -             200,000
   Proceeds from issuance of common stock                       302,100                   -
   Proceeds from issuance of Series A Preferred Stock           346,400                   -
                                                          -------------       -------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                       437,070             483,336
                                                          -------------       -------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                        29,900                   -

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                         -                   -
                                                          -------------       -------------

CASH AND CASH EQUIVALENTS - END OF YEAR                   $      29,900       $           -
                                                          =============       =============

SUPPLEMENTAL INFORMATION

  CASH PAID FOR:
     Interest                                             $     148,500       $     237,000
                                                          =============       =============
     Income taxes                                         $           -       $           -
                                                          =============       =============
Non-Cash Investing and Financing Activities:
  Conversion of preferred stock to common stock           $      86,600       $           -
  Stock issued for settlement of debt and interest        $      10,000       $     376,875
  Interest for convertible debentures                                 -             184,400
  Stock issued for settlement of accounts payable         $      30,000       $      24,500


The accompanying notes are an integral part of these consolidated financial statements.

                DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

For the year ended March 31, 2001, the Company issued the following equity and security instruments:

    Granted options to consultants to purchase 7,300,000 shares of its common stock, in connection with consulting agreements and officer compensation. The Company has recognized consulting expense of $209,000.

    Issued 285,714 shares of its common stock for the conversion of debt.

    Converted $30,000 of accounts payable to related parties into 857,123 shares of its common stock.

    Converted 10 shares of its Series A convertible preferred stock into 11,546,619 shares of its common stock.

For the year ended March 31, 2000, the Company issued the following equity and security instruments:

    Granted options to consultants to purchase 14,465,000 shares of its common stock, in connection with consulting agreements and officer compensation. The Company has recognized consulting expense of $1,535,000.

    Issued 7,225,000 and 490,000, respectively, shares of its common stock for the conversion of $376,875 of principal balance and accrued interest and $24,500 of accounts payable, respectively.

    Converted $1,860,275 of accounts payable to related parties into two separate convertible debentures for i) $1,050,775 issued to an unrelated third party, and ii) $809,500 issued to a related party.

    Issued a $72,000 promissory note in settlement for the 2000 termination of an operating lease.







The accompanying notes are an integral part of these consolidated financial statements.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Basis of Presentation
          ---------------------
          The accompanying consolidated financial statements include the accounts of Diamond Entertainment Corporation (the "Company"), organized under the laws of the State of New Jersey on April 3, 1986 and its wholly owned subsidiaries:

          1) Jewel Products International, Inc. ("JPI") incorporated under the laws of the state of California on November 25, 1991;

          2) Grand Duplication ("Grand"), incorporated under the laws of the state of of California on August 13, 1996; and

          3) Galaxy Net ("Galaxy"), incorporated under the laws of the state of Delaware on July 15, 1998.

          All intercompany transactions and balances have been eliminated in consolidation.

          Nature of Business
          ------------------
          The Company is in the business of distributing and selling videocassettes, general merchandise, patented toys, furniture, and Cine-Chrome gift cards, through normal distribution channels throughout the United States and through a web site. As of March 31, 2001 and 2000, the Company's management evaluated its operations by two separate product lines to assess performance and the allocation of resources. These product lines have been reflected as two reportable segments, video products and general merchandise, described as follows:

               VIDEO PROGRAMS AND OTHER LICENSED PRODUCTS
               The Company distributes and sells videocassette titles, including certain public domain programs and certain licensed programs. The Company markets its video programs to national and regional mass merchandisers, department stores, drug stores, supermarkets and other similar retail outlets. Also, in September of 1998, the Company entered into a distribution agreement for a new product called Cine-Chrome, utilizing classic images of licensed properties.

               GENERAL MERCHANDISE
               The Company, through its wholly owned subsidiary, JPI, purchases and distributes toy products to mass merchandisers in the U.S., which commenced in fiscal 1999. The Company offers the toy products for limited sales periods and as demand for products change, the Company switches to newer and more popular products.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Use of Estimates
          ----------------
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods presented. Actual results could differ from those estimates.

          Reclassification
          ----------------
          As of March 31, 2001, certain prior year amounts have been reclassified to conform with current presentation.

          Revenue Recognition
          -------------------
          The Company records sales when products are shipped to customers and are shown net of estimated returns and allowances.

          Cash and Cash Equivalents
          -------------------------
          The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

          Concentrations of Credit Risk
          -----------------------------
          Financial instruments that potentially subject the Company to concentrations of credit risk are cash and cash equivalents and accounts receivable arising from Company's normal business activities. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit. The Company had no deposits as of March 31, 2001 and 2000, with financial institutions subject to a credit risk beyond the insured amount.

          Inventory
          ---------
          Inventory is stated at the lower of cost or market utilizing the first-in, first-out method. Inventory consists primarily of videocassettes, general merchandise, patented toys, furniture, and Cine-Chrome gift cards.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Property and Equipment
          ----------------------
          Property and equipment is presented at historical cost less accumulated depreciation. Depreciation is computed utilizing the straight-line method for all furniture, fixtures, and equipment over a five-year period, which represents the estimated useful lives of the respective assets. Leasehold improvements are being amortized over the lesser of their estimated useful lives or the term of the lease.

          Film Masters and Artwork
          ------------------------
          The cost of film masters and related artwork is capitalized and amortized using the straight-line method over a three-year period. Film masters consist of original "masters", which are purchased for the purpose of reproducing videocassettes that are sold to customers.

          Impairment of Long-Lived Assets
          -------------------------------
          In accordance with Statement of Financial Accounting Standard ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less cost to sell.

          Bank Overdraft
          --------------
          The Company maintains overdraft positions at certain banks. Such overdraft positions are included in current liabilities.

          Offering Costs
          --------------
          Offering costs consist primarily of professional fees. These costs are charged against the proceeds of the sale of Series A convertible preferred stock in the periods in which they occur.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Advertising Costs
          -----------------
          Advertising costs are expensed as incurred. Advertising costs were approximately $20,891 and $44,500 for the years ended March 31, 2001, and 2000, respectively.

          Fair Value of Financial Instruments
          -----------------------------------
          For certain of the Company's financial instruments, including accounts receivable, bank overdraft and accounts payable and accrued expenses, the carrying amounts approximate fair value, due to their relatively short maturities. The amounts owed for long-term debt also approximate fair value because current interest rates and terms offered to the Company are at current market rates.

          Stock-Based Compensation
          ------------------------
          The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees". Under APB 25, the Company does not recognize compensation expense related to options issued under the Company's employee stock option plans, unless the option is granted at a price below market price on the date of grant.

          In 1996, SFAS No. 123 "Accounting for Stock-Based Compensation", became effective for the Company. SFAS No. 123, which prescribes the recognition of compensation expense based on the fair value of options on the grant date, allows companies to continue applying APB 25 if certain pro forma disclosures are made assuming hypothetical fair value method, for which the Company uses the Black-Scholes option-pricing model.

          For non-employee stock based compensation, the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant. For stock-based awards, the value is based on the market value for the stock on the date of grant and if the stock has restrictions as to transferability, a discount is provided for lack of tradability. Stock option awards are valued using the Black-Scholes option-pricing model.

          Income Taxes
          ------------
          Income taxes are provided for based on the liability method of accounting pursuant to Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". The liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the reported amount of assets and liabilities and their tax basis.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Net Loss Per Share
          ------------------
          SFAS No. 128, "Earnings Per Share" requires presentation of basic loss per share ("Basic LPS") and diluted loss per share ("Diluted LPS"). The computation of basic loss per share is computed by dividing loss available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted LPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on losses. As of March 31, 2001 and 2000, the weighted average common shares outstanding would have been increased 12,500,000 and 19,004,000 shares if the issued and exercisable stock options would have been dilutive.

          The shares used in the computation of loss per share were as follows:


                                                            March 31,
                                          -----------------------------
                                             2001                 2000
                                           ----------          ----------
              Basic                        69,359,016          59,375,234
                                           ==========          ==========
              Diluted                      69,359,016          59,375,234
                                           ==========          ==========

          Comprehensive Income
          --------------------
          SFAS No. 130, "Reporting Comprehensive Income" establishes standards for the reporting of comprehensive income and its components in the financial statements. As of March 31, 2001 and 2000, the Company has no items that represent comprehensive income and, therefore, has not included a schedule of comprehensive income in the accompanying consolidated financial statements.

          Recent Accounting Pronouncements
          --------------------------------
          SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information" was issued, which changes the way public companies report information about segments. SFAS No. 131, which is based on the selected segment information, requires quarterly and entity-wide disclosures about products and services, major customers, and the material countries in which the entity holds assets and reports revenues. The Company adopted SFAS No. 131 during 1999.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Recent Accounting Pronouncements (continued)
          --------------------------------------------

          SFAS No. 132, "Employers' Disclosures about Pension and Other Post Employment Benefits," was issued in February 1998 and specifies amended disclosure requirements regarding such obligations. SFAS No. 132 does not effect the Company as of March 31, 2001 and 2000.

          In June 1998 and June 1999, the Financial Accounting Standards Board
          (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Investments and Hedging Activities," and SFAS No. 137, which delayed the effective date of SFAS No. 133. In June 2000, the FASB issued SFAS No. 138, which provided additional guidance for the application of SFAS NO. 133 for certain transactions. Although, the Company has adopted the statement in January 2001, SFAS No. 133 does not apply to its current operations and management does not expect the adoption of this statement to have a material impact on the Company's financial position or results of operations.

          In December 1999, the Securities and Exchange Commissions (SEC) issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition." SAB No. 101 provides additional guidance on the recognition, presentation and disclosure of revenue in financial statements. The Company has reviewed this bulletin and believes that its current recognition policy is consistent with the guidance of SAB No. 101.


NOTE 2 - GOING CONCERN

          As reflected in the accompanying consolidated financial statements, the Company has incurred recurring losses from operations, negative cash flows from operations, a working capital deficit and is delinquent in payment of certain accounts payable. These matters raise substantial doubt about the Company's ability to continue as a going concern.

          In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which, in turn, is dependent upon the Company's ability to continue to raise capital and generate positive cash flows from operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000

NOTE 2 - GOING CONCERN (Continued)

          Management plans to take, or has taken, the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

          To mitigate the effects of the uncertainties, the Company has implemented a plan to increase its overall market share of its core business and to expand into the contract replication, duplication and packaging business. The Company expects to reach positive cash flow at the end of its second fiscal quarter has implemented the following goals and strategies to achieve its plan:

          Retailers and Mass Merchandisers

          - Attain leadership in the market segment of high quality budget priced distribution of videocassettes and DVD titles.

          - Avoid direct competition with larger competitors who sell in the same product categories as the Company, by offering higher quality budgeted price products.

          -    Attain leadership in pricing and packaging innovations.

          -    Maintain efficiency in quick turnaround of product shipments.

          - Continue to build the reputation as a leader in the high quality budget priced arena to have other potential second and third tier customers emulate the purchasing habits of our national chain stores and mass merchandisers.

          - Continue to acquire new videocassette and DVD titles for distribution

          Internet e-Commerce

          -    Maintain and improve our service through fast turnaround.

          -    Keep our pricing competitive.

          -    Maintain and improve customer service procedures.

          - Complete thorough search for the most effective marketing and promotional tools and methods for our web-site.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000

NOTE 2 - GOING CONCERN (Continued)

          - Continuously maintain and update our web-site to keep up with current products.

          -    Continue to seek viable new products to be added to the web-site.

          Contract Replication and Contract Packaging Service

          - Establish a reputation of being most efficient and speedy provider of DVD high quality replication and packaging services and becoming a leader in this market segment, by selling to large corporate accounts.

          - Capitalize on the experience and know-how of our alliance company, to deliver the highest quality replication service available on a consistent basis.

          - Use our association with our alliance company to penetrate this market segment by broadcasting to our potential contract customers the unique capabilities, experience and consistency of production capabilities provided.

          The Company believes it has adequate cash resources to sustain its operations through the second quarter of fiscal 2002, when it expects to generate a positive cash flow. The Company is continuing to negotiate with several reliable investors to provide the Company with debt and equity financing for working capital purposes and to convert debt to equity. The principal objective of the Company is to implement the above items in fiscal 2002, which will lead to a profitable operation if the items are successfully implemented, and subject to market and other conditions. Although the Company believes that the outlook is favorable, there can be no assurance that market conditions will continue in a direction favorable to the Company.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000

NOTE 3 - ACCOUNTS RECEIVABLE

          Accounts receivable as of March 31, 2001 and 2000, net of allowance for doubtful accounts were approximately $413,020 and $421,196, respectively. Substantially all of the accounts receivable as of March 31, 2001 and 2000 have been factored and pledged as collateral under a factoring agreement (see Note 8).

          The Company reviews accounts receivable periodically during the year for collectability. An allowance for bad debt is established for any receivables whose collection is in doubt or for returns and a reserve is also established for an estimate of the remaining accounts.

          As of March 31, 2001 and 2000, the Company had an allowance for doubtful accounts of $144,542 and $137,750, respectively.

NOTE 4 - INVENTORY

          Inventory consisted of the following as of:

                                                                 March 31,
                                                       2001               2000
                                                  -------------     -----------
             Raw materials                        $     944,215     $   525,209
             Finished goods                             844,895       1,246,055
                                                  -------------     -----------
                                                      1,789,110       1,771,264
             Less: valuation allowance                 (700,159)       (676,386)
                                                  -------------     -----------
             Inventory, net                       $   1,088,951     $ 1,094,878
                                                  =============     ===========

          Allowance
          ---------
          An allowance has been established for inventory of $700,159 and $676,386 as of March 31, 2001 and 2000. This reserve is primarily for the anticipated reductions in selling prices (which are lower than the carrying value) for inventory which has been:

               (a) restricted to specified distribution territories as a result of legal settlements; and

               (b)  inventory, which has passed its peak selling season.

NOTE 5 - DUE FROM RELATED PARTIES

          As of March 31, 2001, the Company advanced $101,366 to an officer of the Company. Simple interest is accrued monthly at an annual rate of 10% on the outstanding balance. The loan is due in December 2002.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000

NOTE 6 -      PROPERTY AND EQUIPMENT

          Property and equipment consisted of the following as of:

                                                             March 31,
                                                 -----------------------------
                                                     2001              2000
                                                 ------------      -----------
           Furniture and equipment               $  1,165,610      $ 1,079,941
           Automobile                                  24,487           24,487
           Leasehold improvements                      40,175           40,174
                                                 ------------      -----------
                                                    1,230,272        1,144,602
           Less:  accumulated depreciation
             and amortization                      (1,030,785)      (  878,032)
                                                 ------------      -----------
           Furniture and equipment, net          $    199,487      $   266,570
                                                 ============      ===========

          Depreciation expense for the years ended March 31, 2001 and 2000 was approximately $153,000 and $89,000, respectively.

NOTE 7 - INVESTMENT IN EQUITY SUBSIDIARY

          During 1989, the Company paid $50,000 for 50% of the issued and outstanding common stock of American Top Real Estate ("ATRE"). Since the Company does not have greater than a 50% investment or exercise control in the day to day operations, this investment is accounted for using the equity method. The operations of ATRE are not considered to be significant to the Company's operations; therefore the Company has not included a summary of ATRE's assets and liabilities.

          For the years ended March 31, 2001 and 2000, investment income (loss) from ATRE was $15,500 and $(4,275).

          As of March 31, 2001 and 2000, the investment in ATRE totaled $60,725 and $45,725, respectively.

NOTE 8 - DUE TO FACTOR/FINANCING AGREEMENT PAYABLE

          On August 30, 1996, the Company entered into a financing agreement with a financial institution for a maximum borrowing of up to $2,500,000. The agreement called for a factoring of the Company's accounts receivable, and an asset-based note related to the Company's inventories. Subsequently, on October 29, 1999, the financial institution sold its financing agreement covering the factoring of the Company's accounts receivable to a factoring institution located in Dallas, Texas. The original financial institution retained the asset-based note related to the Company's inventories. Substantially all assets of the Company have been pledged as collateral for the borrowings.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000

NOTE 8 - DUE TO FACTOR/FINANCING AGREEMENT PAYABLE (Continued)

          The cost of funds for the accounts receivable portion of the borrowings with the new factor is a 1.5% discount from the stated pledged amount of each invoice for every 30 days the invoice is outstanding. The asset-based portion of the borrowings is determined by the lesser of i) $800,000, ii) 25% of the client's finished toy inventory or iii) 55% of the clients finished videotape inventory. The cost of funds for the inventory portion of the borrowings is at 1.4% per month on the average loan balance each month. The agreement stipulated an $8,000 per week payment against the asset-based note payable, which was modified on June 5, 2000, to $4,000 per week. The term of asset-based note was extended to November 15, 2001. The Company paid interest of approximately $117,000 and $110,000 for the years ended March 31, 2001 and 2000, respectively. The financing agreement and factor advances were as follows:

                                                          March 31,
                                              -----------------------------
                                                   2001             2000
                                              -------------     -----------
          Due to factor payable               $     319,303     $   370,461
          Financing agreement payable -
            inventory                               311,807         538,670
                                             --------------    ------------
                                              $     631,110     $   909,131
                                              =============     ===========

NOTE 9 - NOTES PAYABLE

          Notes payable represents the following as of:
                                                           March 31,
                                              -----------------------------
                                                   2001             2000
                                              -------------     -----------
          a) Mount Vernon Properties          $         -       $    72,000
          b) Waring Investments                       4,585          27,500
          c) Automobile                               5,905          12,214
          d) Other                                   32,086          77,920
                                               -------------     -----------
                                                     42,576         189,634
          Less current                              (42,576)       (125,762)
                                              -------------     -----------
          Long term                           $           -     $    63,872
                                              =============     ===========

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000

NOTE 9 - NOTES PAYABLE (Continued)

          a) Mount Vernon Properties
          --------------------------
          During March 2000, the Company entered into a legal settlement with its prior landlords for unpaid rent. The Company agreed to a note payable for $72,000 bearing interest at the rate of 10% interest per annum payable in twelve monthly installments of principal and interest of $6,600. As of March 31, 2001 and 2000, the balance was $-0- and $72,000, respectively.

          b) Waring Investments
          ---------------------
          Note payable bearing interest at the rate of 16% per annum with twelve monthly installments of principal of $2,292. This note is guaranteed by the President of the Company and is subordinated to the financing agreement payable. Since, the Company did not pay-off the note on the scheduled maturity date, the lender has extended the maturity date and assessed an additional interest charge of 20% per annum as a penalty on the unpaid balance each month. As of March 31, 2001 and 2000, the balance of $4,585 and $27,500 is due and payable May 2001.

          c) Automobile
          -------------
          The Company has a vehicle financing agreement with monthly payments of $562 for principal and interest at 9.75% per annum. The balance as of March 31, 2001 and 2000 was $5,905 and $12,214 respectively.

          d) Other
          --------
          As of March 31, 2001 and 2000, the Company had various payables aggregating $32,085 and $77,920, due on demand.

NOTE 10 - RELATED PARTIES - NOTES AND ADVANCES PAYABLE

          Related parties - notes and advances payable consists of the following as of:
                                                             March 31,
                                                       2001             2000
                                                   ------------     -----------
           a) Convertible note payable - ATRE      $    809,500     $   809,500
           b) Note payable - ATRE                       576,300         478,900
           c) Note payable - Jeffrey Schillen            71,300          90,000
           d) Convertible note payable -
               Jeffrey Schillen                         100,000         100,000
           d) Convertible note payable - James Lu        50,000          50,000
           e) Note payable - James Lu                         -          46,208
           f) Note payable - Golden Gulf                 21,133          69,233
                                                    ------------     -----------
                                                      1,628,233       1,643,841
           Less:  long term                            (150,000)       (100,000)
                                                   ------------     -----------
           Current portion                         $  1,478,233     $ 1,543,841
                                                   ============     ===========

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000

NOTE 10 - RELATED PARTIES - NOTES AND ADVANCES PAYABLE (Continued)

     a)   Convertible Note Payable - ATRE
          -------------------------------
          As of March 31, 1999, the Company had $809,500 due to a related party for payment of trade payables. In October 1999, the outstanding balance was converted into a convertible debenture at 7% per annum due and payable on or before September 30, 2000. At the option of the lender all or part of the balance can be paid with shares of the Company's common stock. The number of shares is determined by dividing the principal being converted by the average twenty-day bid price, prior to the date of such payment request, for the Company's common stock. As of March 31, 2001 and 2000, the outstanding balance was $809,500.

     b)   Note Payable - ATRE
          -------------------
          As of March 31, 2001 and 2000, the Company was advanced $576,300 and $478,900, from ATRE (see Note 7), bearing interest at the rate of 14% per annum, and due on demand.

     c)   Note Payable - Jeffrey Schillen
          -------------------------------
          As of March 31, 2001 and 2000, the Company has a $71,300 and $90,000 note payable, due to an officer, bearing interest at the rate of 10% per annum, and due on demand.

     d)   Convertible Debentures - Related Parties
          ----------------------------------------
          During March and June 1999, the Company entered into two convertible debentures for $50,000 and $100,000, respectively. The debentures bear interest at 10% per year with principal and interest due on the first anniversary of the date of issuance. Each note has been extended for an additional year. The notes also call for any amount of the outstanding principal to be converted into restricted shares of the Company's common stock at the option of the lender's at a conversion rate of $0.05 per share. As of March 31, 2001 and 2000, neither of the debentures were converted. Since the debentures are convertible into restricted shares of the Company's common stock at a rate below market, the first 20% of the below market amount was attributed to the lack of tradability of the shares due to restriction on sale and the remainder was attributed to additional interest. The additional amount of financing costs for the year ended March 31, 2000 was calculated to be $184,400, of which each amount was expensed.

     e)   Note Payable - James Lu
          -----------------------
          As of March 31, 2001 and 2000, the Company has a $-0- and $46,208 note payable, due to an officer, bearing interest at the rate of 0%, and due on demand.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000

NOTE 10 - RELATED PARTIES - NOTES AND ADVANCES PAYABLE (Continued)

    f)   Note Payable - Golden Gulf
          --------------------------
          As of March 31, 2001 and 2000, the Company has a $21,133 and $69,233 note payable, due to Golden Gulf Capital Group, bearing interest at the rate of 0%, and due on demand.

NOTE 11 - CONVERTIBLE DEBENTURES

          Convertible debentures consisted of the following as of:

                                                           March 31,
                                                ----------------------------
                                                    2001              2000
                                                -----------       ----------
          a)  Balmore Funds                     $   100,000       $  100,000
          b)  GJ Products Corporation             1,042,675        1,050,775
                                                -----------       ----------
                                                  1,142,675        1,150,775
          Less:  Current                         (1,142,675)      (1,050,775)
                                                -----------       ----------
          Long Term                             $         -       $  100,000
                                                ===========       ==========

     a) During February and March 1999, the Company entered into convertible debentures for $175,000 and $100,000, respectively. The debentures bear interest at 10% with principal and interest due on the first anniversary of the date of issuance. The notes also call for any amount of the outstanding principal to be converted into restricted shares of the Company's common stock at the option of the lender at a conversion rate of $0.05 per share. As of March 2000, one investor converted the $175,000 note into 3,500,000 shares of the Company's common stock. As of March 31, 2001 and 2000, the outstanding balance of convertible debentures was $100,000, for which the lender extended the due date to March 2001.

     b) As of March 31, 1999, the Company had $1,118,425 due to a related party for payment of trade payables. In October 1999, the Company ceased to have a relationship with the party, so the outstanding balance of $1,050,775 was converted into a convertible debenture. The debenture bears interest at 10% with principal and interest due on the first anniversary of the date of issuance. At the option of the holder, all or part of the balance can be paid with shares of the Company's common stock. The number of shares is determined by dividing the principal being converted by the average twenty-day bid price, prior to the date of such payment request, for the Company's common stock. As of March 31, 2001 and 2000, the outstanding balance was $1,042,675 and $1,050,775, respectively.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000

NOTE 12 - COMMITMENTS AND CONTIGENCIES

          Royalty Commitments
          -------------------
          The Company has entered into various royalty agreements for licensing of titles with terms of one to seven years. Certain agreements include minimum guaranteed payments. For the years ended March 31, 2001 and 2000, royalty expense was $23,607 and $103,841, respectively, pursuant to these agreements.

          Video Agreements
          ----------------
          The Company has entered into various agreements to manufacture, duplicate and distribute videos. Commissions are paid based upon the number of videos sold.

          Employment Agreements
          ---------------------
          In 1991, two employment agreements were executed for two officers for annual compensation totaling $240,000. These agreements terminate in the year 2001 and are adjusted annually in accordance with the Consumer Price Index. The Board of Directors agreed on April 23, 1996 to reserve 1,000,000 shares of common stock for distribution to two officers of the Company. The officers at current market prices in installment payments with a five-year promissory note with interest can purchase the common stock at 6% per annum. As of March 31, 2001 and 2000, the officers did not purchase these shares.

          Lease Commitments
          -----------------
          The Company leases office and storage facilities under operating leases, which expire in 2003. Also, the Company leases equipment under capital leases, which expire through 2002.

              DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000

NOTE 12 - COMMITMENTS AND CONTIGENCIES, continued

          Lease Commitments, continued
          ---------------------------
          The Company's future minimum annual aggregate rental payments for capital and operating leases that have initial or remaining term in excess of one year are as follows:

                                                       Capital      Operating
                                                       Leases        Leases
                                                     ----------    ----------
            Year Ending March 31,:
            2002                                     $  18,900     $  126,000
            2003                                             -        105,000
                                                     ---------     ----------
            Total minimum lease payments                18,900     $  231,000
                                                                    =========
            Less: amount representing interest         ( 1,300)
                                                     ---------
            Present value of minimum lease payments     17,600
            Less:  current portion                     (17,600)
                                                     ----------
            Long-term portion                        $       -
                                                     =========


          Rent expense for the years ended March 31, 2001 and 2000 was approximately $142,000 and $154,000, respectively.

          The following is a summary of property held under the capital leases as of March 31, 2001:

            Furniture and equipment                               $    87,081
            Less: accumulated depreciation                            (45,500)
                                                                  ------------
              Total                                               $    41,581
                                                                  ===========

          Litigation
          ----------
          The Company has in the past been named as defendant and co-defendant in various legal actions filed against the Company in the normal course of business. All past litigation has been resolved without material adverse impact on the Company.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000

NOTE 13 - STOCKHOLDERS' EQUITY

          Common Stock
          ------------
          During the year ended March 31, 2001, the Company amended its Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 600,000,000 shares.

          During the year ended March 31, 2001, the Company had the following significant issuances of its common stock:

          As of March 31, 2001, 11,546,619 shares of common stock were issued for the conversion of Series A convertible preferred stock (see Series A Convertible Preferred Stock).

          During the year ended March 31, 2000, the Company had the following significant issuances of its common stock:

          o 7,225,000 shares for the exercise of options with the option price settled by the holders' conversions of $376,875 of notes payable and accrued interest.

          o 4,000,000 shares for the exercise of options for cash proceeds of $200,000

          o The Company recorded $184,400 of additional financing costs related to convertible debentures, convertible into the Company's common stock at a rate below market, the first 20% of the below market amount was attributed to the lack of tradability of the shares due to restriction on sale and the remainder was attributed to additional financing. The additional amount of financing expense for the year ended March 31, 2000 was calculated to be $184,400.

          On June 1, 2000, the Company entered into three consulting agreements that will terminate on May 31, 2001, whereby the consultants will provide consulting service for the Company, concerning management, marketing, consulting, strategic planning, corporate organization and financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities. The consultants received options to purchase a total of 7,300,000 shares of the Company's common stock exercisable at $.035 per share in exchange for services to be rendered and the options shall expire on May 31, 2001.

          The per unit weighted-average fair value of unit options granted on June 1, 2000 was $0.029 at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: weighted-average risk-free interest rates of 5.86; dividend yields of 0%; weighted-average volatility factors of the expected market price of the Company's common stock of 178%; and a weighted average expected life of the option was 2 months.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000

NOTE 13 - STOCKHOLDERS' EQUITY (Continued)

          Common Stock (continued
          -----------------------
          During June and July of 2000, the Company received $215,500 in cash for the issuance of the 6,157,143 shares of common stock upon the exercise of these options and the remaining options of 1,142,857 were exercised for consulting services incurred and owed by the Company to one of the consultants totaling $30,000 and from the cancellation of an obligation totaling $10,000 in principal and interest, owed to the same consultant.

          Convertible Preferred Stock
          ---------------------------
          As of March 31, 2000, the Company had authorized 5,000,000 shares of no par value, convertible preferred stock. The preferred stock has:

          i) voting rights upon all matters upon which common stockholders have at a 1.95 vote for each share of preferred stock,

          ii) conversion rights at 1.95 shares of common stock for each share of preferred,

          iii) no rights of redemption and

          iv) no dividend preferences, but entitled to a preference of $0.01 per share in the event of liquidation.

          As of March 31, 2001, the Company had authorized 4,999,950 shares as discussed below.

          Series A Convertible Preferred Stock
          ------------------------------------
          On May 11, 2000, the Company amended its articles of incorporation to authorize the issuance 50 shares of no par value, Series A Convertible Preferred Stock with a stated value of $10,000 per share. This new issuance was created out of the 5,000,000 shares of authorized, no par value, preferred stock.

          On May 11, 2000, the Company entered into a Securities Purchase Agreement ("Securities Purchase Agreement") with eight investors. Pursuant to the Securities Purchase Agreement, the Company issued and sold 50 shares of Series A Convertible Preferred Stock for total consideration of $500,000, or $10,000 per share.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000

NOTE 13 - STOCKHOLDERS' EQUITY (Continued)

          Series A Convertible Preferred Stock (continued)
          ------------------------------------------------
          Commencing August 9, 2000, the Series A Preferred Stock is convertible, at the investor's option, into shares of the Company's Common Stock and automatically converts into Common Stock on April 12, 2002. The conversion price of the Series A Preferred Stock is the lower of $.08 per share or 80% of the average of the closing bid prices of the Company's Common Stock on any five trading days in the ten trading day period preceding the date of conversion. The conversion price of the Series A Preferred Stock is also adjusted in the event of stock dividends, stock splits, recapitalizations, reorganizations, consolidations, mergers or sales of assets. The Series A Preferred stock also provides for a dividend upon conversion of the Series A Preferred Stock at the rate of 6% per annum payable in additional shares of the Company's Common Stock. In no event can the Series A Preferred Stock be converted into more than 11,575,000 shares of Common Stock.

          Additional features of the Series A Preferred Stock include, among other things:

          i) a redemption feature at the option of the Company commencing September 8, 2000, of shares of Series A Preferred Stock having a stated value of up to $100,000;

          ii) a mandatory redemption feature upon the occurrence of certain events such as a merger, reorganization, restructuring, consolidation or similar event, and a liquidation preference over the Common Stock in the event of a liquidation, winding up or dissolution of the Company; and

          iii) the Series A Preferred Stock does not provide any voting rights, except as may be required by law.

          Under Registration Rights Agreements the Company entered into with the purchasers of the Series A Preferred Stock, the Company is required to file a registration statement to register the Common Stock issuable upon conversion of the Series A Preferred Stock under the Securities Act to provide for the resale of such Common Stock. The Company is required to keep such a registration statement effective until all of such shares have been resold.

          As of March 31, 2001, 10 shares of Series A Convertible Preferred Stock with a stated value of $10,000 per share were converted into 11,546,619 shares of common stock at a price per share equaling 80% of the average of the closing bid prices of the Company's Common Stock on any five trading days in the ten trading day period preceding the date of conversion. The conversion prices ranged from $0.00832 to $0.00920.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000

NOTE 13 - STOCKHOLDERS' EQUITY (Continued)

          Warrants
          --------
          The May Davis Group, Inc. ("May Davis"), acted as placement agent for the offering. May Davis received a placement fee of $40,000 and the Company issued warrants to purchase 1,500,000 shares of Common Stock to May Davis and certain designees of May Davis and warrants to purchase 25,000 shares of Common Stock to Butler Gonzalez, LLP, counsel to May Davis. Such warrants are exercisable at a price of $.07 per share.

NOTE 14 - COMMON STOCK OPTIONS

          For the fiscal year ended March 31, 2000, the Company had the following common stock option transactions:

          The per unit weighted-average fair value of unit options granted for the year ended March 31, 2000 was $0.11 at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: weighted-average risk-free interest rates of 5.5%; dividend yields of 0%; weighted-average volatility factors of the expected market price of the Company's common stock of 178%; and expected lives of the options ranging from 1 to 3 years. The Company issued the following stock options:

          o The Company engaged a consultant for a period of one year to provide managerial and strategical planning for financial matters and expansion of the Company. The consultant received an option to purchase 1,000,000 shares of the Company's common stock exercisable at $0.10 per share in exchange for services to be rendered and the option shall expire on July 8, 2001. The option had an aggregate fair value at date of grant of approximately $40,000.

          o The Company engaged three consultants for a period of one year each to provide managerial and strategical planning for financial matters and expansion of the Company. The consultants received options to purchase an aggregate of 6,000,000 shares of the Company's common stock exercisable at $0.05 per share in exchange for services to be rendered and the options shall expire on April 11, 2000. The options had an aggregate fair value at date of grant of approximately $291,000. These options were exercised in April 1999, by the forgiveness of $150,000 of notes payable, executed in March 1999, and cash proceeds of $150,000.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000

NOTE 14 - COMMON STOCK OPTIONS (Continued)

          o The Company's board of directors approved and the Company issued to the Company's President, as a bonus, options to purchase 2,500,000 and 1,000,000 shares of the Company's common stock at $0.05 and $0.10 per share, respectively. The options expire on May 24, 2004. Since the options are accounted for under APB 25 and the exercise price is below market, the Company has expensed the aggregate intrinsic value at date of grant of approximately $486,400.

          o The Company's board of directors approved and the Company issued to the Company's V.P. of Sales and Marketing, as a bonus, options to purchase 500,000 and 500,000 shares of the Company's common stock at $0.05 and $0.10 per share, respectively. The options expire on May 24, 2004. Since the options are accounted for under APB 25 and the exercise price is below market, the Company has expensed the aggregate intrinsic value at date of grant of approximately $133,600.

          o The Company engaged a consultant for a period of one year to provide advice to, and consult with, the Company concerning managerial and strategical planning for financial matters and expansion of the Company. The consultant received an option to purchase 1,000,000 shares of the Company's common stock, exercisable at $0.10 per share in exchange for services to be rendered and the option shall expire on July 12, 2002. The option had an aggregate fair value at date of grant of approximately $127,000.

          o The Company engaged two consultants for a period of one year each to provide advice to, and consult with, the Company concerning managerial and strategical planning for financial matters and expansion of the Company. The consultants received options to purchase in the aggregate 1,965,000 shares of the Company's common stock exercisable at $0.05 per share in exchange for services to be rendered and the options shall expire on August 1, 2000. The options had an aggregate fair value at date of grant of approximately $202,000. The options were exercised during the year ended March 31, 2000 by the forgiveness of $36,250 of principal and interest of debt outstanding for 725,000 shares and $50,000 cash and the forgiveness of $12,000 of accounts payable for 1,240,000 shares.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000

NOTE 14 - COMMON STOCK OPTIONS (Continued)

          2000 Stock Compensation Plan
          ----------------------------
          On June 9, 2000, the Board of Directors of the Company approved the Company's 2000 Stock Compensation Plan ("Plan") for the purpose of providing the Company with a means of compensating selected key employees (including officers), directors and consultants to the Company and its subsidiaries for their services rendered in connection with the development of Diamond Entertainment Corporation with shares of Common Stock of the Company. The plan authorizes the Board of Directors of the Company to sell or award up to 13,000,000 shares and/or options of the Company's Common Stock, no par value. For the fiscal year ended March 31, 2001, the Company had the following Common Stock option transactions under this Plan:

          On June 1, 2000, the Company entered into three consulting agreements that will terminate on May 31, 2001, whereby the consultants will provide consulting service for the Company concerning management, marketing, consulting, strategic planning, corporate organization and financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities. The consultants received options to purchase a total of 7,300,000 of the Company's common stock exercisable at $.035 per share in exchange for services to be rendered and the options shall expire on May 31, 2001.

          The per unit weighted-average fair value of unit options granted on June 1, 2000 was $0.029 at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: weighted-average risk-free interest rate of 5.86; dividend yield of 0%; weighted-average volatility factor of the expected market price of the Company's common stock of 178%; and a weighted average expected life of the option was 2 months. In June and July of 2000, the Company received $215,500 in cash for the issuance of the 6,157,143 shares upon the exercise of these options and the remaining options of 1,142,857 were exercised for consulting services incurred and owed by the Company to one of the consultants totaling $30,000 and from the cancellation of an obligation of $10,000 in principal and interest owed to the same consultant. The options had an aggregate fair value at the date of grant of approximately $209,000.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000

NOTE 14 - COMMON STOCK OPTIONS (Continued)

          2000 Stock Compensation Plan, continued
          ---------------------------------------
          On July 24, 2000, the Company engaged a consulting firm for a period of one year to provide advice to undertake for and consult with the company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and conditions. The consulting firm was granted options to purchase 600,000 shares of the Company's Common Stock with an exercise price at $0.05 per share and the options shall expire on July 24, 2003. These options were not exercised as of March 31, 2001, and the Company believes the firm has not performed under the agreement.

          The  following   summarizes   the  common  stock  options  issued  for
          consulting services for the years ended March 31, 2001 and 2000:

                                                                      Weighted
                                                                      Average
                                                                      Exercise
                                            Employees    Consultants    Price
                                           ----------    -----------  ---------
     Options outstanding, March 31, 1999    7,000,000     3,454,000   $   0.10
     Granted                                4,500,000     9,965,000   $   0.06
     Exercised                                      -    (8,215,000)  $   0.05
     Expired/cancelled                              -    (1,000,000)  $   0.25
                                           ----------    -----------

     Options outstanding, March 31, 2000   11,500,000     4,204,000   $   0.10
     Granted                                        -     7,900,000   $   0.35
     Exercised                                      -    (7,300,000)  $   0.35
     Expired/cancelled                              -             -          -
                                           ----------    -----------
     Options outstanding, March 31, 2001   11,500,000     4,804,000   $   0.35
                                           ==========    ===========

          The Company applies SFAS No. 123, and related interpretations, for stock options issued to consultants in accounting for its stock options. Compensation expense has been recognized for the Company's stock-based compensation for consulting services in the amount of $209,000 and $1,280,000 for the years ended March 31, 2001 and 2000, respectively.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000

NOTE 14 - COMMON STOCK OPTIONS (Continued)

          1988 STOCK OPTION PLAN
          ----------------------
          On October 12, 1988, the Company's directors and stockholders approved the Company's 1988 Stock Option Plan (the "Option Plan") authorizing the granting of incentive options and non-qualified options. The incentive options are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended. Pursuant to the Option Plan, options to purchase up to 10,000 shares of common stock may be granted to officers, directors and key employees of the Company. The Stock Option Committee, consisting of Messrs. Lu and Schillen, is responsible for determining the individuals who will be granted options, the number of shares to be subject to each option, the option price per share, and the exercise period of each option. The option price will not be less than the fair market value of the Company's common stock on the date the option is granted. Options may be exercised by payment of cash. No option will have a term in excess of ten years.

          The following summarizes the Company's stock option transactions under the stock option plan:

                                                                        Weighted
                                                                         Average
                                                       Stock Options    Exercise
                                                        Outstanding       Price
                                                       -------------    --------
            Options Outstanding, March 31, 1999           550,000       $  0.10
            Granted                                       300,000       $  0.10
            Expired                                     ( 550,000)      $  0.10
                                                       ----------       -------
            Options, Exercisable and Outstanding,
               March 31, 2000                             300,000       $  0.10
            Granted                                             -             -
            Expired                                             -             -
                                                       ----------       -------
            Options, Exercisable and Outstanding,
               March 31, 2001                             300,000       $  0.10
                                                       ==========       =======

          The weighted average remaining contract lives of stock options outstanding are 1.42 years.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000

NOTE 14 - COMMON STOCK OPTIONS (Continued)

          The Company has adopted only the disclosure provisions of SFAS No. 123 for stock options issued to employees for services rendered. It applies APB 25 and related interpretations in accounting for its plan and does not recognize compensation expense for its stock-based compensation plan other than for stock and options issued under compensatory plans and to outside third parties. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards vested under the plan consistent with the methodology prescribed by SFAS 123, the Company's net loss would be increased by $0 and $279,504 for the years ended March 31, 2001 and 2000, respectively, to the pro forma amounts indicated below.

                                                   2001                2000
                                               -----------         -----------
                  Net Loss:
                    As Reported                $ (914,894)         $(3,937,358)
                                               ===========         ===========
                    Pro forma                  $ (914,894)         $(4,216,862)
                                               ===========         ===========

          The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for years ended March 31, 2000: weighted-average risk-free interest rates of 5.5%; dividend yields of 0%; weighted-average volatility factors of the expected market price of the Company's common stock of 178%; and a weighted average expected life of the option of 2.5 years.


NOTE 15 - MAJOR CUSTOMERS

          For the year ended March 31, 2000, the Company had net sales to two customers that accounted for approximately 17.1% and 10.8%, respectively.

          For the year ended March 31, 2001, the Company had net sales to 2 customers that amounted to approximately 28.3% and 17.1%, respectively.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000

NOTE 16 - INCOME TAXES

                                                      For The Years Ended
                                                            March  31,
                                               --------------------------------
                                                    2001                2000
                                               -------------     --------------
           Current Tax Expense
              U.S. federal                     $          -      $           -
              State and local                             -                  -
                                              --------------     --------------
           Total Current                                  -                  -
                                              --------------     --------------

           Deferred Tax Expense
              U.S. federal                                -                  -
              State and local                             -                  -
                                              --------------     --------------
           Total deferred                                 -                  -
                                              ---------------    --------------
           Total tax provision from
            continuing operations             $           -       $           -
                                              ==============      =============

          The reconciliation of the effective income tax rate to the Federal statutory rate is as follows for the years ended March 31, 2001 and 2000:

           Federal income tax rate                                  (     34.0)%
           Effect of valuation allowance                                  34.0%
                                                                     -----------
           Effective income tax rate                                       0.0%
                                                                    ============

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000

NOTE 16 - INCOME TAXES (Continued)

          At March 31, 2001 and 2000, the Company had net carryforward losses of approximately $18,565,318 and $17,650,424, respectively. Because of the current uncertainty of realizing the benefit of the tax carryforwards, a valuation allowance equal to the tax benefit for deferred taxes has been established. The full realization of the tax benefit associated with the carryforwards depends predominantly upon the Company's ability to generate taxable income during the carryforward period. The net change in the valuation allowance for the years ended March 31, 2001 and 2000, increased by approximately $311,000 and $491,000, respectively.

          Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                            March  31,
                                                  -----------------------------
                                                     2001              2000
                                                  -----------       -----------
              Deferred Tax Assets
                 Loss carryforwards               $ 6,312,000       $ 6,001,000
                 Less:  valuation allowance        (6,312,000)       (6,001,000
                                                  -----------       -----------
              Net Deferred Tax Assets             $         -       $         -
                                                  ===========       ===========

          Net operating loss carryforwards expire starting in 2007 through 2018. Per year availability is subject to change of ownership limitations under Internal Revenue Code Section 382.

NOTE 17 - SEGMENT INFORMATION

          The following financial information is reported on the basis that is used internally for evaluating segment performance and deciding how to allocate resources. During 2001 and 2000, the Company operated in two principal industries;

          a)   Video programs and other licensed products
          b)   General merchandise

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000

NOTE 17 - SEGMENT INFORMATION (Continued)

                                                        Year Ended March 31,
                                                 ------------------------------
                                                      2001             2000
                                                 -----------        -----------
Revenues:
   Video programs and other licensed products    $ 3,174,029        $ 3,605,343
   Merchandise                                         7,050            222,918
                                                 -----------        -----------
                                                 $ 3,181,079        $ 3,828,261
                                                 ===========        ===========
 Loss before taxes:
   Video programs and other licensed products    $  (664,204)       $(3,414,811)
   Merchandise                                      (250,690)        (  522,547)
                                                 -----------        -----------
                                                 $  (914,894)       $(3,937,358)
                                                 ===========        ===========

   Depreciation and amortization:
   Video programs and other licensed products    $   168,205        $    242,976
   Merchandise                                        72,059              36,062
                                                 -----------        -----------
                                                 $   240,264        $    279,038
                                                 ===========        ===========
 Segment assets:
   Video programs and other licensed products    $ 1,103,356        $ 1,813,567
   Merchandise                                     1,044,606            310,939
                                                 -----------        -----------
                                                 $ 2,147,962        $ 2,124,506
                                                 ===========        ===========
 Expenditure for segment assets:
   Video programs and other licensed products    $   204,574        $    84,926
   Merchandise                                             -                  -
                                                 -----------        -----------
                                                 $   204,574        $    84,926
                                                 ===========        ===========

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000

NOTE 18 - SUBSEQUENT EVENTS

          In January 2001, the Company borrowed $80,000 as a short term loan from one of its suppliers and the loan was retired in April 2001, when the Company made its final weekly installment payment of $10,000. On June 6, 2001, the Company received a new loan in the amount of $80,000 from the same supplier. This loan bears no interest and is payable in sixteen (16) weekly installments beginning on August 1, 2001. James Lu, the President of the Company, has personally guaranteed the loan.

          On June 4, 2001 and June 26, 2001 the Company borrowed $25,000 and $15,000, respectively, from a consulting firm and issued a promissory note which is payable on or before August 5, 2001 and August 25, 2001, respectively. The note bears interest at 2-1/2% per month and a loan fee of 5% of the principal amount. The notes are personally guaranteed by James Lu.


               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                               December 31,        March 31,
                                                                    2001              2001
                                                               -------------    -------------
                                   (Unaudited)
         ASSETS
CURRENT ASSETS,
   Cash and cash equivalents                                  $      116,263    $     29,900
   Accounts receivable, net of allowance for
     Doubtful accounts of $144,697 and $144,542                      697,983         413,020
   Inventory                                                         881,687       1,088,951
   Due from related party                                            200,541         101,366
   Prepaid expenses and other current assets                          76,574          45,714
                                                               -------------    -------------
     Total current assets                                          1,973,048       1,678,951

PROPERTY AND EQUIPMENT, less
   accumulated depreciation of $1,079,343 and $1,030,785             167,854         199,487

FILM MASTERS AND ARTWORK, less
   accumulated amortization of $3,966,674 and $3,901,070             233,567         145,817

INVESTMENT IN EQUITY SUBSIDIARY                                       60,725          60,725

OTHER ASSETS                                                          36,269          62,982
                                                                ------------   --------------

       TOTAL ASSETS                                            $   2,471,463    $  2,147,962
                                                               =============    =============






The accompanying notes are an integral part of these consolidated financial statements.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (CONTINUED)

                                                               December 31,     March 31,
                                                                    2001            2001
                                                               -------------    -------------
                                                                       (Unaudited)
         LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
   Bank overdraft                                              $          -     $    224,681
   Accounts payable and accrued expenses                          1,639,209        1,789,523
   Due to factor                                                    396,361          319,303
   Financing agreement payable                                      151,777          311,807
   Notes payable - current portion                                      613           42,576
   Related parties - notes and advances payable
     -current portion                                               755,533        1,478,233
   Convertible debentures - current portion                         100,000        1,142,675
   Capital lease obligations - current portion                            -           17,600
   Other current liabilities                                              -           10,057
                                                               -------------    -------------
     Total current liabilities                                    3,043,493        5,336,455

   Notes payable, less current portion                                    -                -
   Related parties - notes and advances payable,
    less current portion                                                  -          150,000
   Convertible debentures, less current portion                                            -
   Capital lease obligations, less current portion                        -                -
                                                               -------------    -------------
       TOTAL LIABILITIES                                          3,043,493        5,486,455
                                                               -------------    -------------
COMMITMENTS AND CONTINGENCIES (Note 12)                                   -                -

STOCKHOLDERS' DEFICIENCY
   Convertible  preferred  stock, no par value; 4,999,950
     and 5,000,000  shares authorized; 483,251 issued
     (of which 172,923 are held in treasury)                        376,593          376,593
   Series A convertible preferred stock, $10,000 per share
     stated value; 50 shares authorized; 40 issued and
     outstanding                                                    346,400          346,400
   Series B convertible preferred stock, $10,000 per share
     stated value; 87 shares authorized; 58 issued and
     outstanding                                                    508,985                -
   Common stock, no par value; 600,000,000 shares authorized;
     457,595,650 and 81,180,648 issued and outstanding           16,956,618       14,552,635
   Accumulated deficit                                          (18,711,823)     (18,565,318)
   Treasury stock                                               (    48,803)     (    48,803)
                                                               -------------    -------------
     TOTAL STOCKHOLDERS' DEFICIENCY                             (   572,030)     ( 3,338,493)
                                                               -------------    -------------
       TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY          $  2,471,463     $  2,147,962
                                                               =============    =============

The accompanying notes are an integral part of these consolidated financial statements.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)


                                             Three months ended         Nine months ended
                                               December 31,              December 31,
                                          ------------------------   -------------------------
                                             2001          2000         2001           2000
                                         -----------  ----------     -----------   -----------
SALES  - net                             $ 1,136,728  $  919,694    $  3,179,347   $ 2,393,260
COST OF GOODS SOLD                           714,470     523,331       1,975,994     1,444,123
                                         -----------  ----------     -----------   -----------

GROSS PROFIT                                 422,258     396,363       1,203,353       949,137

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES                                   430,067     579,287       1,150,121     1,493,139
                                         -----------  ----------     -----------   -----------
PROFIT (LOSS) FROM OPERATIONS                ( 7,809)   (182,924)         53,232    (  544,002)
                                         -----------  ----------     -----------   -----------
OTHER INCOME (EXPENSES)
  Interest Expense                           (73,105)  ( 139,454)      ( 250,237)    ( 300,098)
  Other income                                38,634   (   7,488)         50,500     (  18,555)
                                         -----------  ----------     -----------   -----------
PROFIT (LOSS) BEFORE INCOME TAXES            (42,280)  ( 329,866)      ( 199,737)    ( 862,655)
                                         -----------  ----------     -----------   -----------

INCOME TAXES                                       -           -               -             -
                                         -----------  ----------     -----------   -----------

NET PROFIT (LOSS)                            (42,280)  ( 329,866)       (146,505)    ( 862,655)
                                         ===========  ==========     ===========   ===========

LOSS PER SHARE
  Basic                                  $   (   .00) $ (    .00)    $  (    .00)  $ (    .01)
                                         ===========  ==========     ===========   ===========

  Diluted                                $   (   .00) $ (    .00)    $  (    .00)  $ (    .01)
                                         ===========  ==========     ===========   ===========



The accompanying notes are an integral part of these consolidated financial statements.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                             December 31,
                                                        2001            2000
                                                     ----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                         $ ( 146,505)    $ ( 862,655)
   Adjustments to reconcile net loss to net cash
       provided by (used in) operating activities
       Depreciation and amortization                     65,483         233,256
       Provision for doubtful accounts                   27,000         101,001
       Non-cash consulting and compensation expense           -         149,338

       Changes in assets and liabilities
        Due from related party                         ( 79,650)              -
        Accounts receivable                            (311,963)      ( 126,352)
        Inventory                                       207,264         146,887
        Prepaid expenses and other current assets      ( 50,385)         31,279
        Other assets                                     26,713       (   2,000)
       Increase (decrease)
        Accounts payable and accrued expenses          (274,888)        441,065
        Deferred costs                                        -          87,083
        Other                                           (10,057)      ( 110,179)
                                                      ----------     -----------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES    (546,988)         88,723
                                                      ----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Repayment by ATRE                                          -         122,900
   Purchase of property and equipment                   (16,925)      (   9,549)
Purchase of film masters and artwork                   (153,355)      (   4,572)
                                                      ----------     -----------
NET CASH USED IN (PROVIDED BY)INVESTING ACTIVITIES     (170,280)        108,779
                                                      ----------     -----------





The accompanying notes are an integral part of these consolidated financial statements.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS, continued
                                   (UNAUDITED)

                                                            December 31,
                                                        2001           2000
                                                     ----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES
   Increase (decrease) in bank overdraft                224,681      (   19,428)
   Net repayments of financing agreement                             (  246,964)
   Proceeds (payments) from notes payable               (82,972)     (   93,598)
   Proceeds from notes payable (related party)          (41,963)              -
   Payments of notes payable (related party)                  -      (1,270,985)
   Proceeds from convertible debentures                  33,400         809,500
   Payment of convertible debentures                    ( 4,900)     (    2,700)
   Payments on capital leases                           (17,600)     (   21,327)
   Proceeds from the exercise of options                214,000         215,000
   Proceeds from issuance of Series A
      Preferred Stock                                         -         433,000
   Proceeds from issuance of Series B
      Preferred Stock                                   478,985               -
                                                     ----------     -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES               803,631        (197,502)
                                                     ----------     -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS                86,363               0

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR            29,900               0
                                                     ----------     -----------
CASH AND CASH EQUIVALENTS - END OF YEAR              $  116,263     $         0
                                                     ==========     ===========
SUPPLEMENTAL INFORMATION

  CASH PAID FOR:
     Interest                                        $  153,770     $   132,191
                                                     ==========    ============
     Income taxes                                    $        -    $          -
                                                     ==========    ============

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

For the nine months ended December 31, 2001, the company had the following financing activity:

     Issued 333,615,002 shares of common stock for conversion of notes payable and convertible debentures. (See Note 13)

     On July 24, 2001, the company recognized $40,000 of prepaid consulting expense relating to the issuance of 27,000,000 common stock options. (See
     Note 13)

For the nine months ended December 31, 2000, the Company had the following financing activity:

     Issued a $72,000 promissory note in settlement for the 2000 termination of an operating lease.

The accompanying notes are an integral part of these consolidated financial statements.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  DECEMBER 31, 2001

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation
     ---------------------
     The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.

     For further information, refer to the financial statements and footnotes included in Form 10-KSB for the year ended March 31, 2001.

     The accompanying consolidated financial statements include the accounts of Diamond Entertainment Corporation (the "Company"), organized under the laws of the State of New Jersey on April 3, 1986 and its wholly owned subsidiaries:

          1) Jewel Products International, Inc. ("JPI") incorporated under the laws of the state of California on November 25, 1991;

          2) Grand Duplication Corporation ("Grand"), incorporated under the laws of the state of California on August 13, 1996; and

          3) GalaxyNet International, Inc. ("Galaxy"), incorporated under the laws of the state of Delaware on July 15, 1998.

     All intercompany transactions and balances have been eliminated in consolidation.

     Nature of Business
     ------------------
     The Company is in the business of distributing and selling videocassettes, DVD's, general merchandise, toys, and Cine-Chrome gift cards, through normal distribution channels throughout the United States and through a web site. As of March 31, 2001 and 2000, the Company's management evaluated its operations by two separate product lines to assess performance and the allocation of resources. These product lines have been reflected as two reportable segments, video products and general merchandise, described as follows:

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  DECEMBER 31, 2001

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Nature of Business (continued)
     -----------------------------

          VIDEO PROGRAMS AND OTHER LICENSED PRODUCTS
          The Company distributes and sells videocassette and DVD titles, including certain public domain programs and certain licensed programs. The Company markets its video programs to national and regional mass merchandisers, department stores, drug stores, supermarkets and other similar retail outlets. Also, in September of 1998, the Company entered into a distribution agreement for a new product called Cine-Chrome, utilizing classic images of licensed properties.

          GENERAL MERCHANDISE
          The Company, through its wholly owned subsidiary, JPI, purchases and distributes toy products to mass merchandisers in the U.S., which commenced in fiscal 1999. The Company offers the toy products for limited sales periods and as demand for products change, the Company switches to newer and more popular products.

     Use of Estimates
     ----------------
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods presented. Actual results could differ from those estimates.

     Revenue Recognition
     -------------------
     The Company records sales when products are shipped to customers and are shown net of estimated returns and allowances.

     Cash and Cash Equivalents
     -------------------------
     The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  DECEMBER 31, 2001

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Concentrations of Credit Risk
     -----------------------------
     Financial instruments that potentially subject the Company to concentrations of credit risk are cash and cash equivalents and accounts receivable arising from Company's normal business activities. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit. The Company had no deposits as of December 31, 2001 and March 31 2001, with financial institutions subject to a credit risk beyond the insured amount.

     Inventory
    ---------
     Inventory is stated at the lower of cost or market utilizing the first-in, first-out method. Inventory consists primarily of videocassettes, DVD's, general merchandise, patented toys, furniture, and Cine-Chrome gift cards.

     Property and Equipment
     ----------------------
     Property and equipment is presented at historical cost less accumulated depreciation. Depreciation is computed utilizing the straight-line method for all furniture, fixtures, and equipment over a five-year period, which represents the estimated useful lives of the respective assets. Leasehold improvements are being amortized over the lesser of their estimated useful lives or the term of the lease.

     Film Masters and Artwork
     ------------------------
     The cost of film masters and related artwork is capitalized and amortized using the straight-line method over a three-year period. Film masters consist of original "masters", which are purchased for the purpose of reproducing videocassettes that are sold to customers.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  DECEMBER 31, 2001

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Impairment of Long-Lived Assets
     -------------------------------
     In accordance with Statement of Financial Accounting Standard ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less cost to sell.

     Bank Overdraft
     --------------
     The Company maintains overdraft positions at certain banks. Such overdraft positions are included in current liabilities.

     Offering Costs
     --------------
     Offering costs consist primarily of professional fees. These costs are charged against the proceeds of the sale of Series A convertible preferred stock in the periods in which they occur.

     Advertising Costs
     -----------------
     Advertising costs are expensed as incurred. Advertising costs were approximately $30,551 and $1,661 for the nine months ended December 31,2001, and 2000, respectively.

     Fair Value of Financial Instruments
     -----------------------------------
     For certain of the Company's financial instruments, including accounts receivable, bank overdraft and accounts payable and accrued expenses, the carrying amounts approximate fair value, due to their relatively short maturities. The amounts owed for long-term debt also approximate fair value because current interest rates and terms offered to the Company are at current market rates.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  DECEMBER 31, 2001

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Stock-Based Compensation
     ------------------------
     The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees". Under APB 25, the Company does not recognize compensation expense related to options issued under the Company's employee stock option plans, unless the option is granted at a price below market price on the date of grant.

     In 1996, SFAS No. 123 "Accounting for Stock-Based Compensation", became effective for the Company. SFAS No. 123, which prescribes the recognition of compensation expense based on the fair value of options on the grant date, allows companies to continue applying APB 25 if certain pro forma disclosures are made assuming hypothetical fair value method, for which the Company uses the Black-Scholes option-pricing model.

     For non-employee stock based compensation, the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant. For stock-based awards, the value is based on the market value for the stock on the date of grant and if the stock has restrictions as to transferability, a discount is provided for lack of tradability. Stock option awards are valued using the Black-Scholes option-pricing model.

     Income Taxes
     ------------
     Income taxes are provided for based on the asset and liability method of accounting pursuant to Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". The asset and liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the reported amount of assets and liabilities and their tax basis.

     Net Loss Per Share
     ------------------
     SFAS No. 128, "Earnings Per Share" requires presentation of basic loss per share ("Basic LPS") and diluted loss per share ("Diluted LPS"). The computation of basic loss per share is computed by dividing loss available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted LPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on losses.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  DECEMBER 31, 2001

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Net Loss Per Share (continued)
     ------------------------------
     The shares used in the computation of loss per share were as follows:

                                                  December 31,
                                            2001                 2000
                                        -----------           ----------
                    Basic                285,033,427          68,011,807
                                        ============         ===========
                    Diluted              285,033,427          68,011,807
                                        ============         ===========


     Comprehensive Income
     --------------------
     SFAS No. 130, "Reporting Comprehensive Income" establishes standards for the reporting of comprehensive income and its components in the financial statements. As of December 31, 2001 and 2000, the Company has no items that represent comprehensive income and, therefore, has not included a schedule of comprehensive income in the accompanying consolidated financial statements.

     Recent Accounting Pronouncements
     --------------------------------
     SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information" was issued, which changes the way public companies report information about segments. SFAS No. 131, which is based on the selected segment information, requires quarterly and entity-wide disclosures about products and services, major customers, and the material countries in which the entity holds assets and reports revenues. The Company adopted SFAS No. 131 during 1999.

     In June 1998 and June 1999, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Investments and Hedging Activities," and SFAS No. 137, which delayed the effective date of SFAS No. 133. In June 2000, the FASB issued SFAS No. 138, which provided additional guidance for the application of SFAS NO. 133 for certain transactions. Although, the Company has adopted the statement in January 2001, SFAS No. 133 does not apply to its current operations and management does not expect the adoption of this statement to have a material impact on the Company's financial position or results of operations.

     In December 1999, the Securities and Exchange Commissions (SEC) issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition." SAB No. 101 provides additional guidance on the recognition, presentation and disclosure of revenue in financial statements. The Company has reviewed this bulletin and believes that its current recognition policy is consistent with the guidance of SAB No. 101.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2001

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Recent Accounting Pronouncements (continued)
     --------------------------------------------
     On June 29, 2001, Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations", was approved by the Financial Accounting Standards board ("FASB"). SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Goodwill and certain intangible assets will remain on the balance sheet and not be amortized. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs may be necessary. The Company is required to implement SFAS No. 141 on January 1, 2002 and it has not determined the impact, if any, that this statement will have on its consolidated financial position or results of operations.

     On June 29, 2001, SFAS No. 142, "Goodwill and Other Intangible Assets", was approved by the FASB. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of this statement. The Company is required to implement SFAS No. 142 on January 1, 2002 and it has not determined that impact, if any, that this statement will have on its consolidated financial position or results of operations


NOTE 2 - GOING CONCERN

     As reflected in the accompanying consolidated financial statements, the Company has incurred recurring losses from operations, negative cash flows from operations, a working capital deficit and is delinquent in payment of certain accounts payable. These matters raise substantial doubt about the Company's ability to continue as a going concern.

     In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which, in turn, is dependent upon the Company's ability to continue to raise capital and generate positive cash flows from operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence.

     To mitigate the effects of the uncertainties, the Company has implemented a plan to increase its overall market share of its core business and to expand into the contract replication, duplication and packaging business. The Company expects to reach positive cash flow at the end of its second fiscal quarter has implemented the following goals and strategies to achieve its plan:

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2001

NOTE 2 - GOING CONCERN (Continued)

     Retailers and Mass Merchandisers

          o Attain leadership in the market segment of high quality budget priced distribution of videocassettes and DVD titles.

          o Avoid direct competition with larger competitors who sell in the same product categories as the Company, by offering higher quality budgeted price products.

          o    Attain leadership in pricing and packaging innovations.

          o Maintain efficiency in quick turnaround of product shipments.

          o Continue to build the reputation as a leader in the high quality budget priced arena to have other potential second and third tier customers emulate the purchasing habits of the Company's national chain stores and mass merchandisers.

          o Continue to acquire new videocassette and DVD titles for distribution.

     Internet e-Commerce

          o Maintain and improve our service through fast turnaround.

          o    Keep pricing competitive.

          o    Maintain and improve customer service procedures.

          o Complete thorough search for the most effective marketing and promotional tools and methods for the Company's web-site.

          o Continuously maintain and update the Company's web-site to keep up with current products.

          o Continue to seek viable new products to be added to the web-site.

     Contract Replication and Contract Packaging Service

          o Establish a reputation of being most efficient and speedy provider of DVD high quality replication and packaging services and becoming a leader in this market segment, by selling to large corporate accounts.

          o Capitalize on the experience and know-how of the Company's alliance company, to deliver the highest quality replication service available on a consistent basis.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2001

NOTE 2 - GOING CONCERN (Continued)

     Contract Replication and Contract Packaging Service (continued)

          o Use the Company's association with its alliance company to penetrate this market segment by broadcasting to the Company's potential contract customers the unique capabilities, experience and consistency of production capabilities provided.

     The Company believes it has adequate cash resources to sustain its operations through the fourth quarter of fiscal 2002, when it expects to generate a positive cash flow. The Company is continuing to negotiate with several reliable investors to provide the Company with debt and equity financing for working capital purposes and to convert debt to equity. The principal objective of the Company is to implement the above items in fiscal 2002, which will lead to a profitable operation if the items are successfully implemented, and subject to market and other conditions. Although the Company believes that the outlook is favorable, there can be no assurance that market conditions will continue in a direction favorable to the Company.

NOTE 3 - ACCOUNTS RECEIVABLE

     Accounts receivable as of December 31, 2001 and March 31, 2001, net of allowance for doubtful accounts were approximately $697,983 and $413,020,respectively. Substantially all of the accounts receivable as of December 31, 2001 and March 31, 2001 have been factored and pledged as collateral under a factoring agreement (see Note 8).

     The Company reviews accounts receivable periodically during the year for collectability. An allowance for bad debt is established for any receivables whose collection is in doubt or for returns and a reserve is also established for an estimate of the remaining accounts.

     As of December 31, 2001 and March 31, 2001, the Company had an allowance for doubtful accounts of $144,697 and $144,542, respectively.

NOTE 4 - INVENTORY

     Inventory consisted of the following as of:

                                                December 31,        March 31,
                                                    2001              2001
                                                -------------     -----------
             Raw materials                      $    801,338      $   944,215
             Finished goods                          891,269          844,895
                                                -------------     -----------
                                                                    1,789,110
             Less: valuation allowance            (  810,920)        (700,159)
                                                -------------     -----------
             Inventory, net                     $    881,687      $ 1,088,951
                                                =============     ===========

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  DECEMBER 31, 2001

NOTE 4 - INVENTORY (Continued)

     Allowance
     ---------
     An allowance has been established for inventory of $810,920 and $700,159 as of December 31, 2001 and March 31, 2001. This reserve is primarily for the anticipated reductions in selling prices (which are lower than the carrying value) for inventory which has been:

               (a) restricted to specified distribution territories as a result of legal settlements; and

               (b) inventory which has passed its peak selling season.

NOTE 5 - DUE FROM RELATED PARTIES

     As of December 31, 2001, and March 31, 2001 the Company advanced $200,541 and $101,366 to an officer of the Company. Simple interest is accrued monthly at an annual rate of 10% on the outstanding balance. The loan is due in December 2002.

NOTE 6 - PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following as of:

                                                December 31,        March 31,
                                                    2001               2001
                                                ------------       -----------
         Furniture and equipment                $ 1,182,535        $ 1,165,610
         Automobile                                  24,487             24,487
         Leasehold improvements                      40,175             40,175
                                                ------------       -----------
                                                  1,247,197          1,230,272
         Less:  accumulated depreciation and
           amortization                          (1,079,343)        (1,030,785)
                                                ------------       -----------
         Property and equipment, net            $   167,854        $   199,487
                                                ============       ===========

     Depreciation expense for the nine months ended December 31, 2001 and 2000 was approximately $48,729 and $117,891, respectively.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  DECEMBER 31, 2001

NOTE 7 - INVESTMENT IN EQUITY SUBSIDIARY

     During 1989, the Company paid $50,000 for 50% of the issued and outstanding common stock of American Top Real Estate ("ATRE"). Since the Company does not have greater than a 50% investment or exercise control in the day to day operations, this investment is accounted for using the equity method. The operations of ATRE are not considered to be significant to the Company's operations; therefore the Company has not included a summary of ATRE's assets and liabilities.

     For the nine months ended December 31, 2001 and 2000, there were no investment income or loss from ATRE.

     As of December 31, 2001 and March 31, 2001, the investment in ATRE totaled $60,725 and $60,725, respectively.

NOTE 8 - DUE TO FACTOR/FINANCING AGREEMENT PAYABLE

     On August 30, 1996, the Company entered into a financing agreement with a financial institution for a maximum borrowing of up to $2,500,000. The agreement called for a factoring of the Company's accounts receivable, and an asset-based note related to the Company's inventories. Subsequently, on October 29, 1999, the financial institution sold its financing agreement covering the factoring of the Company's accounts receivable to a factoring institution located in Dallas, Texas. The original financial institution retained the asset-based note related to the Company's inventories. Substantially all assets of the Company have been pledged as collateral for the borrowings.

     The cost of funds for the accounts receivable portion of the borrowings with the new factor is a 1.5% discount from the stated pledged amount of each invoice for every 30 days the invoice is outstanding. The asset-based portion of the borrowings is determined by the lesser of i) $800,000, ii) 25% of the client's finished toy inventory or iii) 55% of the clients finished videotape inventory. The cost of funds for the inventory portion of the borrowings is at 1.4% per month on the average loan balance each month. The agreement stipulated an $8,000 per week payment against the asset-based note payable, which was modified on June 5, 2000, to $4,000 per week. The term of asset-based note was extended to January 1, 2003. The Company paid interest of approximately $154,000 and $132,000 for the nine months ended December 31, 2001 and 2000, respectively. The financing agreement and factor advances were as follows:

                                              December 31,         March 31,
                                                   2001              2001
                                              --------------     -------------
       Due to factor payable                  $    396,361       $    319,303
       Financing agreement payable -
        inventory                                  151,777             311,807
                                             --------------       ------------
                                              $    548,138        $    631,110
                                             ==============       ============

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  DECEMBER 31, 2001

NOTE 9 - NOTES PAYABLE

     Notes payable represents the following as of:

                                                December 31,        March 31,
                                                    2001              2001
                                               -------------       -----------
                  a) Waring Investments        $           -       $     4,585
                  b) Automobile                          613             5,905
                  c) Other                                 -            32,086
                                               -------------       -----------
                                                         613            42,576
                  Less current                       (   613)          (42,576)
                                               --------------       ----------
                  Long term                    $           -        $        -
                                               =============        ==========

     a)   Waring Investments
          ------------------
          Note payable bearing interest at the rate of 16% per annum with twelve monthly installments of principal of $2,292. This note is guaranteed by the President of the Company and is subordinated to the financing agreement payable. Since, the Company did not pay-off the note on the scheduled maturity date, the lender has extended the maturity date and assessed an additional interest charge of 20% per annum as a penalty on the unpaid balance each month. As of December 31, 2001 and March 31, 2001, the outstanding balances were $-0- and $4,585, respectively.

     b)   Automobile
          ----------
          The Company has a vehicle financing agreement with monthly payments of $562 for principal and interest at 9.75% per annum. The balance as of December 31, 2001 and March 31, 2001 was $613 and $5,905 respectively.

     c)   Other
          -----
          As of December 31, 2001 and March 31, 2001, the Company had various payables aggregating $-0- and $32,086, due on demand.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  DECEMBER 31, 2001

NOTE 10 - RELATED PARTIES - NOTES AND ADVANCES PAYABLE

          Related parties - notes and advances payable consist of the following as of:
                                                   December 31,     March 31,
                                                       2001             2001
                                                   ------------   ------------
           a) Convertible note payable - ATRE      $         -    $    809,500
           b) Note payable - ATRE                      619,600         576,300
           c) Note payable - Jeffrey Schillen           29,300          71,300
           d) Convertible note payable -
               Jeffrey Schillen                        100,000         100,000
           d) Convertible note payable - James Lu            -          50,000
           e) Note payable - Golden Gulf                 6,633          21,133
                                                   ------------   ------------
                                                       755,533       1,628,233
           Less:  current portion                     (755,533)     (1,478,233)
                                                   ------------   -------------
           Long term                               $         -    $    150,000
                                                   ============   ============

     a)   Convertible Note Payable - ATRE
          -------------------------------
          As of June 30, 1999, the Company had $809,500 due to a related party for payment of trade payables. In October 1999, the outstanding balance was converted into a convertible debenture at 7% per annum due and payable on or before September 30, 2001. At the option of the lender all or part of the balance can be paid with shares of the Company's common stock. The number of shares is determined by dividing the principal being converted by the average twenty-day bid price, prior to the date of such payment request, for the Company's common stock. As of March 31, 2001, the outstanding balance was $809,500. On July 24, 2001, the Board of Directors of the Company authorized and approved 1) the issuance of 140,343,755 shares of the company's common stock to American Top Real estate, Inc. ("ATRE") upon the conversion by ATRE of the entire unpaid principal amount of $809,500 of its note and all accrued interest thereon in the amount of $102,734.41 as of July 23, 2001 at the conversion price of $0.0065 per share as of the close of business on July 23, 2001. (See Note 13)

     b)   Note Payable - ATRE
          -------------------
          As of December 31, 2001 and March 31, 2001, the Company was advanced $619,600 and $576,300, from ATRE (see Note 7), bearing interest at the rate of 14% per annum, and due on demand.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  DECEMBER 31, 2001

NOTE 10 - RELATED PARTIES - NOTES AND ADVANCES PAYABLE (Continued)

     c)   Note Payable - Jeffrey Schillen
          -------------------------------
          As of December 31, 2001 and March 31, 2001, the Company has a $29,300 and $71,300 note payable, due to an officer, bearing interest at the rate of 10% per annum, and due on demand.

    d)   Convertible Debentures - Related Parties
          ----------------------------------------
          During March and June 1999, the Company entered into two convertible debentures for $50,000 and $100,000, respectively. The debentures bear interest at 10% per year with principal and interest due on the first anniversary of the date of issuance. Each note has been extended for an additional year. The notes also call for any amount of the outstanding principal to be converted into restricted shares of the Company's common stock at the option of the lender's at a conversion rate of $0.05 per share. On July 24, 2001, the Board of Directors of the Company approved the reduction of the original conversion rate of $0.05 down to $0.005 per share and allowed the holders of the notes to also convert any accrued interest against such notes. On July 24, 2001, the Board of Directors of the Company authorized and approved the issuance of 12,343,150 shares of the Company's common stock to Mr. Lu, the President of the Company, upon conversion of his $50,000.00 note and accrued interest thereon in the amount of $11,715.75 as of July 23, 2001. As of December 31, 2001 the debenture for $100,000 was not converted. (See Note 13)

     e)   Note Payable - Golden Gulf
          --------------------------
          As of December 31, 2001 and March 31, 2001, the Company has a $6633 and $21,133 note payable, due to Golden Gulf Capital Group, bearing interest at the rate of -0-%, and due on demand.

NOTE 11 - CONVERTIBLE DEBENTURES

          Convertible debentures consisted of the following as of:

                                            December 31,            March 31,
                                                 2001                  2001
                                             -----------          -----------
           a)   Balmore Fund                 $   100,000          $   100,000
           b)   GJ Products Corporation                -            1,042,675
                                             ------------         -----------
                                                 100,000            1,142,675
                Less:  Current                (  100,000)          (1,142,675)
                                             ------------         -----------
                Long Term                   $          -          $         -
                                             ============         ===========

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 11 - CONVERTIBLE DEBENTURES (Continued)

          a) During February and March 1999, the Company entered into convertible debentures for $175,000 and $100,000, respectively. The debentures bear interest at 10% with principal and interest due on the first anniversary of the date of issuance. The notes also call for any amount of the outstanding principal to be converted into restricted shares of the Company's common stock at the option of the lender at a conversion rate of $0.05 per share. As of March 2000, one investor converted the $175,000 note into 3,500,000 shares of the Company's common stock. As of December 31, 2001 and March 31, 2001, the outstanding balance of convertible debentures was $100,000, for which the lender extended the due date to March 2001.

          b) As of March 31, 1999, the Company had $1,118,425 due to a related party for payment of trade payables. In October 1999, the Company ceased to have a relationship with the party, so the outstanding balance of $1,050,775 was converted into a convertible debenture. The debenture bears interest at 10% with principal and interest due on the first anniversary of the date of issuance. At the option of the holder, all or part of the balance can be paid with shares of the Company's common stock. The number of shares is determined by dividing the principal being converted by the average twenty-day bid price, prior to the date of such payment request, for the Company's common stock. On July 24, 2001,the Board of Directors of the Company authorized and approved the issuance of 180,928,097 shares of the Company's common stock to GJ Products Corporation upon the conversion of the entire unpaid principal amount of $1,037,775.00 of its note and all accrued interest thereon in the amount of $138,257.63 as of July 23, 2001 at the conversion price of $0.0065 per share as of the close of business on July 23, 2001. As of December 31, 2001 and March 31, 2001, the outstanding balance was $-0- and $1,042,675, respectively.

NOTE 12 - COMMITMENTS AND CONTIGENCIES

          Royalty Commitments
          -------------------
          The Company has entered into various royalty agreements for licensing of titles with terms of one to seven years. Certain agreements include minimum guaranteed payments. For the nine months ended December 31, 2001 and 2000, royalty expense was $25,763 and $16,729 respectively, pursuant to these agreements.

          Video Agreements
          ----------------
          The Company has entered into various agreements to manufacture, duplicate and distribute videos. Commissions are paid based upon the number of videos sold.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 12 - COMMITMENTS AND CONTIGENCIES (Continued)

          Employment Agreements
          ---------------------
          In 1991, two employment agreements were executed for two officers for annual compensation totaling $240,000. These agreements terminate in the year 2001 and are adjusted annually in accordance with the Consumer Price Index. The Board of Directors agreed on April 23, 1996 to reserve 1,000,000 shares of common stock for distribution to two officers of the Company. The officers at current market prices in installment payments with a five-year promissory note with interest can purchase the common stock at 6% per annum. As of December 31, 2001 and March 31, 2001, the officers did not purchase these shares.

          Lease Commitments
          -----------------
          The Company leases office and storage facilities under operating leases, which expire in 2003. Also, the Company leases equipment under capital leases, which expire through 2002.

          The Company's future minimum annual aggregate rental payments for capital and operating leases that have initial or remaining term in excess of one year are as follows:

                                                       Capital        Operating
                                                        Leases          Leases
                                                     -----------    -----------
           Quarter Ending December 31,:
           2002                                      $        -     $   126,000
           2003                                               -          10,500
                                                     -----------    -----------
           Total minimum lease payments                       -     $   136,500
                                                     ===========    ===========



          Rent expense for the nine months ended December 31, 2001 was approximately $98,935.

          There were no property held under the capital leases as of December 31, 2001.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 12 - COMMITMENTS AND CONTIGENCIES (Continued)

          Litigation
          ----------
          The Company has in the past been named as defendant and co-defendant in various legal actions filed against the Company in the normal course of business. All past litigation has been resolved without material adverse impact on the Company.

NOTE 13 - STOCKHOLDERS' EQUITY

          Common Stock
          ------------
          During the year ended March 31, 2001, the Company amended its Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 600,000,000.

          During the nine months ended December 31, 2001, the Company had the following significant issuance of its common stock:

          Consulting Agreements
          ---------------------
          On November 30, 2001, the Company entered into a consulting agreement that will terminate on November 29, 2002. The consultant will provide consulting service for the Company concerning various strategic marketing planning, licensing consulting and other matters in connection with the operation of the businesses of the Company. The consultant received options to purchase a total of 1,500,000 of the Company's common stock exercisable at $0.03 per share in exchange for services to be rendered. Of such options, 1,000,000 shares will be exercisable immediately and 500,000 shares will be exercisable commencing on November 30, 2002 and will expire on November 29, 2002 and November 29, 2003, respectively. As of December 31, 2001, none of the options were exercised.

          On October 18, 2001, the Company entered into two consulting agreements that will terminate on October 17, 2002, whereby the consultants will provide consulting services for the Company concerning various management, marketing, consulting, strategic planning, and financial matters in connection with the operation of the businesses of the Company. The consultants received options to purchase a total of 30,800,000 of the Company's common stock exercisable at $0.005 per share in exchange for services to be rendered and the options shall expire on October 17, 2002. In November 2001, the Company received $75,000 cash for the issuance of 15,000,000 shares upon the exercise of these options and 800,000 were exercised for consulting services incurred and owed by the Company to one of the consultants totaling $4,000. At December 31, 2001, 15,000,000 shares of these options remained outstanding.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 13 - STOCKHOLDERS' EQUITY (Continued)

          Consulting Agreements (Continued)
          ---------------------------------
          On July 24, 2001, the Company entered into three consulting agreements that will terminate on July 23, 2002, whereby the consultants will provide consulting service for the company concerning management, marketing, consulting, strategic planning, corporate organization and financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities. The consultants received options to purchase a total of 27,000,000 of the Company's common stock exercisable at $0.005 per share in exchange for services to be rendered and the options shall expire on July 23, 2002. As of August 15, 2001, Company received $135,000 for the issuance of 27,000.000 shares of the Company's common stock upon the exercise of these options. On July 24, 2001, the company recognized $40,000 of prepaid consulting expense relating to the issuance of 27,000,000 common stock options. During the three months ended December 31, 2001, the Company expensed $12,000.00 of such prepaid consulting expenses.

          Related Parties - Convertible Notes Payable
          ------------------------------------------
          On July 24, 2001, the Board of Directors of the Company authorized and approved 1) the issuance of 140,343,755 shares of the company's common stock to American Top Real estate, Inc. ("ATRE") upon the conversion by ATRE of the entire unpaid principal amount of $809,500 of its note and all accrued interest thereon in the amount of $102,734.41 as of July 23, 2001 at the conversion price of $0.0065 per share as of the close of business on July 23, 2001, and 2) the issuance of 12,343,150 shares of the Company's common stock to Mr. Lu, the President of the Company, upon conversion of his $50,000.00 note and accrued interest thereon in the amount of $11,715.75 as of July 23, 2001.

          Convertible Debentures
          ----------------------
          On July 24, 2001, the Board of Directors of the Company authorized and approved the issuance of 180,928,097 shares of the Company's common stock to GJ Products Corporation upon the conversion of the entire unpaid principal amount of $1,037,775.00 of its note and all accrued interest thereon in the amount of $138,257.63 as of July 23, 2001 at the conversion price of $0.0065 per share as of the close of business on July 23, 2001.

          During the year ended March 31, 2001, the Company had the following significant issuances of its common stock:

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 13 - STOCKHOLDERS' EQUITY (Continued)

          Stock Options
          -------------
          During June and July of 2000, the Company received $215,500 in cash for the issuance of the 6,157,143 shares of common stock upon the exercise of these options and the remaining options of 1,142,837 were exercised for consulting services incurred and owed by the Company to one of the consultants totaling $30,000 and from the cancellation of an obligation totaling $10,000 in principal and interest, owed to the same consultant.

          Convertible Debentures
          ----------------------
          As of March 31, 2001, 11,546,619 shares of common stock were issued for the conversion of Series A convertible preferred stock (see Series A Convertible Preferred Stock).

          Convertible Preferred Stock
          ---------------------------
          As of March 31, 2000, the Company had authorized 5,000,000 shares of no par value, convertible preferred stock. The preferred stock has:

               i)   voting   rights   upon  all   matters   upon  which   common
                    stockholders have at a 1.95 vote for each share of preferred stock,

               ii) conversion rights at 1.95 shares of common stock for each share of preferred,

               iii) no rights of redemption and

               iv) no dividend preferences, but entitled to a preference of $0.01 per share in the event of liquidation.

          Series B Convertible Preferred Stock
          ------------------------------------
          On November 16, 2001, the Company amended its articles of incorporation to authorize the issuance 87 shares of no par value, Series B Convertible Preferred Stock with a stated value of $10,000 per share. This new issuance was created out of the 5,000,000 shares of authorized, no par value, preferred stock.

          On November 16, 2001, the Company entered into a Securities Purchase Agreement ("Securities Purchase Agreement") with 4 investors. Pursuant to the Securities Purchase Agreement, the Company issued and sold 58 shares of Series B Convertible Preferred Stock for total consideration of $580,000, or $10,000 per share.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 13 - STOCKHOLDERS' EQUITY (Continued)

          Series B Convertible Preferred Stock (Continued)
          ------------------------------------------------
          Commencing May 15, 2002, the Series B Preferred Stock is convertible, at the investor's option, into shares of the Company's Common Stock and automatically converts into Common Stock on November 16, 2003. The conversion price of the Series B Preferred Stock is the lower of $.02 per share or 70% of the average of the closing bid prices of the Company's Common Stock on any five trading days in the 30 trading day period preceding the date of conversion. The conversion price of the Series B Preferred Stock is also adjusted in the event of stock dividends, stock splits, recapitalizations, reorganizations, consolidations, mergers or sales of assets. The Series B Preferred Stock also provides for additional shares of the Company's Common Stock calculated at a rate of 6% to determine the conversion rate of the Company's Common Stock upon conversion.

          Additional features of the Series B Preferred Stock include, among other things:

               i) a redemption feature at the option of the Company commencing May 15, 2002 of shares of Series B Preferred Stock having a stated value of up to $100,000;

               ii) a mandatory redemption feature upon the occurrence of certain events such as a merger, reorganization, restructuring, consolidation or similar event, and a liquidation preference over the Common Stock in the event of a liquidation, winding up or dissolution of the Company; and

               iii) the Series B Preferred Stock does not provide any voting rights, except as may be required by law.

          Under Registration Rights Agreements the Company entered into with the purchasers of the Series B Preferred Stock, the Company is required to file a registration statement to register the Common Stock issuable upon conversion of the Series B Preferred Stock under the Securities Act to provide for the resale of such Common Stock. The Company is required to keep such a registration statement effective until all of such shares have been resold.

          Series A Convertible Preferred Stock
          ------------------------------------
          On May 11, 2000, the Company amended its articles of incorporation to authorize the issuance 50 shares of no par value, Series A Convertible Preferred Stock with a stated value of $10,000 per share. This new issuance was created out of the 5,000,000 shares of authorized, no par value, preferred stock.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 13 - STOCKHOLDERS' EQUITY (Continued)

          Series A Convertible Preferred Stock, continued
          -----------------------------------------------
          On May 11, 2000, the Company entered into a Securities Purchase Agreement ("Securities Purchase Agreement") with eight investors. Pursuant to the Securities Purchase Agreement, the Company issued and sold 50 shares of Series A Convertible Preferred Stock for total consideration of $500,000, or $10,000 per share.

          Commencing August 9, 2000, the Series A Preferred Stock is convertible, at the investor's option, into shares of the Company's Common Stock and automatically converts into Common Stock on April 12, 2002. The conversion price of the Series A Preferred Stock is the lower of $.08 per share or 80% of the average of the closing bid prices of the Company's Common Stock on any five trading days in the ten trading day period preceding the date of conversion. The conversion price of the Series A Preferred Stock is also adjusted in the event of stock dividends, stock splits, recapitalizations, reorganizations, consolidations, mergers or sales of assets. The Series A Preferred stock also provides for a dividend upon conversion of the Series A Preferred Stock at the rate of 6% per annum payable in additional shares of the Company's Common Stock. In no event can the Series A Preferred Stock be converted into more than 11,575,000 shares of Common Stock.

          Additional features of the Series A Preferred Stock include, among other things:

               i) a redemption feature at the option of the Company commencing September 8, 2000, of shares of Series A Preferred Stock having a stated value of up to $100,000;

               ii) a mandatory redemption feature upon the occurrence of certain events such as a merger, reorganization, restructuring, consolidation or similar event, and a liquidation preference over the Common Stock in the event of a liquidation, winding up or dissolution of the Company; and

               iii) the Series A Preferred Stock does not provide any voting rights, except as may be required by law.

          Under Registration Rights Agreements the Company entered into with the purchasers of the Series A Preferred Stock, the Company is required to file a registration statement to register the Common Stock issuable upon conversion of the Series A Preferred Stock under the Securities Act to provide for the resale of such Common Stock. The Company is required to keep such a registration statement effective until all of such shares have been resold.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 13 - STOCKHOLDERS' EQUITY (Continued)

          Series A Convertible Preferred Stock, continued
          -----------------------------------------------
          As of March 31, 2001, 10 shares of Series A Convertible Preferred Stock with a stated value of $10,000 per share were converted into 11,546,619 shares of common stock at a price per share equaling 80% of the average of the closing bid prices of the Company's Common Stock on any five trading days in the ten trading day period preceding the date of conversion. The conversion prices ranged from $0.00832 to $0.00920.

          Warrants
          --------
          On November 16, 2001, in connection with the sale of 58 shares of the Company's Series B Preferred Stock to 4 investors, the Company issued warrants to purchase an aggregate of 8,700,000 shares of the Company's Common Stock to such investors at an exercise price per share equal to $0.02, expiring on November 15, 2006. The purchase rights represented by the warrants may be exercised in whole or in part at any time and from time to time during the term commencing on November 16, 2001.

          The May Davis Group, Inc. ("May Davis"), acted as placement agent for the offering. May Davis received a placement fee of $40,000 and the Company issued warrants to purchase 1,500,000 shares of Common Stock to May Davis and certain designees of May Davis and warrants to purchase 25,000 shares of Common Stock to Butler Gonzalez, LLP, counsel to May Davis. Such warrants are exercisable at a price of $.07 per share.

NOTE 14 - COMMON STOCK OPTIONS

          2001 Stock Option Plan
          ----------------------
          On July 24, 2001, the Board of Directors of the Company approved the Company's 2001 Stock Compensation Plan ("Plan") for the purpose of providing the Company with a means of compensating selected key employees (including officers), and directors of the Company and its subsidiaries for their services rendered in connection with the development of Company with shares of Common Stock of the Company. The plan authorized the Board of Directors of the Company to sell or award up to 50,000,000 shares and/or options of the Company's common stock, no par value at a purchase price of $0.006.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 14 - COMMON STOCK OPTIONS, Continued

          Stock Options
          -------------
          On November 30, 2001, the Company entered into a consulting agreement that will terminate on November 29, 2002. The consultant will provide consulting service for the Company concerning various strategic marketing planning, licensing consulting and other matters in connection with the operation of the businesses of the Company. The consultant receive options to purchase a total of 1,500,000 of the Company's common stock exercisable at $0.03 per share in exchange for serves to be rendered. Of such options, 1,000,000 shares will be exercisable immediately and 500,000 shares will be exercisable commencing on November 30, 2002 and will expire on November 29, 2002 and November 29, 2003, respectively. As of December 31, 2001, none of the options were exercised.

          In connection with the terms of the sales of the Company's Series B Preferred Shares, the Company is required, so long as any of the Series B Preferred Shares are outstanding, to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Shares, 130% of the shares of common stock required to convert the Series B Preferred Shares on the filing date of the related registration statement. In order to be in compliance with this reserve clause, the President of the Company on November 16, 2001, agreed to waive his rights to exercise 29,000,000 of his outstanding stock options of the Company's common stock until such time the reserve requirement would permit the exercise of such options. On November 16, 2001, the Company's board of directors approved and the Company issued to the Company's President, options to purchase 14,500,000 shares of the Company's common stock for his waiving his aforementioned exercise rights and for his part in the successful sale of the Company's Series B Preferred Shares. The options will be exercisable at $0.006 per share at such time permitted by the Company's Series B Preferred Shares reserve clause. The options expire 5 years from the date of grant.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 14 - COMMON STOCK OPTIONS (Continued)

          Stock Options (Continued)
          -------------------------
          On October 18, 2001, the Company entered into two consulting agreements that will terminate on October 17, 2002, whereby the consultants will provide consulting service for the company concerning various management, marketing, consulting, strategic planning, and financial matters in connection with the operation of the businesses of the Company. The consultants received options to purchase a total of 30,800,000 of the Company's common stock exercisable at $0.005 per share in exchange for services to be rendered and the options shall expire on October 17, 2002. In November 2001, the Company received $75,000 cash for the issuance of 15,000,000 shares upon the exercise of these options and 800,000 were exercised for consulting services incurred and owed by the Company to one of the consultants totaling $4,000. At December 31, 2001, 15,000,000 shares of these options remained outstanding.

          On July 24, 2001, the Board of Directors of the Company authorized and approved, that it was in the best interest of the Company the that exercise rate ranging from $0.05 to $0.25 of outstanding options granted to the Company's key employees, officers and directors during the period from April 1996 through May 1999 in the aggregate amount of 11,675,000 shares be amended and lowered to $0.005 and further authorized and approved the extension of such options granted to James Lu and Jeffrey Schillen in the amount 600,000 and 400,000 shares, respectively, to April 22, 2004.

          On July 24, 2001, the Company entered into three consulting agreements that will terminate on July 23, 2002, whereby the consultants will provide consulting service for the company concerning management, marketing, consulting, strategic planning, corporate organization and financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities. The consultants received options to purchase a total of 27,000,000 of the Company's common stock exercisable at $0.005 per share in exchange for services to be rendered and the options shall expire on July 23, 2002. As of August 15, 2001, Company received $135,000 for the issuance of 27,000,000 shares of the Company's common stock upon the exercise of these options. In connection with the issuance of theses options, the Company recorded in July 2001, prepaid consulting expenses of $40,000.00. During the three months ended December 31, 2001, the Company expensed $12,000.00 of such prepaid consulting expenses.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 14 - COMMON STOCK OPTIONS (Continued)

          2000 Stock Compensation Plan
          ----------------------------
          On June 9, 2000, the Board of Directors of the Company approved the Company's 2000 Stock Compensation Plan ("Plan") for the purpose of providing the Company with a means of compensating selected key employees (including officers), directors and consultants to the Company and its subsidiaries for their services rendered in connection with the development of Diamond Entertainment Corporation with shares of common stock of the Company. The Plan authorizes the Board of Directors of the Company to sell or award up to 13,000,000 shares and/or options of the Company's common stock, no par value. The Plan expired on May 31, 2001, and the outstanding balance of options of 5,700,000 shares to be awarded or sold in accordance with this plan was canceled.

          o On June 1, 2000, the Company entered into three consulting agreements that will terminate on May 31, 2001, whereby the consultants will provide consulting services for the Company concerning management, marketing, consulting, strategic planning, corporate organization and financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities. The consultants received options to purchase a total of 7,300,000 of the Company's common stock exercisable at $0.035 per share in exchange for services to be rendered and the options shall expired on May 31, 2001. Such options were exercised as of March 31, 2001.

          o The per unit weighted-average fair value of unit options granted on June 1, 2000, was $0.029 at the date of grant using the Black-Scholes options pricing model with the following weighted-average assumptions: weighted-average risk-free interest rates of 5.86%; dividend yields of 0%; weighted-average volatility factors of the expected market price of the Company's common stock of 178%; and a weighted average expected life of the option was 2 months. In June and July of 2000, the Company received $215,500 in cash for the issuance of the 6,157,143 shares upon the exercise of these options and the remaining options of 1,142,857 were exercised for consulting services incurred and owed by the Company to one of the consultants totaling $30,000 and from the cancellation of an obligation of $10,000 in principal and interest owed to the same consultant. The options had an aggregate fair value at the date of grant of approximately $209,000.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 14 - COMMON STOCK OPTIONS (Continued)

          2000 Stock Compensation Plan, Continued
          ---------------------------------------
          o On July 24, 2000, the Company engaged a consulting firm for a period of one year to provide advice to undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and conditions. The consulting firm was granted options to purchase 600,000 shares of the Company's common stock with an exercise price at $0.05 per share and the options shall expire on July 24, 2003. These options were not exercised as of June 30, 2001, and the Company believes the firm has not performed under the agreement.

          The following summarizes the common stock options issued for consulting services through the period ended December 31, 2001:

                                                                        Weighted
                                                                        Average
                                                                        Exercise
                                              Employees   Consultants     Price
                                             ----------  ------------  ---------
    Options outstanding, March 31, 1999       7,000,000    3,454,000   $  0.100
    Granted                                   4,500,000    9,965,000   $  0.060
    Exercised                                         -   (8,215,000)  $  0.050
    Expired/cancelled                                 -   (1,000,000)  $  0.250
                                             ----------  ------------

    Options outstanding, March 31, 2000      11,500,000    4,204,000   $  0.100
     Granted                                          -    7,900,000   $  0.036
     Exercised                                        -   (7,300,000)  $  0.035
    Expired/cancelled                                 -            -   $      -
                                             ----------  ------------  --------
    Options outstanding, March 31, 2001      11,500,000    4,804,000   $  0.094
                                            ===========  ============   ========

     Granted                                 76,000,000   59,300,000      0.006
     Exercised                                        -  (42,800,000)     0.005
     Expired/cancelled                      (11,500,000) ( 3,204,000)     0.100
                                             ----------  ------------  ---------
    Options outstanding, December 31, 2001   76,000,000   18,100,000   $  0.008
                                            ===========  ===========   ========

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 14 - COMMON STOCK OPTIONS (Continued)

          2000 Stock Compensation Plan, Continued
          ---------------------------------------
          The Company applies SFAS No. 123, and related interpretations, for stock options issued to consultants in accounting for its stock options. Compensation expense has been recognized for the Company's stock-based compensation for consulting services in the amount of $0 and $17,417 for the quarters ended June 30, 2001 and 2000, respectively.

          1988 Stock Option Plan
          ----------------------
          On October 12, 1988, the Company's directors and stockholders approved the Company's 1988 Stock Option Plan (the "Option Plan") authorizing the granting of incentive options and non-qualified options. The incentive options are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended. Pursuant to the Option Plan, options to purchase up to 10,000 shares of common stock may be granted to officers, directors and key employees of the Company. The Stock Option Committee, consisting of Messrs. Lu and Schillen, is responsible for determining the individuals who will be granted options, the number of shares to be subject to each option, the option price per share, and the exercise period of each option. The option price will not be less than the fair market value of the Company's common stock on the date the option is granted. Options may be exercised by payment of cash. No option will have a term in excess of ten years.

               DIAMOND ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 14 - COMMON STOCK OPTIONS (Continued)

          The following summarizes the Company's stock option transactions under the stock option plan:
                                                                       Weighted
                                                                        Average
                                                       Stock Options   Exercise
                                                        Outstanding      Price
                                                       -------------   --------
  Options Outstanding, March 31, 1999                      550,000     $  0.100
  Granted                                                  300,000     $  0.100
  Expired                                                ( 550,000)    $  0.100
                                                       -------------   --------
  Options, Exercisable and Outstanding, March 31, 2000     300,000     $  0.100
                                                       ============    ========

  Granted                                                        -     $  0.000
  Expired                                                        -     $  0.000
                                                       -------------   --------
  Options, Exercisable and Outstanding, March 31, 2001     300,000     $  0.100
                                                       ============    ========

  Granted                                                  175,000     $  0.005
  Cancelled                                               (175,000)    $  0.100
                                                       -------------   --------
  Options, Exercisable and Outstanding,
    December 31, 2001                                      300,000     $  0.045
                                                        ===========    ========

          The weighted average remaining contract lives of stock options outstanding are 1.42 years.

          The Company has adopted only the disclosure provisions of SFAS No. 123 for stock options issued to employees for services rendered. It applies APB 25 and related interpretations in accounting for its plan and does not recognize compensation expense for its stock-based compensation plan other than for stock and options issued under compensatory plans and to outside third parties. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards vested under the plan consistent with the methodology prescribed by SFAS 123, the Company's net loss would not have changed for the nine month period ended December 31, 2001.

NOTE 15 - MAJOR CUSTOMERS

          For the nine month period ended December 31, 2001, the Company had net sales to two customers that accounted for approximately 24%, and 19%, respectively.

Part II.  Information Not Required In Prospectus
---------------------------------------------------------------


                    Indemnification of Directors and Officers

Section 14A:3-5 of the New Jersey Business Corporation Act provides that: "Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such corporate agent did not meet the applicable standards of conduct set forth elsewhere in paragraphs 14A: 3-5
(2)(a) and 14A:
3-5(2)(b)."

Our By-Laws provide that, to the extent permitted under the New Jersey Business Corporation Act, we may indemnify any director, officer, employee or agent against his expenses and liabilities incurred in connection with any proceeding involving such persons by reason of the fact that he was serving in such capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                   Other Expenses of Issuance and Distribution

Related to the securities being registered. The expenses shall be paid by the Registrant.

SEC Registration Fee                        $      124.20
Printing and Engraving Expenses     $   5,000.00
Legal Fees and Expenses             $ 15,000.00
Accounting Fees and Expenses                $ 15,000.00
Transfer Agent Fees                         $   5,000.00
Blue Sky Fees                               $   1,000.00
Miscellaneous                               $   5,000.00
                                            ---------------
Total                                       $ 46,124.20

                     Recent Sales of Unregistered Securities


In February 1999, the Company engaged Gary Swancey to provide internet media consulting and public relations services for a period of one year. The fee for the services to be rendered included a monthly cash fee of $3,000. The consulting firm also received options to purchase a total of 250,000 shares of our common stock with an exercise price of $.05 per share in exchange for services to rendered and the options shall expire on February 11, 2001. During the year ended March 31, 2000, all of the options were exercised for services rendered by the consulting firm and cost incurred totaling $12,500. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." Furthermore, Gary Swancey is an Accredited Investor.

During March and June 1999, the Company entered into two convertible debentures for $50,000 to James Lu and $100,000 to Jeffrey Schillen. The debentures bear interest at 10% per year with principal and interest due on the first anniversary of the date of issuance. Each note has been extended for an additional year. The notes also call for any amount of the outstanding principal to be converted into restricted shares of the Company's common stock at the option of the lender's at a conversion rate of $0.05 per share. On July 24, 2001, the Board of Directors of the Company approved the reduction of the original conversion rate of $0.05 down to $0.005 per share and allowed the holders of the notes to also convert any accrued interest against such notes. On July 24,2001, the Board of Directors of the Company authorized and approved the issuance of 12,343,150 shares of the Company's common stock to Mr. Lu, the President of the Company, upon conversion of his $50,000.00 note and accrued interest thereon in the amount of $11,715.75 as of July 23, 2001. As of March 31, 2002 the debenture for $100,000 was not converted. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." Furthermore, James Lu and Jeffrey Schillen are both Accredited Investors.

In March of 1999, the Company received a total of $150,000 from five investors and issued promissory notes due in one year with principal and interest paid bimonthly at an interest rate of 10%. The notes could be used as proceeds for the exercised options held by the investors. During the year ended March 31, 2000, the note holders used the $150,000 and accrued interest of $2,500 as funds to exercise their common stock options for a total aggregate of 3,000,000 shares of our common stock. The brake down of the investments is as follows:

                Name of Investor                          Amount Invested
                ----------------                          ---------------
                   P. Benz                                     $50,000
                   G. Fulra                                    $50,000
                   H. Schraub                                  $30,000
                   M. Nelson                                   $10,000
                   S. Nelson                                   $10,000

These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." Furthermore, these five investors are Accredited Investors.

On May 25, 1999, the Company's issued to Mr. Lu, as a bonus, options to purchase 2,500,000 of our common stock at $0.05 and options to purchase 1,000,000 shares of our common stock at $0.10 per share. The options expire on May 24, 2004. The options had an aggregate fair market value at date of grant of approximately $681,000. On July 24, 2001, the option prices for both options were reduced to $0.005 per share. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." Furthermore, Mr. Lu is an Accredited Investors.

 On May 25, 1999, the Company's issued to Mr. Schillen, as a bonus, options to purchase 500,000 shares of our common stock at $0.05 and options to purchase 500,000 shares of our common stock at $0.10 per share. The options expire on May 24, 2004. The options had an aggregate fair market value at date of grant of approximately $194,000. On July 24, 2001, the option prices for both options were reduced to $0.005 per share. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." Furthermore, Mr. Schillen is an Accredited Investors.

In July 1999, the Company engaged Sandy Lang for a period of one year to provide managerial and strategic planning for financial matters and expansion of the Company. Sandy Lang received an option to purchase 1,000,000 shares of our common stock exercisable at $0.10 per share in exchange for services to be rendered and the options expired on July 8, 2001. The option had an aggregate fair value at date of grant of approximately 40,000. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." Furthermore, Sandy Lang is an Accredited Investors.


On July 13, 1999, the Company engaged a consultant for a period of one year to provide advice to undertake for and consult with Company concerning managerial and strategic planning for financial matters and expansion of the Company. The consultant received an option to purchase 1,000,000 shares of our common stock exercisable at $0.10 per share in exchange for services to be rendered and the option shall expire on July 12, 2002. The option had an aggregate fair value at date of grant of approximately $127,000. These options had not been exercised as of March 31, 2002. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." Furthermore, this consultant is an Accredited Investors.

On August 2, 1999, the Company engaged two consultants for a period of one year to provide advice to undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities. The consultants received options to purchase a total of 1,965,000 of the Company's common stock exercisable at $.05 per share in exchange for services to be rendered and the options shall expire on August 2, 2000. The options had an aggregate fair value at date of grant of approximately $202,000. The options were exercised during the year ended March 31, 2000 by the forgiveness of $36,250 of principal and interest of debt outstanding for 725,000 shares and $50,000 cash and the forgiveness of $12,000 of accounts payable for 1,240,000 shares. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." Furthermore, these consultant are Accredited Investors.

On August 27, 1999, the Company granted to five employees, pursuant to the employment agreement, warrants to purchase 300,000 shares of common stock at an exercise price of $.10 per share with an expiration date of 9/01/02. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." Furthermore, these five employees are Accredited Investors.

In December 31,1999, $1,880,725 in related party payables were converted for two promissory notes of $1,071,225 to GJ Products Corporation and $809,500 to American Top Real estate, Inc. ("ATRE"), at a 7% interest rate, due September 30, 2001. In December 1999, GJ Products Corporation ownership was sold to a unrelated party. The GJ Products name was retained by the new owners. These notes were issued under the exemption to registration provided by Regulation D Rule 506.

On July 24, 2001, we authorized and approved the issuance of 140,343,755 shares of the company's common stock to ATRE upon the conversion by ATRE of the entire unpaid principal amount of $809,500 of its note and all accrued interest thereon in the amount of $102,734.41 as of July 23, 2001 at the conversion price of $0.0065 per share as of the close of business on July 23, 2001.

We also authorized and approved the issuance of 180,928,097 shares of our common stock to GJ Products Corporation upon the conversion of the entire unpaid principal amount of $1,037,775.00 of its note and all accrued interest thereon in the amount of $138,257.63 as of July 23, 2001 at the conversion price of $0.0065 per share as of the close of business on July 23, 2001. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." Furthermore, both ATRE and GJ Products are Accredited Investors.

On May 11, 2000, the Company sold 50 shares of Series A Convertible Preferred Stock ("Series A Preferred Stock") for total consideration of $500,000, or $10,000 per share. The May Davis Group, Inc. ("May Davis"), acted as placement agent for the offering. May Davis received a placement fee of $40,000 and the Company issued warrants to purchase 1,500,000 shares of Common Stock to May Davis and certain designees of May Davis and warrants to purchase 25,000 shares of Common Stock to Butler Gonzalez, LLP, counsel to May Davis. Such warrants are exercisable at a price of $.08 per share. These shares were issued under the exemption to registration provided by Regulation D Rule 506.

On June 1, 2000, the Company entered into three consulting agreements that will terminate on May 31, 2001, whereby the consultants will assist in the operation of the businesses of the Company including expansion of services, acquisitions and business opportunities. The consultants received options to purchase a total of 7,300,000 of our common stock exercisable at $.035 per share in exchange for services to be rendered and the options shall expire on May 31, 2001. In June and July of 2000, the Company received $215,500 in cash for the issuance of the 6,157,143 shares upon the exercise of these options.

The consultants exercised the option and the 7,300,000 shares were issued. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." Furthermore, these consultants are Accredited Investors.

On July 24, 2000, the Company granted a consulting firm options to purchase 600,000 shares at $0.05 per share. These options expire on July 24, 2003. To date these options have not been exercised. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." Furthermore, the consulting firm is an Accredited Investors.

On July 24, 2001, the Company granted three consulting firms options to purchase 27,000,000 shares at $0.005 per share. These options expire on July 23, 2002. These options were exercised on August 15, 2001. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." Furthermore, these consulting firms are Accredited Investors.

On October 18, 2001, the Company granted two consulting firms options to purchase 30,800,000 shares at $0.005 per share. These options expire on October 17, 2002. 15,800,000 of these options were exercised on November, 2001. As of March 31, 2002, 15,000,000 shares of these options have not been exercised. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." Furthermore, these consulting firms are Accredited Investors.

On November 16, 2001, the Company issued 58 shares of Series B Convertible Preferred Shares. These shares are convertible at the lesser of $.02 or 70% of the average of the closing bid prices of our common stock on any five trading days during the conversion of the Series B Convertible Preferred Shares. These shares were issued under the exemption to registration provided by Regulation D Rule 506.

On November 30, 2001, the Company granted a consulting firm an option to purchase 1,500,000 shares at $0.03 per share. Of such options, 1,000,000 shares will be exercisable immediately and 500,000 shares will be exercisable commencing on November 30, 2002 and will expire on November 29, 2002 and November 29, 2003, respectively. As of December 31, 2001, none of the options were exercised. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." Furthermore, the consulting firm is an Accredited Investors.

On January 30, 2002, the Company issued 29 shares of Series B Convertible Preferred Shares. These shares are convertible at the lesser of $.02 or 70% of the average of the closing bid prices of our common stock on any five trading days during the conversion of the Series B Convertible Preferred Shares. These shares were issued under the exemption to registration provided by Regulation D Rule 506.

ITEM 27. EXHIBITS.

   Exhibit
   Number                 Title of Exhibit
   -------                ----------------
   3.1   (4)      Certificate of Incorporation, as amended
   3.1.2 (8)      Certificate of Amendment to Certificate of Incorporation of
                   Diamond Entertainment Corporation filed with the State of New Jersey State Treasurer on May 11, 2000
   3.1.3 (8)      Certificate of Amendment to Certificate of Incorporation
                    of Diamond Entertainment Corporation filed with the State of New Jersey State Treasurer on July 6, 2000.
   3.1.4          Certificate of Amendment to Certificate of Incorporation of
                    Diamond Entertainment Corporation filed with the State of New Jersey State Treasurer on April 1, 2002.
   3.2   (4)      By-laws, as amended.
   4.1   (4)      Certificate for shares of Common Stock.
   5.1            Opinion of Naccarato & Associates
   10.1  (2)(3)   Employment Agreement effective as of January 1, 1991 between the Company and James K.T. Lu, and Amendment No. 1 to Employment Agreement, dated September 1, 1997
   10.2  (2)(3)   Employment Agreement effective as of August 16, 1991 between the Company and Jeffrey I. Schillen, and Amendment No.1 to Employment Agreement, dated September 1, 1997.
   10.3  (5)      Agreement of Merger dated May 13, 1997, between BDC
                   Acquisition Corp. and Beyond Design Corporation
   10.4  (6)      Agreement of Merger dated May 13, 1997, between BDC
                   Acquisition Corp. and Beyond Design Corporation.
   10.5  (6)      Consulting Agreement dated August 25, 1997 between the Company and George Furla.
   10.6  (6)      Consulting Agreement dated August 25, 1997 between the Company and Al Davis.
   10.7  (2)(6)   Consulting Agreement dated August 25, 1997 between the Company and Murray T. Scott.
   10.8  (6)      Consulting  Agreement dated August 25, 1997 among the Company and Bruce W. Barren and the EMCO/Hanover Group.
   10.9  (6)      Employment Agreements dated as of September 1, 1997, between the Company and various employees.
   10.10 (3)      Standard  Sublease  Agreement,  dated as of July  30,  1998, between the Company and Shinho Electronics & Communication, Inc., for executive offices on Carmenita Road, Cerritos, California.
   10.11 (3)      Standard Industrial/Commercial  Multi-Tenant Lease Agreement,
                   dated as of November 1, 1995, between the Company and Marquardt Associates, for offices on Marquardt Avenue, Cerritos, California

   Exhibit
   Number                 Title of Exhibit
   -------                ----------------
   10.12 (3)      Office  Lease  Agreement  dated  October  31, 1997,  between the Company and Freehold-Craig Road Partnership, for offices in Freehold, New Jersey
   10.13 (3)      Form of Sublease  Agreement  between the Company as sublessor and Vigor Sports, Inc. as subtenant, for offices on Marquardt Avenue, Cerritos, California.
   10.14 (7)      10%  Callable  Convertible Note,  dated  March 22, 1999,  in the principal amount of $50,000 issued to Mr. Lu.
   10.15 (7)      10% Callable  Convertible  Note,  dated  June  3, 1999, in the principal amount of $100,000 issued to Mr. Schillen.
   10.16 (8)      10% Callable Convertible Note,  dated  June  3, 1999,  in the principal amount of $100,000 issued to Mr. Schillen.
   10.17 (8)      Registration Rights Agreement, dated May 11, 2000 between the
                   Company and Anthony E. Rakos concerning the issuance and sale of shares of our Series A Convertible Preferred Stock.
   10.18 (8)      Registration Rights Agreement, dated May 11, 2000 between the
                   Company and Gerald Holland concerning the issuance and sale of shares our Series A Convertible Preferred Stock
   10.19 (8)      Registration Rights Agreement, dated May 11, 2000 between the
                   Company and Jeffrey Hrutkay, MD concerning the issuance and sale of shares of our Series A Convertible Preferred Stock.
   10.20 (8)      Registration Rights Agreement, dated May 11, 2000 between the
                   Company and Charles and Jane Adkins concerning the issuance and sale of shares of our Series A Convertible Preferred Stock.
   10.21 (8)      Registration Rights Agreement, dated May 11, 2000 between the
                   Company and Gordon D. Mogerley concerning the issuance and sale of shares of our Series A Convertible Preferred Stock.
   10.22 (8)      Registration Rights Agreement, dated May 11, 2000 between the
                   Company and Michelle Levite concerning the issuance and sale of shares of our Series A Convertible Preferred Stock.
   10.23 (8)      Registration Rights Agreement, dated May 11, 2000 between the
                   Company and Ralph Lowry Concerning the issuance and sale of shares of our Series A Convertible Preferred Stock.
   10.24 (8)      Registration Rights Agreement, dated May 11, 2000 between the
                   Company and John Bolliger concerning the issuance and sale of shares of our Series A Convertible Preferred Stock.
   10.25 (8)      Consulting Agreement dated June 1, 2000 between the Company and Peter Benz.
   10.26 (8)      Consulting Agreement dated June 1, 2000 between the Company and S. Michael Rudolph.
   10.27 (8)      Consulting Agreement dated June 1, 2000 between the Company and Owen Naccarato.
   10.28 (8)      2000 Stock Option Plan dated June 9, 2000.
   10.29          Stonestreet Convertible Series B Preferred Stock Purchase
                   Agreement, November 2001
   10.30          Stonestreet LP Warrant Agreement, November 2001
   10.31          Stonestreet Corp Warrant Agreement, November 2001
   10.32          Stonestreet Registration rights Agreement November 2001

   Exhibit
   Number                 Title of Exhibit
   -------                ----------------
   10.33          Filter International Convertible Series B Preferred Stock
                   Purchase Agreement, November 2001
   10.34          Filter International Warrant Agreement, November 2001
   10.35          Filter International Registration rights Agreement November
                   2001
   10.36          Kaufman Convertible Series B Preferred Stock Purchase
                   Agreement, November 2001
   10.37          Kaufman Warrant Agreement, November 2001
   10.38          Kaufman Registration rights Agreement November 2001
   10.39          Alpha Capital Convertible Series B Preferred Stock Purchase
                   Agreement, January 2002
   10.40          Alpha Capital Warrant Agreement, January 2002
   10.41          Alpha Capital and Bakmore S.A Registration rights Agreement
                   January 2002
   10.42          Balmore S.A. Convertible Series B Preferred Stock Purchase
                   Agreement, January 2002
   10.43          Balmore S.A Warrant Agreement, January 2002
   21.1  (8)      Subsidiaries of the Registrant.
   23.1           Consent of Merdinger, Fruchter, Rosen & Corso, P.C.
   23.2           Consent of Counsel, Naccarato & Associates (included in
                   Exhibit 5.1)


------------------------
(1)  Filed herewith.

(2) Indicated a management contract or compensatory plan or arrangement required to be filed.

(3) Incorporated by reference to Registrant's exhibits to the Annual Report on Form 10-KSB for the year ended March 31, 1998, filed December 24, 1998, (File Number 0-17953).

(4) Incorporated by reference to Registrant's Registration Statement on Form S-18 (File No. 33-33997).

(5) Incorporated by reference to the Registrant's Current Report on Form 8-K filed May 16, 1997, (File No. 0-17953).

(6) Incorporated by reference to the Registrant's Registration Statement on Form S-8, filed September 15, 1997 (File No. 333-35623).

(7) Incorporated by reference to Registrant's exhibits to the Annual Report on Form 10-KSB for the year ended March 31, 1999, filed July 14, 1999, (File Number 0-17953) and Annual Report on Form 10-KSB/A for the year March 31, 1999, filed August 23, 1999 (File Number 0-17953).

(8) Incorporation by reference to Registrant's exhibits to the Annual Report on Form 10-KSB/A for the year ended March 31, 2000, filed October 26, 2000 (File No. 0-17953)

UNDERTAKINGS

The undersigned registrant hereby undertakes that it will:

Undertaking  (a)

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ('230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.

     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Undertaking (e)

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 14A:3-5 of the New Jersey Business Corporation Act provides that: "Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such corporate agent did not meet the applicable standards of conduct set forth elsewhere in paragraphs 14A: 3-5
(2)(a) and 14A:
3-5(2)(b)."

Our By-Laws provide that, to the extent permitted under the New Jersey Business Corporation Act, we may indemnify any director, officer, employee or agent against his expenses and liabilities incurred in connection with any proceeding involving such persons by reason of the fact that he was serving in such capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Walnut, CA 91789




Registrant:       Diamond Entertainment Corporation

Signature                                 Title                     Date
---------------------------               -----                     ----

By:   /s/James K.T. Lu         President, Co-Chief Executive      April 18, 2002
      ----------------------   Officer, Principal Executive
      James  K.T. Lu           Officer and Director


By:   /s/Fred  U. Odaka        Chief Financial  Officer,          April 18, 2002
      ----------------------   Principle Financial
      Fred  U. Odaka           Officer and Principal
                               Accounting Officer



In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:


Signature                                 Title                     Date
---------------------------               -----                     ----

By:   /s/James K.T. Lu         President, Co-Chief Executive      April 18, 2002
      ----------------------    Officer and Director
      James K.T. Lu

By:   /s/Jeffrey I. Schillen   Executive Vice President,          April 18, 2002
      ----------------------   Co-Chief Executive Officer and
      Jeffrey I. Schillen      Director

By:   /s/Murray T. Scott       Director                           April 18, 2002
      ----------------------
      Murray T. Scott